UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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Chord Energy Corporation
(Name of Registrant as Specified In Its Charter)
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Chord Energy

2024

Notice of Annual Meeting of Shareholders and Proxy Statement

May 1, 2024 (Wednesday)
9:00 a.m. (Central Time)

Our Mission

Responsibly produce hydrocarbons while exercising capital discipline, operating efficiently, improving continuously, and providing a fun and rewarding environment for our employees.

Our Vision

Lead the oil and gas industry to meet the ever-growing demand for energy. Create opportunities and value for our employees, communities, and shareholders.

Values

Chord's success in fulfilling our mission and vision as leaders in the oil and gas industry relies on every team member living our values in harmony. These values have been established by Chord employees for the benefit of themselves, the company, and our communities. When we live our values, we are a safer, more sustainable, and more profitable organization.

CARE

The way we operate every day as a company and as individuals demonstrates who we are to the world. From the biggest decisions to the smallest actions, we choose to do what's right for each other, the company, and our communities. We are motivated and passionate about what we do, and we embrace the choices that make the world better for our stakeholders.

UNITY

We are one company, moving forward toward our common vision by the powerful cohesion of team member strengths and contributions. We embrace the diversity of perspectives, expertise, and experience that each of us has to offer, without endlessly striving to achieve consensus on every decision. Our team interactions are rooted in trust and conducted with transparency.

COURAGE

Challenging the status quo, facing our shortcomings, and engaging in honest, open debate promotes safety and enables continuous improvement, which forges the path to innovation and value creation. We are courageous in facing challenges and embracing opportunities, without being reckless or cavalier.

OWNERSHIP

To deliver on our mission, every team member must think like a business owner, recognizing that we all play a role in strengthening the company's efficiency and profitability. Each individual's performance impacts the organization and our ability to reach our goals. We remain committed to excellence by taking pride in our work every day and taking responsibility when we fall short.

RESILIENCE

As we strive to meet the demand for energy safely and responsibly, we will face challenges. While challenges may be unavoidable, we'll be prepared with a plan and will meet them head on with the benefit of our proven experience and willingness to learn and adapt. Our ability to adapt and our commitment to continuous improvement will position the company for continued success.

“The substantial progress made over the past several years has been the result of focusing on robust capital allocation practices and building a corporate culture centered on continuous improvement in all aspects of our business. We believe both of these items are critical to being a competitive company in a dynamic global commodity market.”

Dear Shareholders,
Chord Energy enters 2024 on strong footing following a series of achievements made over the past several years. 2023 marked our first full year as an integrated company following the 2022 merger between Oasis and Whiting. Since closing the transaction we have not only increased our organization’s size, but have become a better, more efficient, and more resilient company. Over the course of 2023 we shifted our development program to build on the best practices of both legacy organizations, including delivering more three-mile lateral wells, which increased capital efficiency and lowered Chord’s cost of supply. On February 21 of this year we announced plans to combine with Enerplus Corporation, which will create a combined company with a market capitalization of greater than $10 billion and a premier Williston Basin position with substantial flowing production and significant low-cost inventory. We expect the combination with Enerplus to allow us to build on the improvements made in 2023 and apply our learnings, and new best practices, in the core of the basin. We expect this to once again create a stronger, more efficient, more resilient, and more relevant entity for all our stakeholders.
The substantial progress made over the past several years has been the result of focusing on robust capital allocation practices and building a corporate culture centered on continuous improvement in all aspects of our business. We believe both of these items are critical to being a competitive company in a dynamic global commodity market. As a result of our efforts, the organization is delivering strong returns at a low reinvestment rate and significant free cash flow. A core tenant of our capital allocation philosophy is to return a significant portion of this free cash flow to investors, which we accomplish through a mix of a base and variable dividends along with share repurchases. We believe this instills discipline in the business and allows shareholders to benefit from both return on, and return of, their capital investment. Following the pending combination with Enerplus, Chord will have an enviable and durable position within the Williston Basin with meaningful opportunities to improve the company and drive returns even higher.
In 2023, approximately 50% of our wells were three-mile laterals, the highest level in our company’s history. Longer laterals are a more efficient way to develop our resource base as they allow for a compelling uplift to reserves per well relative to the incremental capital required. Also, longer laterals have less of an impact to the surrounding landscape, helping to reduce our environmental footprint.

Along those lines, and in keeping with our focus on continuous improvement, Chord continues to make progress on sustainability and, in 2023, published its inaugural sustainability report following the 2022 merger of Oasis and Whiting. In 2023 we made further progress, particularly in the areas of safety and emissions. We remain committed to delivering affordable and reliable energy in an increasingly sustainable and responsible manner and enhancing disclosure and improving performance in several key areas.
Finally, I’d like to thank our employees who have been central in driving our progress and results. I am proud and grateful of all their hard work which has made us a stronger company, benefited stakeholders and increased relevance with investors.
As we look forward, Chord will remain committed to its core values which have put the company in a strong position to succeed. We would appreciate your vote in support of the items described in the accompanying proxy statement.
Sincerely,
Daniel E. Brown
President and Chief Executive Officer

2024 Proxy Statement	1

"Strong corporate governance continues to be critical to aligning management and shareholder incentives while achieving strategic goals of the organization. In 2023, our executive compensation program succeeded in rewarding performance which created economic value and drove shareholder returns while benefiting stakeholders."

Dear Shareholders,
I was appointed Board Chair of Chord Energy's Board of Directors in January and am honored to have the opportunity to lead the board in building on the Company’s success while delivering value for our stakeholders. The macro environment remains volatile and uncertain, but Chord is strategically positioned to be in a competitive position through a lower cost structure, disciplined investment framework, flexible balance sheet and culture of continuous improvement.
The commodity markets have been turbulent in recent years as they evaluate various impacts to supply and demand and pace of the energy transition. There is a growing consensus that oil and natural gas will be essential components of the world energy mix for decades. Chord is prepared to succeed through the energy transition by continuing to prioritize producing cleaner, more efficient and more profitable energy, while working safely and being responsible stewards of our environment. Chord recently announced plans to combine with Enerplus in a strategic transaction the Board believes will add value enhancing scale to the organization, while putting the company in a position to benefit from improving returns, capital efficiency, low-cost inventory and a strong balance sheet.
Additionally, I’m happy to report important accomplishments on our sustainability and ESG endeavors in 2023, including the publication of Chord’s inaugural Sustainability Report following the 2022 merger of Oasis Petroleum and Whiting Petroleum, and continued progress in improving safety and emissions. We are fostering diversity at the Board level and across the organization, while having a positive impact on the communities in which we operate.
Strong corporate governance continues to be critical to aligning management and shareholder incentives while achieving strategic goals of the organization. In 2023, our executive compensation program succeeded in rewarding performance which created economic value and drove shareholder returns while benefiting stakeholders.
Going forward, Chord will remain focused on the things it can control which are likely to drive success through business and commodity cycles. We believe the company is well positioned to create and deliver value for our stakeholders against the backdrop of an evolving energy landscape. We look forward to continued success
Sincerely,

Susan M. Cunningham
Board Chair

2	2024 Proxy Statement

Notice of Annual Meeting of Shareholders

DATE AND TIME Wednesday, May 1, 2024 9:00 AM Central Time	LOCATION 1001 Fannin Street, Suite 1500 Houston, Texas 77002	RECORD DATE March 7, 2024

Items of Business

PROPOSALS		BOARD VOTE RECOMMENDATION	FOR FURTHER DETAILS

1	Election of nine Directors to serve until the Company's 2025 Annual Meeting.	“FOR” all nominees	Page 18
2	Advisory vote to approve executive compensation as described in the accompanying proxy statement.	“FOR”	Page 52
3	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2024.	“FOR”	Page 95

We will also transact such other business as may properly come before the Annual Meeting.	By order of the Board of Directors,
Houston, Texas March 19, 2024	Shannon B. Kinney Corporate Secretary

How to Vote

ONLINE www.proxyvote.com	BY PHONE 1-800-690-6903	BY MAIL Sign, date and return your proxy card in the enclosed envelope

IMPORTANT NOTICE REGARDING THE ELECTRONIC AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 1, 2024
Chord Energy Corporation (the "Company," "Chord," "we," "us," or "our") has elected to take advantage of the U.S. Securities and Exchange Commission (the “SEC”) rules that allow us to furnish proxy materials to the Company’s shareholders via the internet. These rules allow us to provide information that the Company’s shareholders need while lowering the costs and accelerating the speed of delivery and reducing the environmental impact of the 2024 Annual Meeting of Shareholders (the "Annual Meeting"). The Company is making this proxy statement and its Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”) available to its shareholders at www.proxyvote.com.
At the Annual Meeting, shareholders will not be voting on the recently-announced combination with Enerplus Corporation. Shareholders will receive a separate proxy statement and related materials before the special meeting we intend to hold to seek shareholder approvals as described under the “Recent Developments” section of the accompanying proxy statement.

2024 Proxy Statement	3

4	2024 Proxy Statement

Highlights

Company Overview

Chord Energy is an independent U.S. energy company that acquires, explores, develops, and produces crude oil, natural gas, and natural gas liquids to meet domestic and international demand. The Company was created through the joining of Oasis Petroleum and Whiting Petroleum, whose complementary strengths created a more resilient company, better positioned to deliver value creation through the evolving energy landscape.
Chord Energy has a premier Williston Basin position, a peer leading balance sheet, significant scale, and enhanced free cash flow generation, all of which enable us to provide value to our Stakeholders: Neighbors, Landowners, Communities, Employees, and Shareholders. We seek to responsibly and reliably deliver affordable energy vital for the prosperity of all. As a proud oil and gas operator, we’re committed to sustainably energizing the world today and tomorrow.

Business Strategy
Our operational and financial strategy is focused on rigorous capital discipline and generating significant, sustainable free cash flow by executing on the following strategic priorities:

Maximize Returns. We intend to maximize returns through efficiently executing our development program and optimizing our capital allocation, while evaluating our performance and focusing on continuous improvement.
Financial Strength. Our management team is focused on maintaining a solid risk management process to preserve our strong balance sheet and protect our cash generation capabilities.

Commitment to Excellence. We are focused on creating a durable organization that generates strong financial returns and sustainable free cash flow through commodity cycles.	Responsible Stewards. We are committed to our established ESG initiatives and seek to maintain a culture of continuous improvement in ESG practices.

2024 Proxy Statement	5

Highlights
2023 Operational and Financial Highlights

173,425 Boepd AVERAGE PRODUCTION VOLUMES	$10.41 per Boe LEASE OPERATING EXPENSES ("LOE")

$922.3MM E&P and OTHER CAPEX	636.2 MMBoe NET PROVED RESERVES(1)

94 gross (69 net) TIL'D OPERATED WELLS	3-mile laterals 50% 2023 WELLS

(1)Estimated as of December 31, 2023, with a Standardized Measure of $7.0 billion and PV-10 of $8.5 billion.

2023 Shareholder Return Highlights

$11.88 per share BASE PLUS VARIABLE CASH DIVIDEND FOR YEAR ENDED DECEMBER 31, 2023	$240.9MM COMMON STOCK REPURCHASED

Sustainability
At Chord, we are dedicated to responsibly meeting the world’s energy demands while continuously enhancing our environmental, social, and governance ("ESG") performance. We strongly believe that oil and natural gas will remain essential for delivering affordable and reliable energy crucial for global quality of life and economic development for decades to come. We further believe that the U.S., with its abundant resources, established rule of law, and robust regulatory framework, is well-positioned to meet future oil and natural gas demand.
We understand that a commitment to sustainable business operations begins at the top and requires proper governance. Chord’s ESG Committee, comprising members of the Board, works with other Board committees and our senior leadership team, including the Vice President of Sustainability, to drive ESG initiatives, including those related to climate, and to evaluate progress and integration as we strive for continuous improvement in our ESG performance.
This commitment to sustainable operations is also reflected in the Company's compensation programs. All employees, including executives, participate in an annual incentive plan that rewards the achievement of quantitative and qualitative metrics and performance targets that are of primary importance to the Company during the coming year, including targets related to safety, spills, and emissions. We believe that

6	2024 Proxy Statement

Highlights
setting specific performance targets in advance helps establish important benchmarks, communicates our top priorities to our executives and employees, and motivates them to achieve and exceed those goals.
The Company continues to make progress in reducing Scope 1 greenhouse gas ("GHG") emissions, improving safety performance, and making advancements in community engagement, workforce diversity, and climate-related governance. These results are shared in more detail in our inaugural sustainability report, released in 2023, with select highlights presented in the ESG Performance Summary below.
Advancing our ESG performance is a journey of continuous improvement. We expect our stakeholders, and society at large, will remain focused on GHG emissions reductions as the world evolves towards a lower carbon economy, and at Chord we are committed to doing our part. We are voluntarily working to align with the World Bank’s Zero Routine Flaring initiative, and we are using and testing a variety of emissions monitoring solutions to more quickly identify, fix, and redesign equipment that may emit GHG emissions. Additional ESG priorities we are progressing can be seen in the Looking Forward box below.
Chord encourages you to visit the “Sustainability” page on our website to access our Sustainability Report and corporate policies to learn more about the Company’s commitment to sustainability.

2024 Proxy Statement	7

Highlights
ESG Performance Summary
Highlights from our Sustainability Report issued in 2023

Environmental

SCOPE 1 INTENSITY 53% Decrease in operated Scope 1 GHG emissions intensity in 2022 since 2019	METHANE REDUCTION 47% Decrease in operated Scope 1 methane emissions intensity in 2022 since 2019	SPILL MANAGEMENT 54% Reduction in secondary containment spill intensity in 2022 since 2019	BIODIVERSITY <1% Proved or probable reserves in or near protected habitat sites or identified endangered species

Social

TURNOVER RATE 8% Voluntary turnover rate in 2022	SAFETY PERFORMANCE 47% Year-over-year reduction in Total Recordable Incident Rate as compared to 2021	DRIVING SAFETY 14% Year-over-year reduction in Preventable Vehicle Incident Rate as compared to 2021	SOCIAL INVESTMENT ~$1MM Donated to education, community, and mental health organizations in 2022
ESG Priorities
Looking Forward

SAFETY Working with peers and contractors to enhance safety performance and best practices as part of our efforts for continual improvement	EMISSIONS Focusing on Scope 1 and 2 GHG emissions data quality and methodology across years	GAS CAPTURE Continued improvement in gas capture, with 2024 gas capture target set at 96.0%	RISKS Enhancing disclosure regarding climate-related risks in line with the TCFD framework	DOCUMENTATION Documenting Scope 1 and 2 GHG emissions calculation processes and enhancing controls in preparation for compliance with new SEC and EPA disclosure rules

8	2024 Proxy Statement

Highlights
Human Capital Management
Our mission is to responsibly produce hydrocarbons while exercising capital discipline, operating efficiently, improving continuously and providing a rewarding environment for our employees. We seek to foster a culture of innovation and are constantly looking for ways to strengthen our organizational agility and adaptability. Executing this strategy in our highly competitive industry depends on our attracting, developing and retaining a highly effective and talented workforce. As of March 7, 2024, we employed 516 full-time employees and we utilize independent contractors to perform various field and corporate services as needed. Our current hiring plans focus on advancing talent attraction in our primary operating locations of Houston, Texas and Williston, North Dakota.

HEALTH AND SAFETY
We are committed to protecting the health and safety of our employees, contractors, and communities. To maintain our safety culture, we have developed a comprehensive safety management system and continue to monitor and update our safety policies and practices. In addition, safety training is provided regularly to all employees, and, in order to reinforce accountability, safety performance is integrated into our annual compensation program. We seek to partner only with contractors and vendors who share our commitment to safety.

COMPENSATION AND BENEFITS
Our total rewards program includes base pay and short- and long-term incentive opportunities for eligible employees, and benefits including retirement plan dollar matching, health insurance, income protection and disability coverage, paid time off, flexible work schedules, and financial and mental health wellness resources and services. We strive to competitively compensate our employees so that they feel valued and to enable us to attract, motivate, and retain high-level talent, as well as to increase employee focus on key performance goals, deepen commitment to our collective success and improve employee well-being. Our intent is for the compensation and benefits provided as part of our total rewards program to be fair and equitable across positions and locations, market competitive, based on merit, consistent with our values and transparent to our employees.

TRAINING, DEVELOPMENT AND CAREER OPPORTUNITIES
We are committed to the personal and professional development of our employees. Many of our employees work in disciplines that require highly specialized skills and subject-matter expertise, underpinning our ability to deliver on our strategic priorities. Employees are provided with training programs designed to develop skills in leadership, professional competencies, safety, and information and technology. Through these programs, employees develop skills to help them best perform in their current jobs as well as skills and experience that support long-term growth. Our robust approach to succession planning for key personnel includes assessing the competencies, experience, leadership capabilities and development opportunities of identified succession candidates. We will continue to build a pipeline of talent through our new graduate and intern hiring programs. We are also proud to sponsor and support various training, scholarship, and other charitable programs to support growth in our communities, including the Bakken Area Skills Center, Habitat for Humanity, OneGoal and Junior Achievement.

2024 Proxy Statement	9

Highlights

DIVERSITY, EQUITY AND INCLUSION
We believe a diverse and inclusive workforce provides the best opportunity to obtain unique perspectives, experiences and ideas to help our business succeed, and we are committed to creating an environment where every employee is valued and heard. We are an equal opportunity employer and do not discriminate on the basis of any characteristic protected by applicable law. We embrace an approach to talent attraction and promotion that enables all individuals to be evaluated based on their merit. To sustain and promote a diverse, equitable and inclusive workforce, we maintain a robust compliance program supported by annual certification by all employees to our Code of Business Conduct and Ethics Policy, as well as training programs on equal employment opportunity. Approximately 45% of our employees are women or members of a traditionally underrepresented racial or ethnic group, and 63% of our independent directors are women.

10	2024 Proxy Statement

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this proxy statement.

PROPOSAL 1

Election of Nine Directors

The Board recommends a vote FOR each director nominee.	See page 18

Director Nominees
The following provides summary information about each director nominee.

NAME	DIRECTOR SINCE	AGE	GENDER	COMMITTEE
				AR	CHR	ESG	NG
Susan M. Cunningham Board Chair	2022	68	F
Daniel E. Brown President and Chief Executive Officer of Chord Energy	2021	48	M
Douglas E. Brooks	2020	65	M
Samantha F. Holroyd $	2020	55	F
Paul J. Korus $	2022	67	M
Kevin S. McCarthy	2022	64	M
Anne Taylor	2022	68	F
Cynthia L. Walker $	2020	47	F
Marguerite N. Woung-Chapman	2021	58	F

= Chair	= Member	$ = Financial Expert	= Independent	AR = Audit and Reserves
CHR = Compensation and Human Resources		ESG = Environmental, Social and Governance	NG = Nominating and Governance

2024 Proxy Statement	11

Proxy Summary
Board Snapshot

Independence	Gender Diversity	Age

5
61-70 years
2
<50 years
60 years
Average Age
2
50-60 years

SKILLS & EXPERIENCE	TOTAL

Current or Past Public Company C-Suite Public company C-suite experience demonstrates a practical understanding of organizations, processes, strategy, risk, and risk management.	7

E&P Operations Industry experience provides valuable perspective on issues specific to our business within the E&P industry.	8

Capital Allocation/Investment The ability to allocate capital wisely is critical to the successful execution of our operational plans and to the protection of our shareholders' investment in us.	8

Financial Reporting & Accounting Financial reporting, audit knowledge, and experience in capital markets, both debt and equity, are critical to our business.	7

Environmental, Health and Safety Management EHS experience contributes to proper stewardship of our environmental and human resources, which are critical components of our success and license to operate.	6

Information Technology Experience in information technology, including cybersecurity risk, cloud computing, scalable data analytics, and big data technologies add exceptional value to our Board.	3

Business Development/M&A Business development skill and experience is highly valuable to the Company as we seek to execute our strategic vision and build scale accretively.	8

Compensation & Human Resources Human capital management experience is essential for effective oversight on matters such as culture, succession planning, talent development, and retention.	5

Risk Management/Sustainability Risk management/sustainability experience supports achievement of strategic business objectives and long-term value creation with a responsible, sustainable business model.	7

Corporate Governance Corporate governance experience supports our goals of strong board and management accountability, transparency, and protection of shareholder interests.	8

Legal & Regulatory Legal and regulatory experience offers valuable insight into the many regulations and governmental actions and decisions that affect our industry.	3

12	2024 Proxy Statement

Proxy Summary
Governance At-a-Glance
Following are highlights of our governance program.

Chord Governance

•Annual election of directors
•Majority voting and Director Resignation Policy in contested elections
•Shareholder right to call special meetings
•Shareholder proxy access
•Separate CEO and Board Chair
•Director stock ownership guidelines equal to 5x annual Board cash retainer
•No supermajority voting provisions
•No "poison pill" in effect
•Single class share capital structure
•Hedging, pledging, short sales of Company stock prohibited
•No restrictions on director access to management
•Board oversight of strategy and risk management
•Performance relative to strategic priorities impacts executive and employee compensation
•Quantitative ESG metrics impact executive and employee compensation
•Consistent shareholder engagement; demonstrated responsiveness to feedback

•Deep experience and diverse perspectives on the Board
•Annual skills matrix completed, evaluated, disclosed
•Robust annual Board and committee evaluation process with actionable follow-up
•Regular assessment of emerging needs for Board refreshment and skills
•Focus on diversity and directors with the right skills for the optimal enhancement of the current mix of talent and experience on the Board
•Independent Committee Chairs
•Regular executive sessions of independent directors at Board and committee meetings
•55% of Board members are women
•Women chair our Board and 100% of our Board committees
•Regular Board trainings on corporate governance and sustainability-related issues and access to additional materials and seminars provided

2024 Proxy Statement	13

Proxy Summary

PROPOSAL 2

Advisory Vote to Approve Executive Compensation

The Board recommends a vote FOR this proposal.	See page 52

Elements of Compensation
We view the various components of our compensation program as distinct but related, and we emphasize “pay for performance” by structuring our program so that a significant portion of our Executive Officers' total compensation is "at risk" and tied to the Company's long- and short-term financial, operational and strategic goals. The charts below reflect this allocation for our 2023 executive compensation program.
Historically, the Company has closely aligned executive compensation with Company performance by tying a majority of the value of our Named Executive Officers' compensation to the performance of the Company's common stock through grants of performance- and time-based RSU awards. Our annual cash incentive program is also performance-based.
While we did not employ a traditional long-term incentive compensation program in 2023, a majority of our 2023 Named Executive Officer compensation value was still tied to Company performance through our annual incentive program and grants of RSUs, as shown below.
2023 Compensation
In 2024, 72% of our CEO's target total compensation will be equity-based, with 67% of his equity compensation comprised of absolute TSR and relative TSR PSUs. His annual cash incentive opportunity, which is also performance-based, accounts for another 15% of his target total compensation. For additional information, please see "—Elements of Compensation" and "—Actions Taken for the 2024 Fiscal Year."
2024 Compensation

14	2024 Proxy Statement

Proxy Summary
The approximate allocation of the Company's direct compensation elements for the 2024 executive compensation program (consisting of base salary, annual performance-based cash incentives, performance share units ("PSUs") based on absolute and relative total shareholder return ("TSR") metrics, and time-based restricted stock units ("RSUs")) is shown below.

COMPENSATION ELEMENTS
CEO	OTHER NEOs	DESCRIPTION
Base Salary

•Fixed pay determined by position and level of responsibility •Competitively targeted within peer group

Annual Performance-Based Cash Incentive

•Aligns employees’ interest with those of shareholders
•Payment made based on achievement of specified Company performance goals
•Final payout subject to Board discretion
•Target payout is percentage of salary, which varies by position

Long-Term Equity-Based Compensation
Absolute TSR PSUs

•Contingent shares may be earned over 3-year periods depending upon TSR performance measured against specific premium return objectives
•Promote alignment with shareholder interests by rewarding the absolute increase in TSR
•Number of PSUs earned ranges from 0-300% of target

Relative TSR PSUs

•Contingent shares may be earned over 3-year periods depending upon relative TSR performance measured against a specified company peer group
•Promote alignment with shareholder interests by rewarding shareholder returns compared to potential alternative investments
•Number of PSUs earned ranges from 0-200% of target

Time-Based RSUs

•Contingent shares vest ratably over three years to promote retention of key executives •Value at-risk based on stock price performance

Other Employee Benefits
•Benefits available to all employees, including medical, dental, short- and long-term disability, health club subsidy, parking and 401(k) plan with employer matching of first 6% eligible compensation contributed

2024 Proxy Statement	15

Proxy Summary
Committee Oversight
Chord has a robust annual cycle to plan, review and execute the executive compensation process and to oversee the Company's strategies relating to talent, leadership, and culture. Our competitive business requires attracting, developing and retaining a motivated team inspired by leadership, engaged in meaningful work, motivated by growth opportunities and thriving in a culture that embraces diversity and inclusion. As described above, the CHR Committee is responsible for overseeing Chord’s human resources strategies and prioritizing our efforts to attract and retain employees and leaders with the skills and experience needed to achieve our strategic objectives in dynamic market conditions. During 2023, the CHR Committee engaged with management on several issues impacting Chord’s human capital strategy, including: effective employee engagement; positive corporate culture, executive and employee succession, and recruiting and retention.
Best Practices in Our Compensation Program
The CHR Committee reviews on an ongoing basis the Company’s executive compensation program to evaluate whether it supports the Company’s executive compensation philosophies and objectives and is aligned with shareholder interests. Our 2023 executive compensation practices include the following, each of which the CHR Committee believes reinforces our executive compensation objectives:

What We Do	What We Do Not Do

 Independent compensation consultant reports directly to the Committee
 Double-trigger change-in-control severance benefits
 Clawback Policy
 Robust stock ownership guidelines
 Annual Say-on-Pay vote
 Active Shareholder Engagement
 Limited perquisites
 Mitigation of undue risk

 No tax gross-ups
 No defined benefit pension plans or nonqualified deferred compensation plans
 No dividends on unearned performance-based awards under our LTIP
 LTIP does not allow repricing of underwater stock options without shareholder approval
 No pledging, hedging, or short sales of our securities

Shareholder Outreach

In 2023, we invited shareholders representing over 50% of shares outstanding to meet with us regarding compensation and ESG matters and other topics of interest to shareholders.	Shareholders representing ~ 25% of shares outstanding elected to participate in discussions with the Company’s executive management and provided valuable feedback.

Participants were supportive of the Company’s compensation program, and in line with recommendations, and consistent with the Company’s commitment to increase transparency and improve ESG performance, the Company included quantitative sustainability metrics as performance goals in its 2023 performance-based cash incentive award program.

16	2024 Proxy Statement

Proxy Summary

PROPOSAL 3

Ratification of Appointment of the Independent Registered Public Accounting Firm

The Board recommends a vote FOR this proposal.	See page 95

The Audit and Reserves Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for 2024.
The Board of Directors is submitting the appointment of PricewaterhouseCoopers LLP for ratification at the Annual Meeting. Although the submission of this matter for approval by shareholders is not required, we value the opinions of our shareholders and believe that shareholder ratification of the appointment is a good corporate governance practice.
If the shareholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit and Reserves Committee may reconsider the appointment of that firm as the Company’s independent registered public accounting firm.

2024 Proxy Statement	17

Board of Directors

PROPOSAL 1

Election of Directors

To the extent authorized by the proxies, the shares represented by the proxies will be voted in favor of the election of the nine nominees for director whose names are set forth herein. If for any reason any of these nominees is not a candidate when the election occurs, the shares represented by such proxies will be voted for the election of the other nominees named and may be voted for any substituted nominees or the Board may reduce its size. However, management of the Company does not expect this to occur.
Vote Required
Each of our directors will stand for election annually and must be elected by a majority of votes cast with respect to such director.

The board recommends a vote "FOR” each of the persons nominated.

18	2024 Proxy Statement

Board of Directors
Board Nominee Highlights
Our directors are diverse, industry-leading experts with an average of approximately 30 years of industry leadership experience across multiple disciplines.
Independence
Tenure

Age
Gender Diversity
Board Skills, Experience and Qualifications
The Board believes it is important for directors to possess a diverse array of backgrounds, skills, and achievements. When considering new candidates, the Nominating and Governance Committee (the “NG Committee”), with input from the Board, takes these factors into account as well as other appropriate characteristics, such as sound judgment, personal character and integrity. The Board’s commitment to diversity is reflected in the charter of the NG Committee, which states that the NG Committee will take into account in considering individual director candidates “diversity in professional experience, skills and background, and diversity in race, gender and other attributes, and the optimal enhancement of the current mix of talent and experience” on the Board. The Committee seeks to take reasonable steps to include diverse candidates in the pool of nominees and any search firm engaged by the Committee is instructed to seek diverse candidates.

2024 Proxy Statement	19

Board of Directors
To identify nominees, the NG Committee may, in its discretion, engage one or more search firms or solicit recommendations from existing directors and management. If existing directors or management are solicited, their recommendations would be considered by the NG Committee along with any recommendations that have been received from shareholders. The NG Committee Charter provides that the NG Committee must treat recommendations for directors that are received from the Company’s shareholders equally with recommendations received from any other source; provided, however, that in order for such shareholder recommendations to be considered, the recommendations must comply with the procedures outlined in the Company’s Bylaws and described in the Company’s proxy statement for its annual meeting of shareholders.
The Company's goal is to assemble and maintain a Board composed of individuals that not only bring a wealth of business and/or technical expertise, experience, and achievement, but that also demonstrate a commitment to ethics in carrying out the Board’s responsibilities with respect to oversight of the Company’s operations. We believe our current Board reflects these principles. With an average of over 30 years of industry experience, our directors have held leadership roles across the upstream, midstream, oil services, investing, banking, advising, and finance industries. Furthermore, 55% our directors are women, and they hold critical leadership positions of Board Chair, Audit and Reserves Committee Chair, Compensation and Human Resources Committee Chair, ESG Committee Chair, and NG Committee Chair.
A skill set chart follows that identifies the diversity of expertise, experience and characteristics that the Board believes contribute to an effective and well-functioning board. The lack of a check does not mean that the director does not possess that skill or experience. Rather, a check indicates that the item is a specific skill or experience that the director brings to the Board.

Skills & Experience
Current or Past Public Company C-Suite
E&P Operations
Capital Allocation/ Investment
Financial Reporting & Accounting
Environmental, Health and Safety Management
Information Technology
Business Development/ M&A
Compensation & Human Resources
Risk Management/Sustainability
Corporate Governance
Legal & Regulatory
Demographic Background
Tenure	3 years	3 years	1.5 years	3 years	1.5 years	1.5 years	1.5 years	3 years	2.5 years
Age	65	48	68	55	67	64	68	47	58
Gender	M	M	F	F	M	M	F	F	F

20	2024 Proxy Statement

Board of Directors

SKILLS & EXPERIENCE	TOTAL

Current or Past Public Company C-Suite Public company C-suite experience demonstrates a practical understanding of organizations, processes, strategy, risk, and risk management.	7

E&P Operations Industry experience provides valuable perspective on issues specific to our business within the E&P industry.	8

Capital Allocation/ Investment The ability to allocate capital wisely is critical to the successful execution of our operational plans and to the protection of our shareholders' investment in us.	8

Financial Reporting & Accounting Financial reporting, audit knowledge, and experience in capital markets, both debt and equity, are critical to our business.	7

Environmental, Health and Safety Management EHS experience contributes to proper stewardship of our environmental and human resources, which are critical components of our success and license to operate.	6

Information Technology Experience in information technology, including cybersecurity risk, cloud computing, scalable data analytics, and big data technologies add exceptional value to our Board.	3

Business Development/ M&A Business development skill and experience is highly valuable to the Company as we seek to execute our strategic vision and build scale accretively.	8

Compensation & Human Resources Human capital management experience is essential for effective oversight on matters such as culture, succession planning, talent development, and retention.	5

Risk Management/Sustainability Risk management/sustainability experience supports achievement of strategic business objectives and long-term value creation with a responsible, sustainable business model.	7

Corporate Governance Corporate governance experience supports our goals of strong board and management accountability, transparency, and protection of shareholder interests.	8

Legal & Regulatory Legal and regulatory experience offers valuable insight into the many regulations and governmental actions and decisions that affect our industry.	3

2024 Proxy Statement	21

Board of Directors
Board Diversity
The following matrix sets forth our directors’ self-identified gender identity and demographic characteristics that were voluntarily provided. Each of the categories listed in the matrix below has the meaning as it is used in Nasdaq Rule 5605(f) and related instructions.

Board Diversity Matrix
	As of March 19, 2024
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	5	4	─	─
Part II: Demographic Background
African American or Black	─	─	─	─
Alaskan Native or Native American	─	─	─	─
Asian	─	─	─	─
Hispanic or Latinx	─	─	─	─
Native Hawaiian or Pacific Islander	─	─	─	─
White	4	4	─	─
Two or More Races or Ethnicities	1	─	─	─

LGBTQ+	—
Did Not Disclose Demographic Background	—
Director Independence
To maintain a strong and independent board, all directors of the Company, other than Mr. Brown, are independent. The Company’s Corporate Governance Guidelines require the assessment of directors’ independence each year. A director cannot be considered independent unless the Board affirmatively determines that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment.
The Board has assessed the independence of each non-employee director nominee under the Company’s Corporate Governance Guidelines and the independence standards of the Nasdaq. The Board affirmatively determined that all eight non-employee directors (Mses. Cunningham, Holroyd, Taylor, Walker, and Woung-Chapman and Messrs. Brooks, Korus and McCarthy) are independent.

22	2024 Proxy Statement

Proposal 1 - Election of Directors
Who We Are
Our directors are diverse, industry-leading experts with an average of approximately 30 years of industry leadership experience across multiple disciplines. Each of our directors will stand for election annually and must be elected by a majority of shares voted. Set forth below is biographical information about each of the Company’s directors.

SUSAN M. CUNNINGHAM, 68

Director since: 2022 Houston, Texas	Committees: Compensation and Human Resources Environmental, Social and Governance

EXPERIENCE
•Advisor for Darcy Partners, a consulting firm (2017-2019)
•EVP, EHSR and New Frontiers, Noble Energy, Inc. (2014-2017)
•SVP, Gulf of Mexico, West Africa, and Frontier Ventures for Noble Energy, Inc.
•Variety of positions at Texaco U.S.A., Statoil Energy, Inc. and Amoco Corporation

Ms. Cunningham has more than 35 years of oil and gas industry experience and brings strong leadership skills and extensive exploration and production experience and knowledge developed as a senior executive of Noble Energy, Inc.

OTHER DIRECTORSHIPS
•Whiting Petroleum - ESG (Chair) and Audit Committees (2020-2022)
•Enbridge Inc. – Compensation Committee and Chair of the Sustainability Committee
•Chair of the Advisory Board to the Dean of the Faculty Science at McMaster University (Canada)
•Board of Directors of Oil Search (2018-2021)
•Board of Directors of Cliffs Natural Resources/Cleveland Cliffs (2005-2014)
EDUCATION
•BA, Geology and Physical Geography – McMaster University, Ontario Canada
•Advanced Management Program and Executive Coaching Certification – Rice University

Skills and Qualifications
Current or past public company C-Suite	Financial Reporting & Accounting	E&P Operations	Environmental, health and safety management
Capital Allocation/ Investment	Information Security	Risk Management/Sustainability	Legal & Regulatory

2024 Proxy Statement	23

Proposal 1 - Election of Directors

DANIEL E. BROWN, 48

President and Chief Executive Officer of Chord Energy Director since: 2021 Houston, Texas	Committees: None

EXPERIENCE
•Executive Vice President, U.S. Onshore Operations, Anadarko Petroleum Corporation (2017-2019)
•Vice President, Corporate Planning, Vice President, Operations, Senior Vice President, International and Deepwater Operations and Executive Vice President, International and Deepwater Operations, Anadarko (2013-2017)

Mr. Brown brings extensive experience from his 25 years in the oil and gas industry. His broad knowledge base developed during his career in U.S. onshore, Gulf of Mexico and international operations adds valuable perspective and enhances the Board’s expertise. Through his senior leadership positions at two large, well-respected, public energy companies, Mr. Brown has a deep knowledge of the strategic, financial, risk and compliance issues facing a publicly- traded company.

OTHER DIRECTORSHIPS
•Beacon Offshore Energy, LLC
•Board Chair of OMP GP LLC, general partner of Oasis Midstream Partners LP* (2021-2022)
•Western Midstream Partners, LP (2019)
•Western Gas Equity Partners, LP and Western Gas Partners, LP (2017-2019)
EDUCATION
•BS, Mechanical Engineering - Texas A&M University
•MBA, Rice University (Jones Scholar Award)

Skills and Qualifications
Current or past public company C-Suite	E&P Operations	Capital Allocation/ Investment	Environmental, health and safety management
Business Development/ M&A	Compensation & Human Resources	Risk Management/Sustainability	Corporate Governance

24	2024 Proxy Statement

Proposal 1 - Election of Directors

DOUGLAS E. BROOKS, 65

Director since: 2020 Montgomery, Texas	Committee: Environmental, Social and Governance

EXPERIENCE
•Advisor, Covalence Investment Partners (2024-present)
•Chord, Lead Independent Director (2022-2023)
•CEO, Oasis Petroleum Inc. (2020-2021)
•President, CEO and Director of Energy XXI Gulf Coast, Inc. until its sale to Cox Oil & Gas (2017-2018)
•President, CEO and Director of Yates Petroleum Corporation, a private E&P company until its merger with EOG Resources (2015-2016)
•CEO of Aurora Oil & Gas Limited until its acquisition by Baytex Energy (2012-2014)
•Founder and CEO of Compass Resources, a private equity sponsored resource exploration company (2006-2012)
•Marathon Oil Company for 24 years - Director, Western Hemisphere Business Development and Upstream M&A

Mr. Brooks provides extensive industry and executive and board leadership experience to the Board. Given his experience, he is well positioned to provide key insight into asset management, operations and strategy. Mr. Brooks was recognized by NACD among America's Top 100 Directors in 2022.

OTHER DIRECTORSHIPS
•California Resources Corporation, Nominating and Governance Committee and Finance Committee (2020-2023)
•Board Chair of Oasis Petroleum Inc. (2020-2022)
•Board Chair of OMP GP LLC, general partner of Oasis Midstream Partners LP (2020-2021)
•Chaparral Energy, Inc. (2017-2020)
•Madalena Energy Inc., a Canadian-based oil and gas company (now Centaurus Energy, Inc.) (2014-2020)
EDUCATION
•BS, Business Management - University of Wyoming, Casper
•MBA, Our Lady of the Lake University

Skills and Qualifications
Current or past public company C-Suite	E&P Operations	Capital Allocation/ Investment	Financial Reporting & Accounting
Environmental, health and safety management	Business Development/ M&A	Compensation & Human Resources	Risk Management/Sustainability
Corporate Governance	Legal & Regulatory

2024 Proxy Statement	25

Proposal 1 - Election of Directors

SAMANTHA F. HOLROYD, 55

Director since: 2020 Houston, Texas	Committees: Environmental, Social and Governance (Chair) Audit and Reserves, Audit Committee Financial Expert

EXPERIENCE
•Golden Advisory Services, LLC: Founding Manager, Independent Corporate Advisor
•Lead Independent Director, Oasis Petroleum (2020-2021)
•Managing Director at Lantana Energy Advisors (2018-2020)
•Managing Director at TPG Sixth Street Partners (2016-2018)
•Technical Director at Denham Capital Management LP (2011-2016)
•Global Reserves Audit Manager and Business Opportunity Manager at Royal Dutch Shell PLC
•Vice President of EIG Global Energy Partners
•Vice President of Ryder Scott Company

Ms. Holroyd is a Certified Corporate Director and is ESG Certified by the National Association of corporate Directors (NACD), FINRA Series 7 & 63 licenses and Registered as a Professional Engineer in the State of Texas. Through Golden, Ms. Holroyd advises executive managers, boards, and investors on emerging and green technologies supporting carbon reductions, climate change and sustainability. Ms. Holroyd’s operational, reserves, investment and strategic expertise are invaluable to Chord as a public company navigating a dynamic market environment.

OTHER DIRECTORSHIPS
•Amerant Bancorp, Risk Committee, Corporate Nominating, Governance & Sustainability Committee (2022-2024)
•Crestwood Equity GP and Crestwood Equity Partners LP (2022)
•Gulfport Energy, an independent natural gas company (2020-2021)
EDUCATION
•BS, Petroleum Engineering - Colorado School of Mines

Skills and Qualifications
E&P Operations	Capital Allocation/ Investment	Financial Reporting & Accounting	Business Development/ M&A
Risk Management/Sustainability	Legal & Regulatory

26	2024 Proxy Statement

Proposal 1 - Election of Directors

PAUL J. KORUS, 67

Director since: 2022 Littleton, Colorado	Committees: Audit and Reserves, Audit Committee Financial Expert Environmental, Social and Governance

EXPERIENCE
•SVP and CFO, Cimarex Energy Co., (2002-2015)
•SVP and CFO, Key Production Company (1999-2002)
•Gas Research Analyst at an investment banking firm
•Apache Corporation – various positions including corporate planning, information technology and investor relations

Mr. Korus has more than 35 years of oil and gas industry experience and brings strong financial and accounting expertise, having served as Chief Financial Officer of Cimarex Energy Co., as well as his experience having served as a CPA and a director of several other public energy companies.

OTHER DIRECTORSHIPS
•PDC Energy, Inc. (2020-2023)
•Crestwood Equity GP and Crestwood Equity Partners LP (2022)
•Whiting Petroleum, Audit (Chair) and Nominating and Governance Committees (2020-2022)
•SRC Energy Inc. (2016-2022)
•Antero Midstream Partners LP (2019)
•Antero Resources Corporation (2018-2021)
EDUCATION
•BS, Economics - University of North Dakota
•MS, Accounting - University of North Dakota

Skills and Qualifications
Current or past public company C-Suite	E&P Operations	Capital Allocation/ Investment	Financial Reporting & Accounting
Environmental, health and safety management	Information Security	Business Development/ M&A	Risk Management/Sustainability
Corporate Governance

2024 Proxy Statement	27

Proposal 1 - Election of Directors

KEVIN S. MCCARTHY, 64

Director since: 2022 Houston, Texas	Committees: Compensation and Human Resources Nominating and Governance

EXPERIENCE
•Vice Chairman, Kayne Anderson Capital Advisors, L.P. (2019-2023)
•CEO Kayne Anderson’s closed-end funds (2004-2019)
•Chairman of the Board for Kayne Anderson’s closed-end funds (2004-2020)
•Range of leadership positions, including global head of energy investment banking at UBS Securities and similar positions at PaineWebber and Dean Witter

Mr. McCarthy has significant energy finance and investment experience with deep knowledge of oil and gas commodity markets and oil and gas companies both as an investment banker and from having served as Chairman and Chief Executive Officer at Kayne Anderson.

OTHER DIRECTORSHIPS
•Kinetik Holdings Inc., Compensation and Audit Committees
•PAA GP Holdings LLC, Nominating and Governance and ESG Committees
•Whiting Petroleum - Chairman of the Board, Compensation and Human Resources and Nominating and Governance Committee (2020-2022)
•Kayne Anderson Public Funds (2004-2020)
•ONEOK, Inc., Compensation and Nominating and Governance Committees (2015-2017)
•Range Resources Corporation - Compensation Committee (2005-2018)
EDUCATION
•BA, Economics and Geology – Amherst College
•MBA, Finance – Wharton School at the University of Pennsylvania

Skills and Qualifications
Current or past public company C-Suite	E&P Operations	Capital Allocation/ Investment	Financial Reporting & Accounting
Business Development/ M&A	Compensation & Human Resources	Corporate Governance

28	2024 Proxy Statement

Proposal 1 - Election of Directors

ANNE TAYLOR, 68

Director since: 2022 Houston, Texas	Committees: Compensation and Human Resources (Chair) Nominating and Governance

EXPERIENCE
•AT Strategies LLC, a private consulting firm
•Deloitte (1987-2018) - Vice Chairman, Mid-America Regional Managing Partner, Houston Managing Partner; U.S. Chief Strategy Officer and Global Leader for e-business

Ms. Taylor brings to the Board significant and valuable experience in business strategy development and execution, technology, management and leadership, talent development and corporate governance, as well as energy industry and public company knowledge.

OTHER DIRECTORSHIPS
•Conway MacKenzie (2019-2022)
•Deloitte (2001-2004)
•Group 1 Automotive, Inc., Compensation & Human Resources (Chair) and Audit Committees
•Memorial Hermann Hospital System, Children's (Chair), Compensation and HR Committees
•Southwestern Energy Company - Compensation (Chair) and Audit Committees
•Whiting Petroleum, Compensation and Human Resources (Chair) and ESG Committees (2020-2022)
EDUCATION
•BS and MS, Civil Engineering – University of Utah
•Ph.D. Studies, Engineering - Princeton University

Skills and Qualifications
Financial Reporting & Accounting	Information Security	Business Development/ M&A	Compensation & Human Resources
Risk Management/Sustainability	Corporate Governance

2024 Proxy Statement	29

Proposal 1 - Election of Directors

CYNTHIA L. WALKER, 47

Director since: 2020 Houston, Texas	Committees: Audit and Reserves (Chair), Audit Committee Financial Expert Nominating and Governance

EXPERIENCE
•CEO of TES-H2 and Chief Strategy Officer of TES-H2 Group (October 2022-present)
•Occidental Petroleum (2012-2019) - Senior Vice President, Midstream and Marketing; Senior Vice President, Strategy and Development; Executive Vice President and Chief Financial Officer
•Managing Director in the Global Natural Resources Group and Mergers & Acquisitions Group in the Investment Banking Division at Goldman, Sachs & Co.

Ms. Walker brings extensive financial expertise and executive management experience to the Board. Her investment banking experience provides insight into the investor perspective.
OTHER DIRECTORSHIPS •Sempra, Audit Committee and Safety, Sustainability & Technology Committee (2018-2023) EDUCATION •BBA, The University of Texas at Austin

Skills and Qualifications
Current or past public company C-Suite	E&P Operations	Capital Allocation/ Investment	Financial Reporting & Accounting
Environmental, health and safety management	Business Development/ M&A	Risk Management/Sustainability	Corporate Governance

30	2024 Proxy Statement

Proposal 1 - Election of Directors

MARGUERITE N. WOUNG-CHAPMAN, 58

Director since: 2021 Houston, Texas	Committees: Nominating and Governance (Chair) Compensation and Human Resources

EXPERIENCE
•Served as Senior Vice President, General Counsel and Corporate Secretary of Energy XXI Gulf Coast, Inc., an oil and natural gas company (2018)
•General Counsel and Corporate Secretary at EP Energy Corporation, other roles included Senior Vice President, Land Administration (2012-2017)
•Various roles at El Paso Corporation and its predecessors, including as Vice President, Legal Shared Services, Corporate Secretary and Chief Governance Officer (1991-2012)

Ms. Woung-Chapman brings extensive experience in management and strategic direction of publicly-traded energy companies. Her combination of corporate governance, regulatory, compliance, corporate and asset transactional, legal and business administration experience provides valuable perspective.

OTHER DIRECTORSHIPS
•Summit Midstream Partners, LP, Nominating, Governance and Sustainability Committee Chair, Compensation Committee
•Texas Pacific Land Corporation, Audit Committee, Nominating and Governance Committee
EDUCATION
•BS, Linguistics - Georgetown University
•J.D. - Georgetown University Law Center

Skills and Qualifications
Current or past public company C-Suite	E&P Operations	Capital Allocation/ Investment	Environmental, health and safety management
Business Development/ M&A	Compensation & Human Resources	Corporate Governance	Legal & Regulatory

2024 Proxy Statement	31

Proposal 1 - Election of Directors
Director Nomination and Refreshment

Identification	Assessment	Selection

The NG Committee seeks to identify individuals qualified to be nominated for the Board.
To identify nominees, the NG Committee may, in its discretion, engage one or more search firms or solicit recommendations from existing directors and management.

Prior to recommending the nomination of a person for election as a director of the Board, the NG Committee may consider, as applicable, each candidate’s:
•Past Board and committee meeting attendance and performance
•Individual director evaluations
•Length of Board service
•Personal and professional integrity, including commitment to the Company’s core values
•Relevant experience, skills, qualifications and contributions
•Independence under applicable standards
•Diversity in experience, skills and background
•Business judgment
•Service on boards of directors of other companies and other time commitments
•Openness and ability to work as part of a team
•Willingness to commit the required time to serve as a Board member
•Familiarity with the Company and its industry
The goal is to assemble and maintain a Board composed of individuals that not only bring a wealth of business and/or technical expertise, experience, and achievement, but that also demonstrate a commitment to ethics in carrying out the Board’s responsibilities with respect to oversight of the Company’s operations.

Proxy Access Nominations by Shareholders
Eligible shareholders, or a group of up to 20 shareholders and beneficial owners who have owned an aggregate of at least 3% of the voting power of the Company’s outstanding common stock continuously for at least three years, may nominate a candidate for election to the Board for inclusion in the Company’s proxy materials in accordance with the proxy access provisions of Section 3.14 of the Company's Bylaws.

32	2024 Proxy Statement

Corporate Governance

Governance At-a-Glance
The Board and management believe that one of their primary responsibilities is to promote a corporate culture of accountability, responsibility and ethical conduct throughout the Company. The Company is committed to maintaining high standards of business conduct and corporate governance, which we believe is essential to operating our business efficiently, maintaining our integrity in the marketplace and serving our shareholders.
Following are highlights of our governance program.

Chord Governance

•Annual election of directors
•Majority voting and Director Resignation Policy in contested elections
•Shareholder right to call special meetings
•Shareholder proxy access
•Separate CEO and Board Chair
•Director stock ownership guidelines equal to 5x annual Board cash retainer
•No supermajority voting provisions
•No "poison pill" in effect
•Single class share capital structure
•Hedging, pledging, short sales of Company stock prohibited
•No restrictions on director access to management
•Board oversight of strategy and risk management
•Performance relative to strategic priorities impacts executive and employee compensation
•Quantitative ESG metrics impact executive and employee compensation
•Consistent shareholder engagement; demonstrated responsiveness to feedback

•Deep experience and diverse perspectives
•Annual skills matrix completed, evaluated, disclosed
•Robust annual Board and committee evaluation process with actionable follow-up
•Regular assessment of emerging needs for Board refreshment and skills
•Focus on diversity and directors with the right skills for the optimal enhancement of the current mix of talent and experience on the Board
•Independent Committee Chairs
•Regular executive sessions of independent directors at Board and committee meetings
•55% Board members are women
•Women chair our Board and 100% of our Board committees
•Regular Board trainings on corporate governance and sustainability-related issues and access to additional materials and seminars provided

2024 Proxy Statement	33

Corporate Governance
Board Structure and Operations
The Board is responsible for the control and direction of the Company. The diversity and strength of the directors’ professional and leadership experience allows for open and robust dialog and decision-making ability, including with respect to the Board’s leadership structure.
Board Leadership Structure
The Company’s Corporate Governance Guidelines contain the Board’s policy that the offices of Board Chair and CEO should be held by two different individuals. However, our Bylaws do permit the same person to hold both positions, for there to be an Executive Chair, or for there to be a Board Chair that is not otherwise independent, so long as the Board appoints a Lead Independent Director for any period in which the Board Chair is not independent.
Factors that the Board considers in reviewing its leadership structure and making this determination include, but are not limited to, the current composition of the Board, the policies and practices in place to provide independent Board oversight of management, the Company’s circumstances and the views of our shareholders and other stakeholders. Changes in the Board’s leadership structure will be reflected on our website shortly after becoming effective and disclosed in compliance with applicable regulatory requirements.

BOARD CHAIR	PRESIDENT & CEO

Susan M. Cunningham	Daniel E. Brown

•Presides over Board meetings
•Approves agenda for Board meetings with input from CEO
•Provides advice and counsel to the CEO
•Facilitates communications among the other members of the Board
•Serves as the Board’s contact for employee and shareholder communications with the Board
•Calls special meetings of the Board
•Presides over shareholder meetings
•Approves retention of advisors that report directly to the Board

•Possesses extensive knowledge and deep understanding of the industry, business, and challenges we face
•Prioritizes matters for the Board through his day-to-day insight into our challenges and opportunities
•Leads execution of Company strategy to maximize shareholder value
•Develops strong executive management team

34	2024 Proxy Statement

Corporate Governance
The non-management directors of the Board regularly meet in executive session without the CEO or other members of management present. During 2023, while serving as Lead Independent Director, Mr. Brooks presided at these meetings and provided the Board’s guidance and feedback to the Company’s Executive Chair and management team, to which the Board has full access. Since the beginning of 2024, Ms. Cunningham, our independent Board Chair, has led these sessions.
Board Committees
The Board has four standing committees: the Audit and Reserves Committee, the Compensation and Human Resources Committee, the ESG Committee, and the Nominating and Governance Committee. Each of our standing committees has a charter that is publicly available on the Company’s website at
ir/chordenergy.com/corporate-governance.

AUDIT AND RESERVES COMMITTEE

CURRENT MEMBERS
•Cynthia L. Walker (Chair)
•Samantha F. Holroyd
•Paul J. Korus
QUALIFICATIONS
•The Board has identified Cynthia Walker, Samantha Holroyd, and Paul Korus as qualified financial experts and has designated each of them as “Audit Committee Financial Experts” as defined by the SEC.
•All members of the Audit and Reserves Committee are independent under the applicable rules of the Nasdaq, the SEC, and the Company’s independence standards.

KEY RESPONSIBILITIES
•Directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm, which reports directly to the committee, and each year, the committee reviews the independent registered public accounting firm’s qualifications, independence and performance.
•Assists the Board with its oversight of the integrity of the Company’s consolidated financial statements, the appointment, compensation, and performance of the Company’s internal auditor, the integrity of the estimates of the Company’s oil, natural gas and natural gas liquid reserves, the independence, qualifications and performance of the Company’s independent reservoir engineers, compliance by the Company with legal and regulatory requirements and the Company’s monitoring of cybersecurity risk.
The Audit and Reserves Committee meets regularly with representatives of the independent registered public accounting firm, the independent reservoir engineers, and with the internal auditor for these purposes.

2024 Proxy Statement	35

Corporate Governance

COMPENSATION AND HUMAN RESOURCES COMMITTEE

CURRENT MEMBERS
•Anne Taylor (Chair)
•Susan M. Cunningham
•Kevin S. McCarthy
•Marguerite N. Woung-Chapman
QUALIFICATIONS
•All of the members of the Compensation and Human Resources Committee are independent under the rules of the Nasdaq and the Company’s independence standards.

KEY RESPONSIBILITIES
•Oversees the compensation of the Company’s directors and executive officers and the Company's agreements, plans, policies and programs to compensate the Company's employees other than executive officers.
•Annually evaluates the performance of the Company’s CEO and other executive officers in light of the Company’s executive compensation goals and objectives, and reviews with management and recommends inclusion of the Compensation Discussion and Analysis (the “CD&A”) section in the proxy statement for the annual meeting of shareholders.
The CD&A included in this proxy statement contains additional information about the Compensation and Human Resources Committee. In carrying out its duties, the committee has direct access to outside advisors, independent compensation consultants and others to assist them. The committee also oversees strategies and initiatives related to human capital management, including employee engagement and diversity, equity and inclusion.

THE ENVIRONMENTAL, SOCIAL AND GOVERNANCE COMMITTEE

CURRENT MEMBERS
•Samantha F. Holroyd (Chair)
•Douglas E. Brooks
•Susan M. Cunningham
•Paul J. Korus
QUALIFICATIONS
•All of the members of the ESG Committee are independent under the rules of the Nasdaq and the Company’s independence standards.

KEY RESPONSIBILITIES
•Oversees the Company’s general approach, strategies, and goals for addressing ESG matters relevant to the Company. The committee additionally monitors the Company’s policies, controls and systems for ESG matters and broader ESG trends, including climate change, economic policy, natural resource policy, environmental, and health and safety matters.
•Oversees the publication of the Company’s sustainability-related disclosure and assists the Board with its oversight of the Company’s ESG-related policies and programs, including its commitment to protect the health and safety of the Company’s workers and the communities in which we operate, promote sustainability and minimize the Company’s adverse impact on the environment, and comply with environment-related laws.
•Provides oversight and recommendations related to the Company’s commitment to socially responsible business conduct and the promotion of diversity, compliance with related laws, and the support of charitable organizations and community affairs.

36	2024 Proxy Statement

Corporate Governance

THE NOMINATING AND GOVERNANCE COMMITTEE

CURRENT MEMBERS
•Marguerite N. Woung-Chapman (Chair)
•Kevin S. McCarthy
•Anne Taylor
•Cynthia L. Walker
QUALIFICATIONS
•All of the members of the NG Committee are independent under the rules of the Nasdaq and the Company’s independence standards

KEY RESPONSIBILITIES
•Identifies and recommends potential Board and committee members, oversees evaluation of the Board’s performance, assesses the Company’s Corporate Governance Guidelines and reviews the monitoring of the Company’s compliance programs and Corporate Code of Business Conduct and Ethics.
•Reviews relationships between the Company and directors to determine satisfaction of applicable independence standards, advises the Board on the need for any changes in its size and composition, oversees succession planning of the CEO and makes recommendations to the Board on the selection of a Lead Independent Director if the Board Chair is not independent.
•Reviews and recommends proposed changes to the Company’s Certificate of Incorporation and Bylaws to the Board, provides oversight of engagement with shareholder proposals and recommends Board responses to such proposals.

Compensation Committee Interlocks and Insider Participation
Mses. Cunningham, Taylor and Woung-Chapman and Mr. McCarthy currently serve on the Compensation and Human Resources Committee. During 2023, none of the directors who served on the Compensation and Human Resources Committee (i) was an officer or employee of the Company, or (ii) had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K; and none of the Company’s executive officers served as a director or member of the compensation committee (or other committee performing similar functions) of any other entity of which an executive officer served on the Board or the Compensation and Human Resources Committee.

2024 Proxy Statement	37

Corporate Governance
Director Engagement
Meeting and Attendance
During 2023, the Company's Board and committee meetings were as follows:

15 meetings THE BOARD	10 meetings COMPENSATION AND HUMAN RESOURCES COMMITTEE	4 meetings ENVIRONMENTAL, SOCIAL AND GOVERNANCE COMMITTEE

5 meetings AUDIT AND RESERVES COMMITTEE	5 meetings NOMINATING AND GOVERNANCE COMMITTEE

Director attendance for Board and committee meetings averaged 99% of the total number of meetings of the Board and committees on which the Director served.	100% of the directors attended the Chord 2023 annual meeting of shareholders.

As set forth in the Company’s Corporate Governance Guidelines, all directors are expected to attend each annual meeting of shareholders.
Board Education and Onboarding
The Board has an orientation and onboarding program for new directors and provides continuing education for all directors that is overseen by the Nominating and Governance Committee.

New Director Orientation	The orientation program is tailored to the needs of each new director depending on his or her level of experience serving on other boards and knowledge of Chord and the oil and gas industry. Materials provided include information on Chord's strategic plans, financial matters, and governance practices. The onboarding process includes a series of meetings with members of senior management and their staff for briefings on our operations, financial strategies, and values. The orientation program may include a visit to our field sites.

Continuing Education	Continued Education is provided during Board and committee meetings and is focused on topics that are designed to assist directors in fulfilling their duties, including reviews of compliance and governance developments; learning opportunities through site visits; and briefings on topics that present special risks and opportunities to Chord. Education often takes the form of “white papers” covering timely subjects or topics. As part of the Board’s annual evaluation process, directors are asked to identify areas where they feel continuing education would be helpful.

Beyond the Boardroom	Directors may attend educational seminars and programs sponsored by external organizations. Chord covers the reasonable expenses for a director’s participation in applicable outside continuing education up to $5,000 annually.

38	2024 Proxy Statement

Corporate Governance
Board Evaluation Process
At the end of each year, the Board and each Committee conducts an evaluation of its performance for the year. This evaluation process is led by the Nominating and Governance Committee. The NG Committee receives comments from all directors and reports to the full Board with an assessment of the Board's performance. Committee chairs report to the full Board regarding the assessment of their Committee's performance. Periodically, the NG Committee may retain an independent third party to manage the evaluation process as part of Chord's efforts to remain as thorough and transparent as possible.
For 2024, we expect the Board and Committee evaluation to be conducted substantially in the following manner:

1
EVALUATION QUESTIONNAIRES
•Formal opportunity for directors to identify potential improvements
•Solicit candid input from each director regarding the performance and effectiveness of the Board, its committees, and individual directors

2	INDIVIDUAL INTERVIEWS •Board Chair has an in-depth conversation with each member of the Board

3	REVIEW OF FEEDBACK •Board Chair reviews questionnaire and interview responses with NG Committee •Board Chair reviews questionnaire and interview responses with full Board in executive session

4	USE OF FEEDBACK •The NG Committee develops recommendations •The NG Committee and the Board Chair identify areas for improvement of individual directors and of the Board as a whole

The NG Committee uses the results of individual director evaluations as a part of the nomination process for the next annual meeting.

5
CHANGES IMPLEMENTED
•As a result of prior evaluation processes, the Board has strengthened its structure and procedures in the following ways over the past few years:
•Improved efficiencies at meetings
•Individual director coaching
•Added highly-skilled directors to enhance the Board's composition

2024 Proxy Statement	39

Corporate Governance
Board’s Role and Responsibilities
Oversight of Strategy
Our Board is responsible for overseeing the development of the Company’s strategy, which articulates the Company’s strategic objectives for its business, helps establish and maintain an effective risk management structure and control function, and provides direction to senior management to determine which business opportunities to pursue. At the beginning of each year, our senior management presents its annual business plan to the Board, and the Board discusses the Company’s results relative to the plan periodically throughout the year. The Board holds senior management accountable for effectively implementing the Company’s strategy consistent with its risk appetite, while seeking to maintain an effective risk management framework and system of internal controls. Each year the Board holds an offsite strategy meeting to conduct a deep dive into the Company’s strategic goals, timeline to achieve these goals and execution plans.
Oversight of Risk Management

BOARD OF DIRECTORS

The Board has overall responsibility for risk oversight. A fundamental part of risk oversight is not only understanding the material risks that the Company faces in the short-, medium-, and long-term, and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the Board in reviewing our business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk for the Company. The Board has delegated oversight responsibility related to certain risks to its Committees, and the entire Board is regularly informed through committee reports and by management about the known risks to the strategy and the business of the Company. Except as described, the administration of the Board's oversight function does not have an effect on the Board's leadership structure.

AUDIT AND RESERVES	COMPENSATION AND HUMAN RESOURCES

Our Audit and Reserves Committee works closely with our management team to review and assess financial, commodity price, and cybersecurity related risks.
•Discusses with management the Company’s guidelines and policies related to risk management, including exposure to financial risk, commodity price risk and cybersecurity risk.
•Oversees the accounting and financial reporting processes of the Company and the audits of the Company’s consolidated financial statements.
•Monitors integrity of reserves estimates and performance of reserve engineers.

The CHR Committee oversees risks and mitigation practices as they relate to compensation and human capital management.
•Evaluates the compensation policies and practices for all employees for any material risks that are reasonably likely to have a material adverse effect on the Company and to align the compensation programs with shareholders’ best interests and avoid motivating the Company’s employees to take excessive risks in the course of their employment.
•Oversees strategies and initiatives related to human capital management, including employee engagement and diversity, equity and inclusion.

40	2024 Proxy Statement

Corporate Governance

ENVIRONMENTAL, SOCIAL AND GOVERNANCE	NOMINATING AND GOVERNANCE

The ESG Committee reviews and monitors our controls, policies, and systems relating to ESG matters, including climate change, economic policy, natural resource policy, environmental, health and safety, and social and community matters.
•Reviews and makes recommendations to the Board regarding policies, programs and practices to ensure that management and the Board are aligned in their assessment of public policy and reputational risk in the business.
•Reviews and makes recommendations to the Board regarding the Company’s operational risks and such other risks as may be delegated to the Committee by the Board.

The NG Committee oversees management of the Company’s compliance and governance programs, including the Corporate Code of Business Conduct and Ethics.
•Oversees the management of the Company's compliance and governance programs, including the Corporate Code of Business Conduct and Ethics, by the Company's Compliance Officer.
•Reviews emerging corporate governance regulations and best practices applicable to the Company and develops appropriate recommendations to the Board.

MANAGEMENT

Chord's senior management is responsible for assessing and managing Chord's various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies. Chord has developed an integrated approach to risk management, including its enterprise risk management ("ERM") framework, to help determine how best to identify, manage, and mitigate significant risks throughout Chord. Senior management works with external advisors and consults with Chord's peer group on the broader risk landscape to help inform Chord's decisions, policies and procedures. Management regularly assesses, tracks, and reports to the Board and its committees on a variety of identified risks.

Enterprise Risk Management
With oversight from the Board, management formalized its ERM program to maintain organizational reliability and to protect against possible disruptions. As part of the ERM program, management created an ERM committee, made up of members of senior management, which seeks to improve our knowledge and awareness of emerging and strategic risks. The ERM program was implemented with the following goals:
•Increasing strategic thinking about known and emerging risks that affect business strategy decisions; and
•Building out an infrastructure that supports adoption of adequate measures to manage risks related to business activities.
Formalizing our ERM process has allowed us to have a better enterprise-view of risks, improve our risk response and preparedness and better incorporate risk mitigation around existing and emerging risks into our strategic plans.

2024 Proxy Statement	41

Corporate Governance
Oversight of ESG
The Board has primary oversight for risk management, including climate-related risks. The Board receives quarterly updates on ERM, inclusive of climate-related risks and opportunities. To enhance oversight, the Board has four standing committees. Elements of climate-related risk are embedded within the responsibilities of each of the four Board committees, for example:

ENVIRONMENTAL, SOCIAL AND GOVERNANCE COMMITTEE

•Evaluates the Company’s performance on ESG matters, inclusive of environmental metrics, and oversees related initiatives to improve performance. Reviews management’s monitoring and enforcement of the Company’s policies designed to protect the environment, including those related to flaring, emissions and water usage, and reviews with management the quality of the Company’s procedures for identifying, assessing, monitoring, and managing the principal environmental risks in the Company’s business.

AUDIT AND RESERVES COMMITTEE

•Reviews controls, including disclosure controls and procedures, and compliance for financial reporting with legal and regulatory requirements, including pending climate-related disclosure rules.

COMPENSATION AND HUMAN RESOURCES COMMITTEE

•Seeks to incorporate climate-related goals in management incentives.

NOMINATING AND GOVERNANCE COMMITTEE

•Helps identify experiences of current and future Board members that can help the Board manage climate-related risks.
The Board has tasked the Vice President of Sustainability with coordinating our ESG reporting and managing the evaluation of climate-related risks and opportunities. The Vice President of Sustainability chairs an ESG Steering Group, a team of senior leaders in the Company tasked with evaluating, monitoring, and operationalizing ESG-related goals and objectives. Progress on identified ESG goals is reported to the Executive Leadership Team and ESG Committee of the Board on a quarterly basis. The Vice President of Sustainability and the team work closely with Chord’s Health, Safety and Environment teams to drive knowledge sharing throughout the Company on GHG emissions reductions practices, climate-related regulatory or policy issues, and emerging climate-related risks. The groups collaborate to help develop the appropriate climate risk tools, processes, and procedures for implementation across the Company.
Oversight of Information Security Risk
The Board has primary oversight of risks from cybersecurity threats, and delegates oversight of risk, including reviews of cybersecurity and data protection and compliance with cybersecurity policies, to the Audit and Reserves Committee. The Managing Director, Information Technology, provides updates to the Audit and Reserves Committee on data protection and cybersecurity matters on at least a semi-annual

42	2024 Proxy Statement

Corporate Governance
basis, or as requested or deemed necessary. The Board recognizes the importance of assessing, identifying and managing material risks associated with cybersecurity threats and utilizes a combination of automated tools, manual processes and third-party assessments in an effort to identify and assess potential cybersecurity threats. The Company maintains a formal information security training program for Company employees and contractors that includes training on matters such as phishing and email security best practices. All Company employees and contractors are required to participate in information security training at least quarterly.
Management Succession Planning
CEO
Our Nominating and Governance Committee maintains and annually reviews both a long-term succession plan and emergency succession plan for the CEO position. The Committee identifies, and periodically updates, the qualities and characteristics necessary for an effective CEO and monitors and reviews the development, progression, and performance of potential candidates against these standards.
All Other Roles
Along with the Nominating and Governance Committee, the Compensation and Human Resources Committee reviews the CEO's succession plans for the Company's officers and key employees serving in corporate governance roles. In addition, the Compensation and Human Resources Committee engages with our senior leadership team on a regular basis across a range of human capital management topics. As discussed above, Chord is committed to attracting, developing, engaging and retaining the best talent to sustain and grow our business. Working with management, the Compensation and Human Resources Committee oversees matters including culture, succession planning and development, compensation, benefits, talent recruiting and retention, engagement and diversity, equity and inclusion.

2024 Proxy Statement	43

Corporate Governance
Shareholder Engagement and Director Communications

Engagement	Feedback	Response

In 2023, we were proactive in engaging investors to discuss various aspects of our corporate strategy and the organization.
We invited shareholders representing over 50% of our outstanding shares to meet with us regarding executive compensation, ESG, and other topics of interest to shareholders.

Shareholders provided feedback to members of our executive team on a variety of key items, including corporate governance, executive compensation, and corporate responsibility.
These engagement meetings provide an opportunity for two-way dialogue and for our management to listen to our shareholders’ perspectives and understand any concerns they may have on specific topics, and any significant feedback is then shared with our Board and considered in our future corporate practices and disclosures.
The inclusion of quantitative sustainability metrics as performance goals in our performance-based cash incentive award program, beginning in 2022, was in response to feedback provided by shareholders during our engagement process.

Communicating with Our Directors
As set forth in our Corporate Governance Guidelines, the Board believes that management is generally responsible for establishing effective communications with the Company’s stakeholder groups, and as such, individual directors generally do not meet with or otherwise directly communicate with external constituencies on behalf of the Company, except in certain circumstances. However, the Board does provide a process for shareholders to send communications to the Board. Shareholders may contact any director, any committee of the Board or our non-management directors as a group.

WRITE TO: Chord Energy Corporation c/o Corporate Secretary 1001 Fannin Street, Suite 1500 Houston, Texas 77002	CALL: 1-281-404-9500

The Company’s General Counsel or, in the absence of a General Counsel, the Company’s Compliance Officer, will review each communication received from shareholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the addressees if: (1) the communication complies with the requirements of any applicable policy adopted by the Board relating to the subject matter of the communication; and (2) the communication falls within the scope of matters generally considered by the Board. Comments or complaints relating to the Company’s accounting, internal controls or auditing matters will also be referred to members of the Audit and Reserves Committee.

44	2024 Proxy Statement

Corporate Governance
Other Governance Policies and Practices
Governance Documents
The Board and management believe that one of their primary responsibilities is to promote a corporate culture of accountability, responsibility and ethical conduct throughout the Company. The Company is committed to maintaining high standards of business conduct and corporate governance, which we believe is essential to operating our business efficiently, maintaining our integrity in the marketplace and serving our shareholders. Consistent with these principles, the Company has adopted a Corporate Code of Business Conduct and Ethics, which applies to all of the Company’s directors, officers, and other employees, and Corporate Governance Guidelines. These documents, together with our Certificate of Incorporation, Bylaws and the Board committee charters, form the framework for our governance.
Please visit the Company’s website at ir.chordenergy.com/corporate-governance for additional information on our corporate governance, including:
•our Bylaws;
•our Corporate Code of Business Conduct and Ethics;
•our Corporate Governance Guidelines; and
•the charters for each of our four Board committees, as further described below.
Transactions with Related Persons
Related Persons Transactions Policy
The Board of Directors recognizes that transactions with related persons present a heightened risk of conflicts of interest and, therefore, adopted a Related Persons Transactions Policy (the “RPT Policy”) to be followed in connection with all related person transactions involving the Company.
Pursuant to the RPT Policy, the NG Committee will review the material facts of all Interested Transactions (as defined in the RPT Policy) and approve, disapprove or ratify any such transaction. The RTP Policy pre-approves certain transactions, including:
•any transaction with another company at which a Related Person’s (as defined in the RTP Policy) only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved for any particular service does not exceed the greater of $500,000 or 25% of that company’s total annual revenues; and
•any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a Related Person’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $200,000 or 10% of the charitable organization’s total annual receipts.
In determining whether to approve or ratify entry into an Interested Transaction, the NG Committee shall take into account, among other factors, the following: (1) whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, (2) the extent of the Related Person’s interest in the transaction and (3) whether the Interested Transaction is material to the Company.
Directors are required to recuse themselves from any discussion or approval of any Interested Transaction for which he or she is a Related Person. Further, the RPT Policy requires that all Interested Transactions required to be disclosed in the Company’s filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

2024 Proxy Statement	45

Corporate Governance
Letter Agreement with Mr. Peterson
In connection with the 2022 Merger, the Company entered into a letter agreement (the “Letter Agreement”) with Mr. Peterson, to address his role and terms of employment with the combined company subject to and effective upon completion of the 2022 Merger.
Pursuant to the Letter Agreement, Mr. Peterson agreed to assume the role of Executive Chair of the Board of the Company, effective upon the closing of the 2022 Merger, and to serve through December 31, 2023, or such earlier date as mutually agreed by Mr. Peterson and the Board (the “Peterson Term”). In the role of Executive Chair, Mr. Peterson fulfilled the duties of Board Chair and provided strategic guidance, but was not a full-time employee.
The Letter Agreement also set forth the compensation terms related to Mr. Peterson's service as Executive Chair. In this role, Mr. Peterson received an annual base salary of $500,000. Mr. Peterson was not eligible to receive an annual bonus for 2023.
Finally, pursuant to the Letter Agreement, in January 2023, Mr. Peterson received an RSU award with a grant date fair value of $3,000,000, which vested in full on December 31, 2023. The following table sets forth Mr. Peterson's compensation by the Company for 2023:

Base Salary	Stock Award(1)	Total
$500,000	$3,000,000	$3,500,000
(1)Reflects the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), of restricted stock awards (“RSAs”) granted in 2023 under the Whiting Petroleum Corporation 2020 Equity Incentive Plan (the “Whiting Equity Incentive Plan”), which plan we assumed in connection with the Merger. The grant date fair value for the RSA is based on the closing stock price on December 30, 2022, which was the last trading date immediately preceding the grant date of January 1, 2023. The number of shares awarded (22,041) was determined based on the volume weighted average price of $136.11 for the final five trading days of the year ended December 31, 2023. This award vested on December 31, 2023.
Peterson Termination Provisions
Under the Letter Agreement, Mr. Peterson also acknowledged and agreed that, in connection with the changes to the terms and conditions of his employment pursuant to the Letter Agreement, he would not exercise his right to terminate employment for “Good Reason” pursuant to his then existing employment agreement and equity incentive compensation awards with Whiting. However, upon the end of the Peterson Term, Mr. Peterson would be entitled to receive (x) the severance payments and benefits provided by his pre-closing employment agreement with Whiting (based on his base salary and target annual bonus as in effect immediately prior to the 2022 Merger closing) and (y) full accelerated vesting of any unvested and outstanding equity awards, subject to Mr. Peterson’s continued compliance with any post-employment obligations and his execution of a release of claims in favor of the Company. On December 31, 2023, the Peterson Term ended as Mr. Peterson concluded his service as Executive Chair of the Board of the Company. As such, Mr. Peterson received the severance benefits referenced above. The benefits referenced in clause (x) above are as follows:

Base Salary(1)	Target Bonus(2)	COBRA	Severance Award(3)	Total Payments
$700,000	$770,000	$2,551	$1,470,000	$2,942,551
(1)Base Salary in effect immediately prior to 2022 Merger closing.
(2)Target bonus percentage in effect immediately prior to 2022 Merger closing (110%).
(3)Pursuant to the terms of the Letter Agreement, the Company elected to settle this award in cash on the 60th day following the end of the Peterson Term, rather than to issue a number of RSUs having the same value.

46	2024 Proxy Statement

Director Compensation

We believe that attracting and retaining qualified non-employee directors is critical to the successful governance of the Company, and that providing a competitive compensation package is necessary to accomplish that objective. Our Board of Directors also believes that the compensation package for our non-employee directors should require a significant portion of the total compensation package to be equity-based to align the interests of our directors with the interests of our shareholders.

$190,000
Annual Equity Retainer
30%
$82,000
Annual Cash Retainer
70%

Lead Independent Director	$25,000
Committees	Chairs	Members
Audit & Reserves	$25,000	$10,000
Compensation and Human Resources	$25,000	$10,000
ESG	$25,000	$10,000
Nominating and Governance	$25,000	$10,000
Each director is reimbursed for travel and miscellaneous expenses (i) to attend meetings and activities of our Board of Directors or its committees; and (ii) related to such director’s participation in general education and orientation programs for directors.
Stock Ownership Guidelines
To ensure alignment with our shareholders’ interests, all non-employee directors are required by our stock ownership guidelines to own Chord common stock in an amount equal to or in excess of the value of five times their annual cash retainer for Board service. Directors are required to hold shares until such ownership requirements are met. Actual shares of stock, restricted stock, or RSUs, including deferred stock units, may be counted in satisfying the stock ownership guidelines. The holdings of each of our directors currently meet or exceed these guidelines.

Director stock ownership guidelines equal to 5x annual Board cash retainer

2024 Proxy Statement	47

Director Compensation
Director Compensation Table
The following table provides information concerning the compensation of our directors for the fiscal year ended December 31, 2023.
Directors who are also our employees do not receive any additional compensation for their service on our Board. Mr. Peterson was compensated pursuant to a Letter Agreement described above in "—Transactions with Related Persons—Letter Agreement with Mr. Peterson." In accordance with the SEC’s executive compensation disclosure rules, Mr. Brown's compensation is reported in the 2023 Summary Compensation Table on page 76.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Lynn Peterson(3)	$—	$—	$—	$—
Douglas Brooks	$127,000	$198,567	$—	$325,567
Susan Cunningham	$117,000	$198,567	$—	$315,567
Samantha Holroyd	$102,000	$198,567	$—	$300,567
Paul Korus	$102,000	$198,567	$—	$300,567
Kevin McCarthy	$102,000	$198,567	$—	$300,567
Anne Taylor	$117,000	$198,567	$—	$315,567
Cynthia Walker	$117,000	$198,567	$—	$315,567
Marguerite Woung-Chapman	$117,000	$198,567	$—	$315,567
(1)For non-employee directors, includes annual cash retainer fees paid to each director and additional cash retainers for Board Chair, committee Chair, and committee service during the fiscal year.
(2)Reflects the aggregate grant date fair value of restricted stock awards granted under our 2020 Long Term Incentive Plan in fiscal year 2023 computed in accordance with FASB ASC Topic 718. The grant date fair value for the restricted stock award is based on the closing price of our common stock of $143.37 on June 1, 2023, which was the grant date. In 2023, the Board made the determination that future director stock awards would be made at the time of the Company's annual meeting of shareholders, the number of shares awarded to each non-employee director (1,385) was determined based on the closing price of $137.18 on April 26, 2023, the date of the 2023 annual meeting of shareholders. The awards will vest on April 26, 2024. As of December 31, 2023, the foregoing stock awards were the only outstanding equity awards held by our non-employee directors.
(3)As an employee, Mr. Peterson did not receive compensation for service as a director under our non-employee director compensation program. Instead, he was compensated pursuant to a Letter Agreement described above "—Transactions with Related Persons—Letter Agreement with Mr. Peterson."

48	2024 Proxy Statement

Executive Officers

The Chord executive team, led by Mr. Brown, brings to the Company extensive experience in the oil and gas industry, deep knowledge of the Company's business, and differentiated and advanced skills in identification, acquisition and execution of resource opportunities.
Set forth below is biographical information about each of the Company's current executive officers (our "Executive Officers"), other than Mr. Brown, who is also Director of the Company and whose information may be found above in “Proposal 1 - Election of Directors.” Mr. Henke and Mr. Robuck began serving as Executive Officers in 2024.

MICHAEL H. LOU, 49

Executive Vice President, Chief Strategy Officer and Chief Commercial Officer Houston, Texas

EXPERIENCE
•Over 25 years in the oil and gas industry
•Chord Energy EVP and CFO (2022-2024)
•Oasis Petroleum EVP and CFO (2011-2022); Oasis SVP, Finance (2009-2011)
•President and Director of OMP GP LLC, the general partner of Oasis Midstream Partners LP (2017-2022)
•Chief Financial Officer of various oil and gas companies (2006-2008)
•Held positions of increasing responsibility, most recently as Director, at various investment banks (1997-2006)

CHARITABLE, COMMUNITY AND
INDUSTRY INVOLVEMENT
•OneGoal Houston, Board of Directors
•Host Committee of the Cystic Fibrosis Foundation's 65 Roses Charity in Houston
BACKGROUND & EDUCATION
•BS, Electrical Engineering, Southern Methodist University
•Parents immigrated from China, and he speaks conversational Chinese

2024 Proxy Statement	49

Executive Officers

SHANNON B. KINNEY, 49

Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary Houston, Texas

EXPERIENCE
•Vice President, Deputy General Counsel, Chief Compliance Officer and Corporate Secretary for ConocoPhillips
•ConocoPhillips, positions of increasing responsibility (2012-2023) with particular focus on securities and governance, shareholder engagement, mergers and acquisitions, global compliance and ethics, and ESG
•Deputy General Counsel and Corporate Secretary, TPC Group (2010-2012)
•Attorney, Bracewell LLP (2006-2010)
•Attorney, Hunton Andrews Kurth (2005-2006)

CHARITABLE, COMMUNITY AND
INDUSTRY INVOLVEMENT
•Texas General Counsel Forum, Board of Directors (2017 - present)
•Arms Wide Adoption Services, Board of Directors (2017 - present)
•Society for Corporate Governance, Former Board Member (2018 - 2023)
BACKGROUND & EDUCATION
•BA, The University of Texas at Austin
•Juris Doctorate, South Texas College of Law
•Member, State Bars of Texas and New York

DARRIN J. HENKE, 57

Executive Vice President and Chief Operating Officer Houston, Texas

EXPERIENCE
•President, CEO and Director of Ranger Oil Corporation (2020-2023)
•CEO and Director, Gary Permian & Gary Petroleum Partners, LLC (2015-2020)
•Vice President, Encana Corporation (2000-2015)
•Engineering, operational and leadership roles with Burlington Resources, Venoco, and Santa Fe Snyder (1990-2000)

CHARITABLE, COMMUNITY AND
INDUSTRY INVOLVEMENT
•Member, Society of Petroleum Engineers
•Director, CO Chamber of Commerce (2008-present)
•Past member, Board of Trustees, Texas Parks and Wildlife Foundation
•Past member, governor-appointed CO Pollution Prevention Advisory Board
BACKGROUND & EDUCATION
•BS, Mechanical Engineering, Texas Tech University
•Advanced Management, Duke University Fuqua School of Business
•Licensed Professional Engineer in Colorado and Wyoming

50	2024 Proxy Statement

Executive Officers

RICHARD ROBUCK, 49

Executive Vice President and Chief Financial Officer Houston, Texas

EXPERIENCE
•Chord Energy Senior Vice President Planning and Investor Relations (2022-2024)
•Oasis Petroleum Senior Vice President Finance and Treasurer (2017-2022), Vice President Finance (2014-2017), Director Finance (2010-2014)
•Senior Vice President and Chief Financial Officer, Oasis Midstream Partners LP (2017-2022)
•Vice President Finance / Investments (2005-2010) in telecom and alternative energy industries
•Financial positions with increasing responsibility in energy banking, M&A, technology, and telecommunications (1997-2005)

CHARITABLE, COMMUNITY AND
INDUSTRY INVOLVEMENT
•Former elder at local church (Strategic, Governance, and Finance Committees); leader of weekly Bible study (2011 - present)
•Charitable giving focused on food security, education, justice, local and international ministries, and the arts
BACKGROUND & EDUCATION
•BBA, The University of Texas at Austin
•MBA, Rice University

2024 Proxy Statement	51

PROPOSAL 2

Advisory Vote to Approve Executive Compensation

Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires that we provide our shareholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation paid to our Named Executive Officers, as described in the CD&A section of this proxy statement, beginning on page 53. Although the vote is non-binding, we value continuing and constructive feedback from our shareholders on compensation and other important matters. The Board of Directors and the Compensation and Human Resources Committee will consider the voting results when making future compensation decisions. In accordance with the vote of the Company's shareholders in 2023 regarding the frequency of future advisory, non-binding votes to approve the compensation paid to our Named Executive Officers, the Board intends to hold this vote annually.
In deciding how to vote on this proposal, we encourage you to review the CD&A and “2023 Executive Compensation” sections of this proxy statement for a detailed description of our executive compensation program.
As described in the CD&A section, we designed our executive compensation in accordance with our philosophy of rewarding performance that supports our long-term strategy and achievement of our short-term goals. We also believe that our executive compensation program should help attract and retain the most qualified individuals in the oil and gas industry, align with shareholder interests and encourage individual accountability.
In 2023, we believe that our executive compensation played a significant role in motivating and retaining a highly qualified executive team to deliver on the Company's strategic objectives and enhance returns for shareholders.
It is the intention of the Compensation and Human Resources Committee that our Named Executive Officers be compensated competitively and consistent with our strategy, sound corporate governance principles, other companies in the same and closely related industries, and shareholder interests and concerns. We believe our compensation program is effective, appropriate, and strongly aligned with the interests of our shareholders.
Text of the Resolution to be Adopted
The Board is asking shareholders to vote “FOR” the following resolution:
“RESOLVED, that the shareholders approve, on an advisory basis, the compensation philosophy, policies and procedures and the compensation of the Named Executive Officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the CD&A, the 2023 Summary Compensation Table and the other related tables and disclosures.”
Vote Required
The affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to be voted on the proposal on the record date for determining shareholders entitled to vote on the proposal is required for approval of Proposal 2. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Broker non-votes will have no effect on the vote outcome and abstentions will have the same effect as a vote against this proposal.

The Board of Directors unanimously recommends an advisory vote "FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

52	2024 Proxy Statement

Executive Compensation Matters

Compensation Discussion and Analysis
This CD&A describes our compensation philosophy, objectives, policies and practices, how our 2023 executive compensation was determined, the elements of our 2023 executive compensation program, and the compensation of each of our 2023 Named Executive Officers, set forth in the table below. In accordance with the SEC’s executive compensation disclosure rules, information is presented for our Named Executive Officers serving at the end of 2023, Messrs. Brown, Lou, and Rimer, and Ms. Kinney. The information provided should be read together with the information presented in the “Executive Compensation” section of this proxy. References in this discussion to the "Committee" refer to the Compensation and Human Resources Committee.

Daniel E. Brown President and Chief Executive Officer	Michael H. Lou(1) Executive Vice President, Chief Strategy Officer and Chief Commercial Officer (Served as Chief Financial Officer during 2023)	Charles J. Rimer(2) Former Executive Vice President and Chief Operating Officer	Shannon B. Kinney(3) Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary
(1)As previously disclosed in a Current Report on Form 8-K, Mr. Lou was appointed as Executive Vice President, Chief Strategy Officer and Chief Commercial Officer, effective March 4, 2024. Prior to such appointment, he served as Executive Vice President and Chief Financial Officer of the Company during 2023.
(2)As previously disclosed in a Current Report on Form 8-K, Mr. Rimer retired as Executive Vice President and Chief Operating Officer of the Company effective January 2, 2024.
(3)Ms. Kinney joined the Company on July 18, 2023. Unless otherwise noted, compensation presented in this CD&A and the compensation-related tables included throughout the “Executive Compensation” section of this proxy statement with respect to Ms. Kinney reflects only compensation that was granted or paid by Chord for the period from July 18, 2023 to December 31, 2023.

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TABLE OF CONTENTS

Executive Summary	55	Chord's executive compensation program aligns the interests of our executives with those of our shareholders. Our compensation program is guided by the philosophy that Chord's ability to deliver on our disciplined, returns-focused strategy is driven by superior leadership performance.
Compensation Philosophy	55
2023 Performance Highlights	55
Compensation Highlights	57
Best Practices in our Compensation Program	60

How We Make Executive Compensation Decisions	61
Roles and Responsibilities	61
Benchmarking and Peer Group	62
Shareholder Outreach	63
Consideration of 2023 Say-on-Pay Advisory Vote	63
Compensation Practices as They Relate to Risk Management	63

2023 Compensation	65
Base Salary	65
Annual Incentive Compensation	65
2023 Long-Term Incentive Awards	68
Employee Benefits	70

Other Compensation Policies and Practices	70
Stock Ownership Guidelines	70
Hedging, Short Sales and Pledging Policies	71
Clawback Policy	71

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Executive Summary
Compensation Philosophy
The Board believes that Chord's executive compensation program aligns the interests of our executives with those of our shareholders. Our compensation program is guided by the philosophy that Chord's ability to deliver on our disciplined, returns-focused strategy is driven by superior leadership performance. The Board believes we must offer competitive compensation to attract and retain experienced, talented, and motivated employees. In addition, the Board believes employees in leadership roles within the organization are motivated to perform at their highest levels when performance-based pay constitutes a significant portion of their compensation.
We implement our compensation philosophy through the following principles:
 Establish target compensation levels that are competitive with the companies that we compete against for executive talent;
 Create a strong link between executive pay and successful execution of our strategy;
 Encourage prudent risk-taking by our executives;
 Retain talented individuals;
 Maintain flexibility to better respond to the cyclical energy industry; and
 Integrate all elements of compensation into a comprehensive package that aligns goals, efforts, and results throughout the organization.
The Board believes that our philosophy and practices have resulted in executive compensation decisions that are aligned with company performance, are appropriate in value, and have benefited Chord and its shareholders, as demonstrated below.
2023 Performance Highlights
2023 was a pivotal year for the Company as three-mile wells were approximately 50% of the mix, and execution and well performance continued to meet or exceed expectations. Chord's deep inventory generates compelling economics and allows for low reinvestment rates, robust free cash flow and attractive return of capital.
In 2023, Chord returned $646MM to shareholders through a mix of base and variable dividends supplemented by opportunistic share repurchases. As shown below, on the basis of TSR, the Company continued to outperform in 2023.

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The Company’s TSR was 32% for 2023 while the average TSR for the Company’s oil peers, on an aggregate basis, was 13% for 2023, the TSR for SPDR S&P Oil & Gas Exploration & Production ETF (XOP) was $4% for 2023, and the TSR for the WTI Crude Oil Spot Price was -10% for 2023. For purposes of the above chart, the Company’s oil peers as of December 31, 2023, consist of Civitas Resources, Inc., Matador Resources Company, Magnolia Oil & Gas Corporation, Northern Oil and Gas, Inc., and SM Energy Company.
As previously described, Chord released its first Sustainability Report as a combined company in 2023.
Finally, consistent with leadership's strategic efforts over the past several years to increase scale and provide meaningful opportunities to improve efficiencies and drive returns higher, in June 2023, Chord completed the acquisition of 62,000 net acres in the Williston Basin from XTO Energy Inc.
2023 Operational and Financial Highlights

173,425 Boepd AVERAGE PRODUCTION VOLUMES	$10.41 per Boe LEASE OPERATING EXPENSES ("LOE")

$922.3MM E&P and OTHER CAPEX	636.2 MMBoe NET PROVED RESERVES(1)

94 gross (69 net) TIL'D OPERATED WELLS	3-mile laterals 50% 2023 WELLS

(1)Estimated as of December 31, 2023, with a Standardized Measure of $7.0 billion and PV-10 of $8.5 billion.

2023 Shareholder Returns Highlights

$11.88 per share BASE PLUS VARIABLE CASH DIVIDEND FOR YEAR ENDED DECEMBER 31, 2023	$240.9MM COMMON STOCK REPURCHASED

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Compensation Highlights
Compensation Actions for 2023
In the fall of 2022, the Committee worked with their independent advisor Meridian Compensation Partners, LLC (“Meridian”) to evaluate the Company's existing executive compensation program and to develop a compensation program that reflected the increased size and complexity following the 2022 Merger. The Committee reviewed and discussed compensation data for our Named Executive Officers of the newly combined company as compared to compensation data for similarly situated executive officers at peer companies selected by the Committee, and ultimately, recommended certain changes to the program.
Base Salary
For 2023, the Committee recommended, and the Board approved, increases to the base salaries of Messrs. Brown, Lou, and Rimer and increases to the target annual cash incentive award opportunities for Messrs. Brown and Rimer. For additional information, please see "—Base Salary" and "—Annual Incentive Compensation" below.
Long-Term Incentives
During the compensation planning process, the Committee reviewed the long-term awards then outstanding to our Named Executive Officers, which were originally granted under legacy Whiting and Oasis plans. As a result of this review, the Committee approved 2023 grants of restricted stock units (the "2023 RSUs") to Messrs. Brown, Lou, and Rimer. These awards, which cliff-vest in January 2026, were intended to:
•Enhance competitiveness by bringing total compensation for our Named Executive Officers in line with market compensation for their positions, recognizing the additional size and complexity of our company following the 2022 Merger.
•Enhance retention by adding value at risk beyond the vesting date of the existing equity awards.
•Enhance alignment with shareholders by rewarding our Named Executive Officers long-term share price performance.
Please see the illustration under “—Overview of Outstanding Equity” below. The Committee considered peer data and Meridian’s recommendations in approving the 2023 RSU awards
Clawback Policy
On October 25, 2023, the Company adopted a clawback policy that is intended to comply with the requirements of Section 10D of the Exchange Act and Rule 5608 of the Nasdaq Rulebook. For more information regarding the clawback policy, please see "—Other Compensation Practices and Policies."

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Pay Mix
Historically, the Company has closely aligned executive compensation with Company performance by tying a majority of the value of our Named Executive Officers' compensation to the performance of the Company's common stock through grants of performance- and time-based RSU awards. Our annual cash incentive program is also performance-based.
In 2023, as described above, while we did not employ a traditional long-term incentive compensation program, a majority of 2023 Named Executive Officer compensation value still was tied to Company performance through our annual incentive program and grants of RSUs, as shown below.
2023 Compensation
In 2024, 72% of our CEO's target total compensation will be equity-based, with 67% of his equity compensation comprised of absolute TSR and relative TSR PSUs. His annual cash incentive opportunity, which is also performance-based, accounts for another 15% of his target total compensation. For additional information, please see "—Elements of Compensation" and "—Actions Taken for the 2024 Fiscal Year."
2024 Compensation

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Elements of Compensation
The approximate allocation of the Company's direct compensation elements for the 2024 executive compensation program (consisting of base salary, annual performance-based cash incentives, PSUs based on absolute and relative TSR metrics, and time-based RSUs) is shown below.

COMPENSATION ELEMENTS
CEO	OTHER NEOs	DESCRIPTION
Base Salary

•Fixed pay determined by position and level of responsibility •Competitively targeted within peer group

Annual Performance-Based Cash Incentive

•Aligns employees’ interest with those of shareholders
•Payment made based on achievement of specified Company performance goals
•Final payout subject to Board discretion
•Target payout is percentage of salary, which varies by position

Long-Term Equity-Based Compensation
Absolute TSR PSUs

•Contingent shares may be earned over 3-year periods depending upon TSR performance measured against specific premium return objectives
•Promote alignment with shareholder interests by rewarding the absolute increase in TSR
•Number of PSUs earned ranges from 0-300% of target

Relative TSR PSUs

•Contingent shares may be earned over 3-year periods depending upon relative TSR performance measured against a specified company peer group
•Promote alignment with shareholder interests by rewarding shareholder returns compared to potential alternative investments
•Number of PSUs earned ranges from 0-200% of target

Time-Based RSUs

•Contingent shares vest ratably over three years to promote retention of key executives •Value at-risk based on stock price performance

Other Employee Benefits
•Benefits available to all employees, including medical, dental, short- and long-term disability, health club subsidy, parking and 401(k) plan with employer matching of first 6% eligible compensation contributed

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Best Practices in our Compensation Program
The Committee reviews on an ongoing basis the Company’s executive compensation program to evaluate whether it supports the Company’s executive compensation philosophies and objectives and is aligned with shareholder interests. Our 2023 executive compensation practices include the following, each of which the Committee believes reinforces our executive compensation objectives:

What We Do	What We Do Not Do

 Independent compensation consultant reports directly to the Committee
 Double-trigger change-in-control severance benefits
 Clawback Policy
 Robust stock ownership guidelines
 Annual Say-on-Pay vote
 Active Shareholder Engagement
 Limited perquisites
 Mitigation of undue risk

 No tax gross-ups
 No defined benefit pension plans or nonqualified deferred compensation plans
 No dividends on unearned performance-based awards under our LTIP
 LTIP does not allow repricing of underwater stock options without shareholder approval
 No pledging, hedging, or short sales of our securities

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How We Make Executive Compensation Decisions
Roles and Responsibilities

ROLE OF THE COMMITTEE
Our executive compensation program is administered by the Committee, which is made up of independent directors. Each year, the Committee:
•Annually reviews and recommends to the Board for approval the compensation of our CEO and makes the final determination of compensation to our other Named Executive Officers.
•Makes critical decisions on competitive compensation levels, including program design, performance targets and associated peer groups, corporate and individual performance, and appropriate pay adjustments necessary to reflect short-and long-term performance.
•Considers annual benchmark data provided by Meridian, receives feedback from our largest shareholders, and evaluates quarterly in-depth management reviews of ongoing corporate performance.
•The Committee also has sole authority to retain, terminate, and obtain advice and assistance from a compensation consultant, external legal, accounting, and other advisors and consultants. The Committee conducts an annual review of, and has discretion to replace, the independent consultant.

ROLE OF THE CHIEF EXECUTIVE OFFICER AND OTHER OFFICERS
The Committee considers input from Mr. Brown, our CEO, regarding our executive compensation structure and the individual compensation levels for each Named Executive Officer, other than himself. These recommendations are reviewed, discussed, modified, and approved, as appropriate, by the Committee. No member of the management team, including the CEO, has a role in determining his or her own compensation. Mr. Brown and his officer team also provided information to the Committee regarding the performance of the Company and the attainment of the Company's performance goals for the Committee’s consideration in determining the annual performance-based cash incentive awards.

ROLE OF THE COMPENSATION CONSULTANT
The Committee’s charter grants the Committee the sole authority to retain, at our expense, outside consultants or experts to assist in its duties. The Committee engaged Meridian as its independent executive compensation consultant to advise it with respect to executive compensation matters during 2023, including development of the annual compensation peer group and an annual review and evaluation of our executive and director compensation packages relative to peers.
Representatives from Meridian periodically meet with the Committee throughout the year and advise the Committee with regard to general trends in executive and director compensation, including: competitive benchmarking; incentive plan design; peer group selection; and other trends and developments affecting executive compensation.
Prior to this engagement, the Committee reviewed Meridian's independence pursuant to Nasdaq standards and found Meridian to be independent and without conflicts of interest in providing services to the Committee. Meridian's independence is reviewed annually.

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Benchmarking and Peer Group
In order to attract, motivate and retain talented executive officers, our executive compensation program is designed to be competitive with the types and ranges of compensation paid by peer companies who compete for the same executive talent. On an annual basis, the Committee reviews and discusses compensation data for our Named Executive Officers as compared to compensation data for similarly situated executive officers at peer companies selected by the Committee.
Following the 2022 Merger, and in connection with the development of the 2023 compensation program, the Committee met with Meridian to select an executive compensation peer group that reflected the size and complexity of the combined company. The Committee approved the peer group identified below for 2023. The industry-specific companies that make up this peer group were selected primarily (i) based on their market capitalization, enterprise value, and asset size relative to the Company and (ii) because they potentially compete with the Company for executive-level talent.
Likewise, in 2023, in connection with the development of the 2024 compensation program, the Committee met with Meridian and undertook a review of the 2023 compensation peer group. Ultimately, the Committee selected and approved the peer group identified below for 2024. PDC Energy, Inc. was removed from the peer group due to its acquisition by Chevron Corporation. Antero Resources Corporation and Chesapeake Energy Corporation were added to provide balance and additional weight among peers with larger enterprise values and market capitalizations than the Company.

2023 Peer Group	2024 Peer Group
•PDC Energy, Inc.
•California Resources Corporation
•Callon Petroleum Company
•Civitas Resources, Inc.
•CNX Resources Corporation
•Comstock Resources, Inc.
•Magnolia Oil & Gas Corporation
•Matador Resources Company
•Murphy Oil Corporation
•Permian Resources Corporation
•Range Resources Corporation
•SM Energy Co.
•Southwestern Energy Company
•Antero Resources Corporation •Chesapeake Energy Corporation •Earthstone Energy, Inc.

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Shareholder Outreach

In 2023, we invited shareholders representing over 50% of shares outstanding to meet with us regarding compensation and ESG matters and other topics of interest to shareholders.	Shareholders representing over 25% of shares outstanding elected to participate in discussions with the Company’s executive management and provided valuable feedback.

Participants were supportive of the Company’s compensation program, and in line with recommendations, and consistent with the Company’s commitment to increase transparency and improve ESG performance, the Company included quantitative sustainability metrics as performance goals in its 2023 performance-based cash incentive award program.
Consideration of 2023 Say-on-Pay Advisory Vote
At our 2023 annual meeting, we held our most recent say-on-pay advisory vote, which resulted in 87.5% of votes cast approving the 2022 compensation of the Company's Named Executive Officers. Executive compensation in 2022 was atypical due to the 2022 Merger. Therefore, we believe it is relevant to note that at the 2022 annual meeting, over 98% of votes were cast to approve 2021 executive compensation. In 2023, as described under "2023 Long-Term Incentive Awards," we did not have a typical long-term incentive program in place. However, in late 2023, we established a comprehensive executive compensation program for 2024 that includes new long-term incentive awards in the form of performance-based absolute TSR PSUs, relative TSR PSUs, and time-based RSUs.
In evaluating our executive compensation programs and designing our 2024 compensation program, the Committee considered the support expressed by shareholders and many other factors, including the Committee’s assessment of the interaction of our compensation program with our corporate business objectives, evaluations of our program by external consultants, and review of peer group company data.
Also at our 2023 annual meeting, we recommended, and shareholders voted for, an annual advisory vote on executive compensation. Shareholder feedback is valuable to the Committee, and the Committee will analyze the results of say-on-pay advisory votes and the support expressed by shareholders in evaluating and designing our executive compensation programs.
Compensation Practices as They Relate to Risk Management
We believe our compensation program does not encourage excessive and unnecessary risk taking by our employees, including our Named Executive Officers, and is not reasonably likely to have a material adverse effect on us. Because the Committee retains the ability to apply discretion when determining the actual amount to be paid to executives pursuant to our annual performance-based cash incentive program, the Committee is able to assess the behavior of our executives as it relates to risk taking. Further, our use of long-term equity-based compensation serves our compensation program’s goal of aligning the interests and objectives of our executives with those of our shareholders, thereby reducing the incentive to unnecessary risk taking.

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Committee Oversight and Planning Process
Chord has a robust annual cycle to plan, review and execute the executive compensation process and to oversee the Company's strategies relating to talent, leadership, and culture. Our competitive business requires attracting, developing and retaining a motivated team inspired by leadership, engaged in meaningful work, motivated by growth opportunities and thriving in a culture that embraces diversity and inclusion. As described above, the CHR Committee is responsible for overseeing Chord’s human resources strategies and prioritizing our efforts to attract and retain employees and leaders with the skills and experience needed to achieve our strategic objectives in dynamic market conditions. During 2023, the CHR Committee engaged with management on several issues impacting Chord’s human capital strategy, including: effective employee engagement; positive corporate culture, executive and employee succession, and recruiting and retention.
Year-round Engagement Informs Compensation Design and Awards
The CHR Committee's processes to design, review, and approve our executive compensation programs are cyclical and ongoing. The following illustration is indicative of the CHR Committee's annual process.

FEBRUARY •Approval of prior year performance-based cash incentive payouts •Set target compensation and performance targets for the current year
»
MARCH - APRIL •Publish Annual Proxy Statement detailing performance and compensation information for the prior year •Shareholder outreach; feedback shared with CHR Committee and Board
»
MAY •Annual Shareholder Meeting with annual Say on Pay vote •Quarterly review of current-year Company performance
»
JULY •Trends update and peer group assessment •Quarterly review of current-year Company performance
»

OCTOBER
•Shareholder outreach
•Compensation consultant benchmarks Executive Officer pay and reviews market trends for CHR Committee as it considers compensation program design changes for upcoming year
•Review of market best practices and initial program design concept for upcoming year
•Quarterly review of current-year Company performance

»
DECEMBER •Outreach feedback shared with CHR Committee and Board •Approval of program design for upcoming year •Review preliminary performance results for current-year Company performance
»
JANUARY - FEBRUARY •Additional performance reviews; feedback is given on prior year’s performance

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2023 Compensation
The primary elements of our executive compensation program are designed to provide a target total value for compensation that is competitive with our peers and attracts and retains the talented executives necessary to manage Chord and deliver on its strategic objectives. The following discussion describes the components of our executive compensation program and explains how we determined the amounts our Named Executive Officers would earn for 2023.
Base Salary
The Committee believes base salary is an important element of executive compensation because it provides executives with a base level of income that is critical for attraction and retention. The Committee annually reviews base salaries and conducts benchmarking, including competitive positioning relative to their peers in the compensation peer group, and performance reviews. In October 2022, following the 2022 Merger, the Committee worked with Meridian to evaluate the Company's executive compensation program for the newly combined company, including its compensation peer group. The Committee reviewed and discussed compensation data for our Executive Officers of the newly combined company as compared to compensation data for similarly situated executive officers at peer companies for the combined Chord organization. Ultimately, the Committee recommended, and the Board approved, increases to the base salaries and target annual cash incentive award opportunities (as a percentage of the officer's base salary) of our Executive Officers for 2023.

	2022 Base Salary	2023 Base Salary
Daniel E. Brown	$600,000	$850,000
Michael H. Lou	$450,000	$500,000
Charles J. Rimer	$450,000	$500,000
Shannon B. Kinney	$—	$480,000
Annual Incentive Compensation
The annual cash incentive opportunity provides the Named Executive Officers, as well as employees, with an incentive in the form of additional annual cash compensation to achieve overall business goals. Annual incentive opportunities granted pursuant to the Annual Incentive Compensation Plan are based on metrics and performance targets that are of primary importance to the Company during the coming year. Setting specific performance targets in advance helps establish important benchmarks, communicates our top priorities to our Named Executive Officers and employees, and motivates them to achieve and exceed those goals.
Metrics are graded against a target performance level, but must meet a threshold level of performance or receive no credit for the metric. Each metric achieving at least threshold performance may receive from 50% credit (threshold) to 200% credit (maximum). Target achievement is equal to 100% credit for the metric. The Company rating is calculated based on the addition of the weighted metric scores. Finally, if absolute annual TSR is greater than 10%, a modifier of 1.1x is applied. If absolute annual TSR is less than -10%, a 0.9x modifier is applied. Payouts to Named Executive Officers are designed to be calculated by multiplying the Named Executive Officer's target opportunity by the Company rating (inclusive of any modifier described) as shown below.

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Total of Weighted Metric Scores	Modifier Based on Absolute Annual TSR	Company Rating

Base Salary	Target Opportunity	Company Rating	Payouts To Executives

Final score certification and payout are at the discretion of the Committee.
In October 2022, the Committee recommended, and the Board approved increases to the target annual cash incentive award opportunities for Messrs. Brown and Rimer to better align cash compensation with market. The table below sets forth the annual incentive opportunities for each of our Named Executive Officers for 2023 performance.

	2022 Cash Incentive Target (% Base Salary)	2023 Cash Incentive Target (% Base Salary)
Daniel E. Brown	100%	120%
Michael H. Lou	100%	100%
Charles J. Rimer	90%	100%
Shannon B. Kinney	—%	90%
At the beginning of 2023, with input from Meridian, the Committee approved the 2023 annual performance-based cash incentive award program to reward achievement of our annual Company performance goals. For the 2023 annual performance-based cash incentive award program, the Company identified quantitative and qualitative performance goal metrics that reflect our strategy, including with respect to delivering improved ESG performance, generating free cash flow, operating efficiently, and exercising capital discipline, each with a pre-assigned weighting as set forth in the table below, to serve as a guideline for determining award payouts earned by our Named Executive Officers for 2023.

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Category	Weighting	Metric Goals				% Target Achieved	Weighted Results
Quantitative Performance		Threshold 50%	Target 100%	Above Target 150%	Maximum 200%

Sustainability
Safety (TRIR)						158.0%	15.8%

Environment
Spills						55.0%	5.5%
Emissions

FCF Generation
EBITDAX ($MM)(1)						104.0%	20.8%

Expense Management (LOE + G&A) ($/boe)(2)						67.0%	6.7%

Capital Expenditures ($MM)						66.0%	6.6%

Profitability
F&D ($/boe)(3)						102.0%	10.2%

Quantitative Achievement	70%					93.7%	65.6%
Advancing Strategic Priorities

Strategic Priorities		•Improve ESG performance, reporting •Robust return of capital, manage balance sheet •Develop organizational talent, culture •Build Scale and inventory accretively				110.0%	33.0%

Qualitative Achievement	30%					110.0%	33.0%
FINAL OUTCOME
Total Scorecard							98.6%
Absolute TSR Modifier(4)							110.0%
TOTAL							108.5%
(1)EBITDAX, also referred to as Adjusted EBITDA, is a non-GAAP financial measure. The Company defines EBITDAX as earnings before interest expense, income taxes, depreciation, depletion and amortization, merger costs, exploration expenses and impairment expenses and other similar non-cash or non-recurring charges. EBITDAX for purposes of the 2023 annual performance-based cash incentive award program excludes distributions from investment in

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unconsolidated affiliate of $10.8 million. See “Non-GAAP Financial Measures” in the Company’s earnings release furnished as exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on February 21, 2024 for additional information on Adjusted EBITDA, including a reconciliation to the most directly comparable financial measures under US GAAP.
(2)Cash G&A is a non-GAAP financial measure. The Company defines Cash G&A as total general and administrative (“G&A”) expenses less G&A expenses directly attributable to the merger of equals with Whiting, non-cash equity-based compensation expenses and other non-cash charges. See “Non-GAAP Financial Measures” in the Company’s earnings release furnished as exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on February 21, 2024 for additional information on Cash G&A, including a reconciliation to the most directly comparable financial measures under US GAAP.
(3)Finding and development (“F&D”) represents the net operated drilling and completion costs for wells brought to production in 2023 divided by the net EUR of those wells.
(4)The Company achieved an annual absolute TSR result greater than 10% resulting in a positive 10% modifier applied to the total scorecard results.
As shown in the table above, weighted results across the metrics produced a total scorecard rating of 98.6%. Applying the TSR modifier multiple of 1.1x led to a final rating of 108.5%. Therefore, for 2023, the Committee approved, and our Named Executive Officers received, payment of the performance-based cash incentive awards at 108.5% of their 2023 cash incentive targets, in the amounts set forth below.

	2023 Target Annual Incentive Award	2023 Actual Annual Incentive Award
Daniel E. Brown	$1,020,000	$1,106,700
Michael H. Lou	$500,000	$542,500
Charles J. Rimer	$500,000	$542,500
Shannon B. Kinney(1)	$197,655	$214,455
(1)Ms. Kinney's annual incentive award was pro-rated for the period from July 18, 2023 through December 31, 2023.
2023 Long-Term Incentive Awards
Our 2023 long-term incentive program was not indicative of a typical year for us. As described under "—Actions Taken for the 2024 Fiscal Year," the Company has established and implemented a long-term incentive program for 2024, which consists of grants of absolute TSR and relative TSR PSUs, as well as time-vested RSUs.
For 2023, instead of making awards pursuant to a similar program, the Committee reviewed the awards then outstanding to Executives, which were originally granted under legacy Whiting and Oasis plans, and made recommendations to supplement the existing incentives with the 2023 RSU awards described below.
In the Fall of 2022, the Committee analyzed and evaluated the Company's executive compensation program, including the outstanding equity awards. The Committee considered the completed 2022 Merger and the increased size and complexity of the combined company. As a result, the Committee recommended, and the Board approved, the grants of the 2023 RSUs to Messrs. Brown, Lou, and Rimer. The 2023 RSU awards, which cliff vest in January 2026, were intended to bring total compensation for our Named Executive Officers in line with market compensation for their positions and to be retentive by adding value at a vesting date beyond the vesting periods for the existing awards. Please see the illustration under "—Overview of Outstanding Equity" below. The Committee considered peer data and Meridian's recommendations in approving the 2023 RSU awards.
At the beginning of 2023, our Named Executive Officers (except for Ms. Kinney) received the 2023 RSUs in the amounts set forth below, which 2023 RSUs will cliff vest on January 1, 2026, the third anniversary of the grant date, subject to the applicable Named Executive Officer's continued employment through until such date.

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	2023 RSUs Granted (#)	Approximate Grant Date Fair Value
Daniel E. Brown	7,347	$1,000,000
Michael H. Lou	3,673	$500,000
Charles J. Rimer	12,490	$1,700,000
Ms. Kinney joined the Company in July 2023 and received an award of 19,882 RSUs on August 1, 2023, in connection with the start of her service as Executive Vice President, General Counsel and Corporate Secretary of the Company. Ms. Kinney's award vests in three equal installments on the first, second, and third anniversaries of the grant date, subject to her continued employment through until such date.
Overview of Outstanding Equity
The following table illustrates the legacy awards in place as of December 31, 2022 and the addition of the RSUs granted in 2023.

	2021	2022	2023	2024	2025	2026
Legacy Long-Term Incentive Awards Outstanding as of December 31, 2022 (Brown and Lou)
2021 RSUs		25% vested	25% vests	25% vests	25% vests
2021 LSUs(1)	Earned at 300% in connection with 2022 Merger			Cliff vests in 2024	Cliff vests in 2025
2021 PSUs (Peer Group)	Earned at 121.875% in connection with 2022 Merger		50% vests on 12/31/2023	50% vests on 12/31/2024
2021 PSUs (Index)	Earned at 200% in connection with 2022 Merger		50% vests on 12/31/2023	50% vests on 12/31/2024
Legacy Long-Term Incentive Awards Outstanding as of December 31, 2022 (Rimer)
2021 RSUs		33.3% vested	33.3% vests	33.3% vests
2021 RSUs						Cliff vests in 2026
2022 RSUs			33.3% vests	33.3% vests	33.3% vests
2021 PSUs	Earned at 200% in connection with 2022 Merger		Cliff vests on 12/31/2023
2022 PSUs	Earned at 100% in connection with 2022 Merger			Cliff vests on 12/31/24
Long-Term Incentive Awards Granted in 2023
2023 RSUs (Brown, Lou, Rimer)(2)						Cliff vests in 2026
2023 RSUs (Ms. Kinney only)(3)				33.3% vests	33.3% vests	33.3% vests
(1)2021 LSUs are absolute TSR PSUs.
(2)Awards granted as of January 1, 2023 to Messrs. Brown, Rimer, and Lou.
(3)Award granted as of August 1, 2023 to Ms. Kinney in connection with her joining the Company.

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Employee Benefits
In addition to the elements of compensation previously discussed in this section, our Named Executive Officers are eligible for the same health, welfare and other employee benefits as are available to all our employees generally, which include medical and dental insurance, short- and long-term disability insurance, a health and/or professional club subsidy and a 401(k) plan with a dollar-for-dollar match on the first 6% of eligible employee compensation contributed to the plan. In addition, the 401(k) plan permits the Board of Directors, in its discretion, to make an employer contribution for a plan year equal to a uniform percentage of eligible compensation for each active participant in the plan, including our Named Executive Officers, subject to applicable IRS limitations. The Board did not make such a contribution in 2023. We do not sponsor any defined benefit pension plan or nonqualified deferred compensation arrangements at this time.
The general benefits offered to all employees (and thus to our Named Executive Officers) are reviewed by our Committee each year. Currently, we provide our Named Executive Officers with limited perquisites, including certain parking and transportation benefits. Benefits offered only to Named Executive Officers are reviewed by our Committee in conjunction with its annual review of executive officer compensation.
Employment Agreements
We have maintained employment agreements with Messrs. Brown, Lou, and Rimer (collectively, the “Employment Agreements”) in order to provide market-competitive compensation arrangements that attract and retain talent. The Employment Agreements contain certain restrictive covenants, including restrictions on the disclosure or use of confidential information. The Employment Agreements also provide for certain severance and change in control benefits, as described below in “—Potential Payments Upon Termination or Change in Control.”
As disclosed below, following the end of the initial term of the Employment Agreements, we expect that Messrs. Brown and Lou will no longer be parties to their respective Employment Agreements but will instead be participants in the Executive Severance Plan, which will govern any potential severance benefits they may be entitled to. Mr. Rimer’s Employment Agreement was terminated upon his retirement.
Other Compensation Policies and Practices
Stock Ownership Guidelines
The Committee believes that, in order to more closely align the interests of executives with the interests of the Company’s other shareholders, all executives should maintain a minimum level of equity interests in the Company’s common stock. Following are the Company's stock ownership guidelines for our Executive Officers, which have been approved by the Board.

Role	Value of Common Stock to be Owned	Multiple of Base Salary
Chief Executive Officer	600% of annual base salary
Executive Officers (and all Executive Vice Presidents)	300% of annual base salary
Our executives are required to hold shares until such ownership requirements are met. Unearned PSUs will not be counted toward satisfaction of the requirement. The holdings of each of our Named Executive Officers currently meet or exceed these guidelines.

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Hedging, Short Sales and Pledging Policies
We prohibit our executives from engaging in any short-term trading, short sales, option trading and hedging transactions related to our common stock. We also prohibit our executives from purchasing our common stock on margin and pledging Company stock.
Clawback Policy
On October 25, 2023, we adopted the Chord Energy Corporation Clawback Policy (the “Clawback Policy"). The Clawback Policy is intended to comply with the requirements of Section 10D of the Exchange Act and Rule 5608 of the Nasdaq Rulebook. Under the terms of the Clawback Policy, in the event of a restatement of our financial statements due to material non-compliance with any financial reporting requirement under applicable securities laws, the Compensation Committee will take reasonably prompt action to cause us to recover the amount of any incentive compensation granted, awarded or paid to a covered employee within the preceding 36-month period to the extent the value of such compensation was in excess of the amount of incentive compensation that would have been granted, awarded or paid had the financial statements been in compliance with the financial reporting requirements. Each executive officer, including our Named Executive Officers and certain former executive officers, are considered “Covered Persons” for purposes of the Clawback Policy. A copy of the Clawback Policy is furnished as Exhibit 97.1 to our Annual Report on Form 10-K, filed with the SEC on February 26, 2024.
Furthermore, our equity-based incentive compensation awards and the Employment Agreements with certain of our Named Executive Officers contain the following provisions for the recoupment of incentive compensation:
•Equity award agreements covering grants made to our Executive Officers and other service providers include language providing that the award may be cancelled and the award recipient may be required to reimburse us for any realized gains to the extent required by applicable law or any clawback policy that we adopt.
•The Company’s equity plan includes provisions specifying that awards under those arrangements are subject to any clawback policy we adopt.
•The employment agreements contain a clawback provision that enables us to recoup any compensation that is deemed incentive compensation if required by any law, government regulation, stock exchange listing requirement, or Company policy adopted as required by such law, government regulation, or stock exchange listing requirement.

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Actions Taken for the 2024 Fiscal year
Following the 2022 Merger, the Board focused on overseeing the integration of the newly combined companies. In 2023, the Committee prioritized developing a comprehensive performance-based executive compensation program for the Company and established, for 2024, a program aligned with the compensation philosophy described above. The Committee worked extensively with Meridian to design the 2024 executive compensation program. The Committee reviewed and discussed compensation data for our Executive Officers as compared to compensation data for similarly situated executive officers at peer companies selected by the Committee (set forth above under "—Benchmarking and Peer Group"), and ultimately, approved the program described below.
2024 Base Salary and Target Cash Incentive Opportunity
The Committee approved an increase to Mr. Lou's base salary and otherwise held flat salaries and target annual cash incentive award opportunities (as a percentage of the officer's base salary) of our Named Executive Officers who remain employed during 2024.

	2023 Base Salary	2024 Base Salary	2023 Cash Incentive Target (% Base Salary)	2024 Cash Incentive Target (% Base Salary)
Daniel E. Brown	$850,000	$850,000	120%	120%
Michael H. Lou	$500,000	$550,000	100%	100%
Shannon B. Kinney	$480,000	$480,000	90%	90%
2024 Annual Performance-Based Cash Incentive Award
At the beginning of 2024, with input from Meridian and after reviewing peer company and industry data, the Committee approved the 2024 annual performance-based cash incentive award program to reward achievement of our annual Company performance goals. For the 2024 annual performance-based cash incentive award program, the Company identified quantitative and qualitative performance goal metrics that reflect our strategy, including delivering improved ESG performance, generating free cash flow, operating efficiently, and exercising capital discipline, each with a pre-assigned weighting to serve as a guideline for determining award payouts earned by our Named Executive Officers for 2024. The Committee did not make material changes to the structure of the program for 2024.
2024 Long-Term Incentive Awards
In late 2023, the Committee approved the structure of the Company's 2024 long-term incentive award program, which is made up of time-based RSU awards and absolute and relative TSR PSU awards pursuant to the 2020 LTIP. The following table sets forth the relative mix of such awards among our Named Executive Officers.

	Percent of Equity Awarded (CEO)	Performance or Vesting Measures	Percent of Equity Awarded (Other NEOs)	Performance or Vesting Period
Performance Share Units	16.75%	Absolute TSR	15%	3 years
	50.25%	Relative TSR	45%	3 years
Restricted Stock Units	33%	Time Vest	40%	3 years

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As shown above, this program ties 67% of our CEO's equity opportunity, and 60% of our other Named Executive Officers, directly to shareholder returns, creating significant alignment of management and shareholder rewards.
Absolute TSR PSUs
Absolute TSR PSUs are contingent shares that can be earned over three years depending upon the TSR performance of the Company’s common stock measured against specific return objectives. These PSUs are designed to promote alignment with shareholder interests by rewarding executives for absolute TSR performance. These awards cliff vest after three years. The number of absolute TSR PSUs earned over the three-year performance period could range from 0 to 300% of initial PSUs awarded, based on performance. If the number of PSUs earned exceeds 100% of initial PSUs awarded, then such excess earned PSUs will be settled in cash, rather than shares of the Company's common stock.
Relative TSR PSUs
Relative TSR PSUs are contingent shares that can be earned over three years depending upon the Company’s relative TSR performance in comparison to a pre-determined set of companies and indices. These PSUs are designed to promote alignment with shareholder interests by rewarding executives for shareholder returns measured against potential alternative investments. These awards cliff vest after three years. The number of Relative TSR PSUs earned over the three-year performance periods could range from 0 to 200% of target, based on performance. If the number of PSUs earned exceeds 100% of initial PSUs awarded, then such excess earned PSUs will be settled in cash, rather than shares of the Company's common stock.
Restricted Stock Units
RSUs are contingent shares that vest ratably on each of the first, second, and third anniversaries of the grant date in order to promote retention of our executive team. The RSUs are designed to reward our Named Executive Officers for long-term share performance and encourage executive retention while incentivizing absolute performance that is aligned with shareholder interests.
The combination of the PSUs and the RSUs, along with our stock ownership guidelines described under "—Stock Ownership Guidelines," provides a comprehensive package of long-term compensation incentives for our Named Executive Officers that align their interests with those of our long-term shareholders. The Committee will continue to monitor the design effectiveness of the Company's executive compensation structure, including the long-term incentive awards, in achieving the desired result.
2024 Pay Mix
We view the various components of our compensation program as distinct but related, and we emphasize “pay for performance” by structuring our program so that a significant portion of our executive officers' total compensation is "at risk" and tied to the Company's long- and short-term financial, operational and strategic goals.
The charts below illustrate the relationship of the elements of our executive compensation structure to each other. As the charts indicate, a majority of the 2024 target total compensation for each of our Named Executive Officers is considered to be “at risk,” which means that such compensation is based on achievement with respect to performance metrics that are tied to certain of the Company’s long-term and short-term financial, operational and strategic goals. The annual performance-based cash incentives, absolute TSR PSUs, and relative TSR PSUs are deemed to be “at risk” because they are subject to such performance metrics. If a certain level of performance is not achieved with respect to such performance metrics, it is possible that our executives will not earn any compensation with respect to such annual performance-based cash incentives and PSUs.

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Base salary is not deemed to be “at risk” because it is not subject to specified performance metrics. RSUs are not "at risk" in the same way that the annual performance-based cash incentives and PSUs are because the executives will vest in them after a certain period. However, the value of the RSUs is "at risk" as it depends on the Company's stock price, and thus, performance.

Allocation of CEO Compensation	Average Other NEO Compensation

24%
Time-based RSU
13%
Base Salary
15%
Annual Performance-Based Cash Incentive
12%
Absolute TSR PSU
36%
Relative TSR PSU

25%
Time-based RSU
19%
Base Salary
18%
Annual Performance-Based Cash Incentive
10%
Absolute TSR PSU
28%
Relative TSR PSU

87% of CEO total compensation at risk and performance-based	81% of average NEO total compensation at risk and performance-based
2024 Executive Severance Plan
On February 20, 2024, the Board adopted the Chord Energy Corporation Executive Severance Plan (the “Executive Severance Plan”). We expect that each of our Named Executive Officers will participate in the Executive Severance Plan and will cease to participate in any other severance plan or agreement currently applicable to such individual (including, for Messrs. Brown and Lou, their employment agreements). For more information on the Executive Severance Plan, please see the description contained in Item 9B of our Annual Report on Form 10-K that was filed with the SEC on February 26, 2024, as well as the copy of the Executive Severance Plan that was filed as Exhibit 10.25 to such Annual Report on Form 10-K.

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Compensation and Human Resources Committee Report
The information contained in this Compensation and Human Resources Committee Report and references in this proxy statement to the independence of the members of the Compensation and Human Resources Committee shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into any future filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information.
The Compensation and Human Resources Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation and Human Resources Committee of the Board of Directors
Anne Taylor, Chair
Susan M. Cunningham, Member
Kevin S. McCarthy, Member
Marguerite N. Woung-Chapman, Member

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Executive Compensation Tables
2023 Summary Compensation Table
The following table sets forth information concerning the annual compensation for services provided to us by our Named Executive Officers during the fiscal year ended December 31, 2023 and, to the extent required by applicable SEC disclosure rules, during the fiscal years ended December 31, 2022 and 2021. Mr. Rimer joined the Company as its Executive Vice President and Chief Operating Officer on July 1, 2022, upon completion of the 2022 Merger, and he served in that capacity through December 31, 2023. Unless otherwise noted, compensation presented in the Summary Compensation Table with respect to Mr. Rimer only reflects compensation by Chord for the period from July 1, 2022 to December 31, 2023. Ms. Kinney joined the Company as its Executive Vice President, General Counsel and Corporate Secretary on July 18, 2023. Unless otherwise noted, compensation presented in the Summary Compensation Table with respect to Ms. Kinney only reflects compensation by Chord for the period from July 18, 2023 to December 31, 2023. As described previously in the CD&A, Mr. Lou served as Executive Vice President and Chief Financial Officer during 2023. Mr. Lou was appointed as Executive Vice President, Chief Strategy Officer and Chief Commercial Officer, effective March 4, 2024.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Daniel E. Brown Chief Executive Officer	2023	$850,000	$—	$1,005,143	$1,106,700	$23,808	$2,985,651
	2022	$641,687	$688,500	$—	$510,000	$22,308	$1,862,495
	2021	$432,790	$—	$14,225,450	$432,790	$18,315	$15,109,345
Michael H. Lou Executive Vice President, Chief Strategy Officer and Chief Commercial Officer (Served as Chief Financial Officer during 2023)	2023	$500,000	$—	$502,503	$542,500	$23,808	$1,568,811
	2022	$458,356	$337,500	$—	$382,500	$22,308	$1,200,664
	2021	$451,257	$—	$5,541,467	$450,000	$21,408	$6,464,132
Shannon B. Kinney Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary	2023	$210,462	$212,700	$3,130,023	$214,455	$9,758	$3,777,398
Charles J. Rimer Former Executive Vice President and Chief Operating Officer	2023	$500,000	$—	$1,708,757	$542,500	$2,023,808	$4,775,065
	2022	$233,462	$337,500	$—	$—	$2,004	$572,966
(1)Reflects the base salary earned by each Named Executive Officer during the fiscal year indicated (or applicable portion thereof).

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(2)For 2023, the amount reported for Ms. Kinney reflects the signing bonus she received in connection with her appointment as Executive Vice President, General Counsel and Corporate Secretary. For 2022, amounts reported reflect annual cash incentive award payments earned for the period from July 1, 2022 to December 31, 2022. The 2022 Merger Agreement stipulated that such cash incentive payments would be set at 150% of target for such period. Messrs. Brown, Lou, and Rimer recommended, and the Board approved, a reduction in their payments to 135% of target, taking into account the Company's safety performance for the period.
(3)For 2023, the amounts reported in this column represent the aggregate grant date fair value, determined in accordance with FASB ASC Topic 718, excluding the effects of estimated forfeitures, of RSUs awarded in 2023 under the 2020 LTIP and, with respect to Mr. Rimer's award only, the assumed Whiting Equity Incentive Plan. The discussion of the assumptions used in calculating the aggregate grant date fair value of the RSU awards can be found in Note 16 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
(4)The amounts included in this column reflect the amount of the 2023 performance-based cash incentive amounts earned by each of Messrs. Brown, Lou, and Rimer and Ms. Kinney based upon the Company’s achievement of the performance metrics outlined above. For additional information on the amounts earned by the Named Executive Officers, please see “Compensation Discussion and Analysis—2023 Compensation—Annual Incentive Compensation."
(5)The following items are reported in the “All Other Compensation” column for fiscal year 2023:

Name	Severance Payment(a)	Parking	401(k) Plan Match	Total
Daniel E. Brown	$—	$4,008	$19,800	$23,808
Michael H. Lou	$—	$4,008	$19,800	$23,808
Shannon B. Kinney	$—	$2,004	$7,754	$9,758
Charles J. Rimer	$2,000,000	$4,008	$19,800	$2,023,808
(a)Amount in this column represents the severance payments earned by Mr. Rimer in connection with his retirement.
Grants of Plan-Based Awards
The following table sets forth information concerning grants of plan-based awards to each of our 2023 Named Executive Officers, during fiscal year 2023, under the Company's Annual Incentive Compensation Plan, 2020 LTIP, and, with respect to Mr. Rimer only, the Whiting Equity Incentive Plan.

Name	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock and Option Awards(4)
			Threshold(2)	Target	Maximum
Brown			$510,000	$1,020,000	$2,040,000
	1/1/2023	12/8/2022				7,347	$1,005,143
Lou			$250,000	$500,000	$1,000,000
	1/1/2023	12/8/2022				3,673	$502,503
Kinney(5)			$216,000	$432,000	$864,000
	8/1/2023	7/14/2023				19,882	$3,130,023
Rimer			$250,000	$500,000	$1,000,000
	1/1/2023	12/8/2022				12,490	$1,708,757
(1)Amounts reflect performance-based cash incentive amounts granted under our 2023 incentive compensation program during fiscal year 2023 assuming threshold, target and maximum performance achievement.
(2)Threshold payout reflects 50% performance rating, but if threshold performance is not reached, the payout amount would be $0.
(3)Reflects RSUs granted under our 2020 LTIP that are scheduled to vest on the third anniversary of the grant date, in the case of Messrs. Brown, Lou, and Rimer, and over a three-year period on each of the first three anniversaries of

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the grant date, in the case of Ms. Kinney, and in each case subject to the Named Executive Officer’s continued employment through the applicable date of grant.
(4)Reflects the aggregate grant date fair value of RSU awards granted under our 2020 LTIP in 2023, computed in accordance with FASB ASC Topic 718. For fiscal year 2023, the grant date fair value for RSUs is based on the closing price of our common stock on December 30, 2022, the last trading day preceding the grant date of January 1, 2023, (or, for Ms. Kinney, August 1, 2023, the grant date) for those awards, which was $136.81 per share (or, for Ms. Kinney, $157.43).
(5)Ms. Kinney joined the Company on July 18, 2023, and was eligible to receive an incentive payment for the period from July 18, 2023 to December 31, 2023. The amounts earned by Ms. Kinney can be found in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table for the period from July 18, 2023 to December 31, 2023.
Outstanding Equity Awards at 2023 Fiscal Year End
The following table sets forth information concerning outstanding equity awards that were held by each of our 2023 Named Executive Officers as of December 31, 2023. Pursuant to the terms of the awards, level of performance under outstanding PSU and LSU awards, for all periods, was established immediately prior to the closing of the 2022 Merger. Therefore, unvested shares associated with those awards are reflected in the column titled "Number of Shares of Stock That Have Not Vested" in the table below, rather than in the column relating to "Unearned Shares."

	Stock Awards
Name	Number of Shares of Stock That Have Not Vested (#)(1)	Market Value of Shares of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares that Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)
Daniel E. Brown	282,980	$47,039,765	—	$—
Michael H. Lou	167,454	$27,835,878	—	$—
Shannon B. Kinney	19,882	$3,304,985
Charles J. Rimer(3)	0	$—	—	$—
(1)Amounts reflected in this column represent the following unvested RSU awards as of December 31, 2023.

Name		Original Award	Number Unvested on 12/31/2023	Remaining Vesting Dates
Daniel E. Brown		2021 RSU	21,988	April 13, 2024 and April 13, 2025
		2023 RSU	7,347	January 1, 2026
	(a)	2021 3-Year LSU	111,876	April 15, 2024
	(a)	2021 4-Year LSU	111,876	April 15, 2025
	(b)	2021 Peer rTSR PSU	13,400	December 31, 2024
	(c)	2021 Index rTSR PSU	16,493	December 31, 2024
Michael H. Lou		2021 RSU	13,816	January 18, 2024 and January 18, 2025
		2023 RSU	3,673	January 1, 2026
	(a)	2021 3-Year LSU	65,592	January 15, 2024
	(a)	2021 4-Year LSU	65,592	January 15, 2025
	(b)	2021 Peer rTSR PSU	8,419	December 31, 2024
	(c)	2021 Index rTSR PSU	10,362	December 31, 2024
Shannon B. Kinney		2023 RSU	19,882	August 1, 2024, August 1, 2025, and August 1, 2026

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(a)In connection with the change in control that occurred at the closing of the 2022 Merger, and pursuant to the terms of the award agreement, the performance periods were deemed satisfied, and the Oasis Committee certified the achievement level of the 3-Year and 4-Year performance awards ("LSUs") (for all performance periods) at the maximum level, based on actual performance through the change in control date. The awards now vest on the date representing the end of the original grant cycle, subject to the employee's continued service through the applicable date.
(b)In connection with the change in control that occurred at the closing of the 2022 Merger, and pursuant to the terms of the award agreement, the performance periods were deemed satisfied, and the Oasis Committee certified the achievement level of the Peer Group relative TSR PSUs (for all performance periods) at 121.875% of target, based on actual performance through the change in control date. The awards now vest ratably on dates that originally represented the end of a performance cycle, subject to the employee's continued service through the applicable date.
(c)In connection with the change in control that occurred at the closing of the 2022 Merger, and pursuant to the terms of the award agreement, the performance periods were deemed satisfied, and the Oasis Committee certified the achievement level of the Index relative TSR PSUs (for all performance periods) at the maximum level, based on actual performance through the change in control date. The awards now vest ratably on dates that originally represented the end of a performance cycle, subject to the employee's continued service through the applicable date.
(2)Amounts reflected in this column represent the market value of our common stock underlying the unvested RSU awards held by our Named Executive Officers, in each case, computed based on the closing price of our common stock on December 29, 2023, the last trading day of 2023, which was $166.23 per share.
(3)All of the outstanding awards held by Mr. Rimer vested on December 31, 2023 upon his retirement, pursuant to the terms of his employment agreement.
2023 Options Exercised and Stock Vested
The following table sets forth information concerning equity awards held by each of our 2023 Named Executive Officers that vested during the fiscal year ended December 31, 2023. None of our 2023 Named Executive Officers hold stock option awards.

		Stock Awards
Name		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Daniel E. Brown	RSU(1)	10,994	$1,564,666
	PSU(2)(3)	13,400	$2,227,482
	PSU(4)(5)	16,493	$2,741,631
Michael H. Lou	RSU(6)	6,908	$939,764
	PSU(3)(7)	8,419	$1,399,490
	PSU(4)(8)	10,362	$1,722,475
Charles J. Rimer	RSU(9)	4,710	$655,607
	RSU(10)	1,578	$243,266
	RSU(11)	39,527	$6,655,741
	PSU(12)	42,447	$7,722,952
Shannon B. Kinney		—	$—
(1)Reflects one-third of the award of restricted stock Mr. Brown received on April 13, 2021, which vested pursuant to its terms on April 13, 2023. The value realized by Mr. Brown upon vesting of the restricted stock award was computed based on the closing price of our common stock on April 13, 2023, the applicable vesting date, which was $142.32.
(2)Reflects one-half of the award of peer group relative TSR PSUs Mr. Brown received on April 13, 2021, which vested on December 31, 2023. The value realized by Mr. Brown upon vesting of the PSUs was computed based on the closing price of our common stock on December 29, 2023, the last trading day preceding the vesting date, which was $166.23.
(3)In connection with the change in control that occurred at the closing of the 2022 Merger, and pursuant to the terms of the award agreement, the performance periods were deemed satisfied, and the Oasis Committee certified the achievement level of the Peer Group relative TSR PSUs (for all performance periods) at 121.875% of target, based on actual performance through the change in control date. The awards now vest ratably on dates that originally

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represented the end of a performance cycle, subject to the employee's continued service through the applicable date.
(4)Reflects one-half of the award of index relative TSR PSUs Mr. Brown received on April 13, 2021, which vested on December 31, 2023. The value realized by Mr. Brown upon vesting of the PSUs was computed based on the closing price of our common stock on December 29, 2023, the last trading day preceding the vesting date, which was $166.23.
(5)In connection with the change in control that occurred at the closing of the 2022 Merger, and pursuant to the terms of the award agreement, the performance periods were deemed satisfied, and the Oasis Committee certified the achievement level of the Index relative TSR PSUs (for all performance periods) at the maximum level, based on actual performance through the change in control date. The awards now vest ratably on dates that originally represented the end of a performance cycle, subject to the employee's continued service through the applicable date.
(6)Reflects one-third of the award of restricted stock Mr. Lou received on January 18, 2021, which vested pursuant to its terms on January 18, 2023. The value realized by Mr. Lou upon vesting of the restricted stock award was computed based on the closing price of our common stock on January 18, 2023, the applicable vesting date, which was $136.04.
(7)Reflects one-half of the award of peer group relative TSR PSUs Mr. Lou received on January 18, 2021, which vested on December 31, 2023. The value realized by Mr. Lou upon vesting of the PSUs was computed based on the closing price of our common stock on December 29, 2023, the last trading day preceding the vesting date, which was $166.23.
(8)Reflects one-half of the award of index relative TSR PSUs Mr. Lou received on January 18, 2021, which vested on December 31, 2023. The value realized by Mr. Lou upon vesting of the PSUs was computed based on the closing price of our common stock on December 29, 2023, the last trading day preceding the vesting date, which was $166.23.
(9)Reflects one-third of the award of restricted stock Mr. Rimer received on February 2, 2021, which vested pursuant to its terms on January 4, 2023. The value realized by Mr. Rimer upon vesting of the restricted stock award was computed by (i) multiplying the number of shares subject to such awards by the closing price of our common stock on January 4, 2023, the applicable vesting date, which was $128.37, and adding (ii) $6.25 per share of Whiting stock originally subject to such converted awards pursuant to the terms of the 2022 Merger Agreement.
(10)Reflects one-third of the award of restricted stock Mr. Rimer received on January 31, 2022, which vested pursuant to its terms on January 31, 2023. The value realized by Mr. Rimer upon vesting of the restricted stock award was computed by (i) multiplying the number of shares subject to such awards by the closing price of our common stock on January 31, 2023, the applicable vesting date, which was $143.33, and adding (ii) $6.25 per share of Whiting stock originally subject to such converted awards pursuant to the terms of the 2022 Merger Agreement.
(11)Reflects awards of restricted stock Mr. Rimer received on February 2, 2021, January 31, 2022, and January 1, 2023 which vested on December 31, 2023 in connection with Mr. Rimer's retirement pursuant to the terms of his employment agreement. The value realized by Mr. Rimer upon vesting of the restricted stock award was computed by (i) multiplying the number of shares subject to such awards by the closing price of our common stock on December 29, 2023, the last trading day preceding the vesting date, which was $166.23, and adding (ii) $6.25 per share of Whiting stock originally subject to such converted awards pursuant to the terms of the 2022 Merger Agreement.
(12)Reflects awards of PSUs Mr. Rimer received on February 2, 2021 and January 31, 2022, which vested on December 31, 2023 in connection with Mr. Rimer's retirement pursuant to the terms of his employment agreement. The value realized by Mr. Rimer upon vesting of the restricted stock award was computed by (i) multiplying the number of shares subject to such awards by the closing price of our common stock on December 29, 2023, the last trading day preceding the vesting date, which was $166.23, and adding (ii) $6.25 per share of Whiting stock originally subject to such converted awards pursuant to the terms of the 2022 Merger Agreement.

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Potential Payments Upon Termination and Change in Control
The following disclosures discuss the payments and benefits that each of our 2023 Named Executive Officers who are current officers of the Company would have been eligible to receive upon certain termination events, assuming that each such termination occurred on December 31, 2023. As a result, the payments and benefits disclosed represent what would have been due and payable to such 2023 Named Executive Officers under the applicable agreements and plans in existence between each Named Executive Officer and the Company as of December 31, 2023; this disclosure does not reflect any changes to such agreements or plans, or new agreements or plans adopted, after December 31, 2023, unless specifically stated.
Termination of Employment under the Employment Agreements
Under the Employment Agreements, upon any termination of employment, the Named Executive Officers would have been entitled to receive (i) accrued but unpaid salary, (ii) any unpaid annual performance bonus earned for the calendar year prior to the year in which the Named Executive Officer terminates, (iii) reimbursement of eligible expenses and (iv) any employee benefits due pursuant to their terms (collectively, the “Accrued Payments”).
Death or Disability
If either of Messrs. Brown or Lou is terminated due to death or “disability,” then the Named Executive Officer would be entitled to receive the following amounts: (i) the Accrued Payments, (ii) a pro-rata portion of the annual performance bonus for the calendar year of termination, (iii) an amount equal to 12 months’ worth of the Named Executive Officer’s base salary, payable in a lump sum within 60 days following termination, and (iv) reimbursement of COBRA premiums, if the Named Executive Officer elects and remains eligible for COBRA (the "COBRA Reimbursement"), for up to 18 months following termination.
Non-Renewal of Employment Agreement
If Mr. Brown's or Mr. Lou's employment terminates by reason of the Company’s non-renewal of the Employment Agreement at expiration, the Named Executive Officer would be entitled to receive the COBRA Reimbursement, if the Named Executive Officer elects and remains eligible for COBRA, for up to 12 months following termination. Except for this COBRA Reimbursement, and except as provided in any award notices for equity grants made, the non-renewal of the Employment Agreement does not entitle a Named Executive Officer to any severance benefits, vesting of unvested equity grants or any other benefits.
Termination Other than for Cause or Good Reason
If the Company terminates the employment of Messrs. Brown or Lou for reasons other than “cause,” or if the Named Executive Officer terminates employment for “good reason,” and, in each case, such termination is not on or within 18 months following a “change in control,” then the Named Executive Officer would be entitled to receive the following amounts: (i) the Accrued Payments; (ii) a pro-rata portion of the annual performance bonus for the calendar year of termination; (iii) an amount equal to the Severance Multiple (as defined below) of the sum of (1) the Named Executive Officer’s base salary as of the date of termination, plus (2) the aggregate of the product of (x) the Named Executive Officer’s base salary as of the date of termination and (y) the target bonus percentage specified in such Officer’s Employment Agreement (or such higher percentage specified by the Board with respect to the calendar year in which the date of termination occurs), payable in equal monthly installments (with amounts in excess of certain limitations under Section 409A of the Internal Revenue Code payable in a lump sum within 60 days); and

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(iv) the COBRA Reimbursement, if the Named Executive Officer elects and remains eligible for COBRA, for up to 18 months following termination.
Severance amounts, other than the pro-rata bonus amount, are subject to the Named Executive Officer’s delivery to the Company (and non-revocation) of a release of claims within 50 days of his termination date.
Change in Control
Under each Employment Agreement, if Messrs. Brown's or Lou's employment is terminated by the Company without “cause” or by the Named Executive Officer for “good reason,” in each case, on or within 18 months following a “change in control,” then the Severance Multiple is 2.5X for Mr. Brown and 2X for Mr. Lou.
Severance Multiples
Under the Employment Agreements, the severance multiples for Messrs. Brown and Lou are as follows:

	Good Reason	Termination without Cause	Termination without Cause or for Good Reason Following a Change in Control(1)
Daniel E. Brown	2X	2X	2.5X
Michael H. Lou	1X	1X	2X
(1)Pursuant to the 2022 Merger Agreement, this severance multiple also applies to a termination by Death or Disability within 18 months of a change in control.
No Gross Up Payments
Each Employment Agreement provides that, if any payments made pursuant to the Employment Agreements in connection with a change in control would result in a Named Executive Officer receiving golden parachute payments that are subject to excise tax under Section 280G and 4999 of the Internal Revenue Code, the Company will not provide any gross-up payment for such excise taxes.
Restrictive Covenants
Messrs. Brown and Lou are subject to certain confidentiality, non-compete and non-solicitation provisions contained in the Employment Agreements. The confidentiality covenants are perpetual, while the non-compete and non-solicitation covenants apply during the term of the Employment Agreements and for 12 months following the Named Executive Officer’s termination date. Under the Employment Agreements, those covenants will continue for 12 months following the termination date, even in the case of a change in control.
2021 Awards
Messrs. Brown and Lou hold outstanding awards of PSUs, LSUs, and RSUs which were granted in 2021. Due to the fact that the completion of the Merger constituted a Change in Control under the award provisions, the performance periods for all PSUs and LSUs were deemed satisfied, and performance levels were certified immediately prior to the completion of the Merger. The shares earned under the terms of the PSUs and LSUs will vest at the end of the original performance cycles and grant cycles for PSUs and LSUs, respectively, subject to Messrs. Brown’s and Lou’s continued service through the applicable vesting date.

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PSUs; LSUs
If Messrs. Brown’s or Lou’s employment with the Company is terminated prior to the end of the PSU or LSU vesting period, as applicable, (i) by the Company without “cause,” (ii) by reason of the Company’s non-renewal of the Officer’s employment agreement (a “Non-Renewal”), (iii) by the Officer for “good reason” or (iv) by reason of the Officer’s death, then the amount of the earned award would be determined based on actual performance as of immediately prior to the Merger and would be prorated based on (A) the Officer’s service following the effective date of his Employment Agreement or (B) 12 months, whichever is greater, as a percentage of the entire measurement period. If the Officer’s employment with the Company is terminated prior to the end of the PSU or LSU vesting period, as applicable, (i) by the Company without “cause,” (ii) by reason of a Non-Renewal, (iii) by the Officer for “good reason” or (iv) by reason of the Officer’s death, in each case, within 18 months following a change in control (which, for the avoidance of doubt, if Messrs. Brown or Lou incurred such terminations of employment on December 31, 2023, such terminations of employment would have occurred within the 18-month protection period following the Merger, which was a change in control), then the number of earned PSUs or LSUs determined in accordance with the two preceding sentences will fully vest as of the date of such termination (i.e., without the need for the Officer to remain employed through the end of the applicable performance period).
RSUs
If Messrs. Brown’s or Lou’s employment with the Company is terminated prior to the end of the RSU vesting period (i) by the Company without “cause,” (ii) by reason of a Non-Renewal, (iii) by the Officer for “good reason” or (iv) by reason of the Officer’s death, then, upon termination, the Officer will vest in the number of unvested RSUs that were scheduled to vest within 12 months following his termination, with full vesting of unvested RSUs if any of these types of termination occurs within 18 months following a change in control (which, for the avoidance of doubt, if Messrs. Brown or Lou incurred such terminations of employment on December 31, 2023, such terminations of employment would have occurred within the 18-month protection period following the Merger, which was a change in control).
Employment Agreement with Mr. Rimer
While Mr. Rimer was serving as our Executive Vice President and Chief Operating Officer, he was party to an employment agreement, entered into effective February 2, 2021 (the "Rimer Agreement"). Under the terms of the Rimer Agreement, Mr. Rimer was eligible to receive severance benefits upon certain terminations of employment. As disclosed in the CD&A, Mr. Rimer ceased to serve as Executive Vice President and Chief Operating Officer effective January 2, 2024. In connection with his retirement, Mr. Rimer received (i) $2,000,000 and (ii) full acceleration of any outstanding unvested equity awards held by him as of December 31, 2023. The outstanding unvested equity awards held by Mr. Rimer became fully vested as of December 31, 2023. Additionally, for a period of up to 18 months after the date of Mr. Rimer’s separation from service with us or until Mr. Rimer obtains new employment, he will continue to be covered, at our expense, by the same or equivalent, medical, dental and vision coverage as he received immediately prior to this separation from service with us.
2021 Executive Change in Control and Severance Plan
Ms. Kinney was a participant in the Oasis Petroleum Inc. 2021 Executive Change in Control and Severance Benefit Plan (the “2021 CIC Plan”) as of December 31, 2023. Pursuant to the 2021 CIC Plan and in the event of a qualifying termination, Ms. Kinney would be eligible to receive (i) a pro-rata bonus for the year of termination, (ii) a payment of 75% of her base salary as of the date of termination, (iii) a payment of 75% of the target performance bonus that Ms. Kinney would have been entitled to receive for the year of termination, and (iv) reimbursement, on a monthly basis, of the premiums required to continue Ms. Kinney’s group health coverage for a period of 12 months following the date of termination under the applicable provisions of COBRA, but only to the extent Ms. Kinney or her dependents, as applicable, elect

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to continue and remain eligible for such benefits under COBRA; provided, however, that if such qualifying termination occurs on or within the 12 months following a “change in control,” then the percentage referred to in each of clauses (ii) and (iii) would instead be 150%. As of February 20, 2024, Ms. Kinney is no longer a participant in the 2021 CIC Plan. Any potential payments Ms. Kinney may be entitled to upon termination of employment, including in connection with a change in control, are governed by the Executive Severance Plan. For more information regarding the Executive Severance Plan, please see "—Actions Taken for the 2024 Fiscal Year."
Quantification of Payments
The table below discloses the amount of compensation and/or benefits due to our 2023 Named Executive Officers (except for Mr. Rimer) in the event of their termination of employment and/or in the event we undergo a change in control, in either case, on December 31, 2023, under the Employment Agreements or the 2021 CIC Plan, as applicable. The amounts below constitute estimates of the amounts that would be paid to our Named Executive Officers upon their respective terminations and/or upon a change in control under their compensatory arrangements in effect on December 31, 2023, and do not include any amounts accrued through December 31, 2023 that would be paid in the normal course of continued employment, such as accrued but unpaid salary, and benefits generally available to all of our salaried employees. The actual amounts to be paid are dependent on various factors, which may or may not exist at the time a Named Executive Officer is actually terminated and/or a change in control actually occurs. Therefore, such amounts and disclosures should be considered “forward-looking statements.”

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Named Executive Officer	Termination Due to Death or Disability	Termination Without Cause or for Good Reason	Termination Without Cause or for Good Reason Following a Change in Control(1)	Change in Control
Daniel E. Brown
Severance Multiple Amount(2)	$—	$—	$—	$—
Pro-Rata Bonus(3)	$1,106,700	$1,106,700	$1,106,700	$—
COBRA Premiums(4)	$32,621	$32,621	$32,621	$—
Change in Control Severance Multiple Amount(5)	$4,675,000	$4,675,000	$4,675,000	$—
Accelerated Equity Vesting(6)	$47,039,765	$47,039,765	$47,039,765	$—
Total(7)	$52,854,086	$52,854,086	$52,854,086	$—
Michael H. Lou
Severance Multiple Amount(2)	$—	$—	$—	$—
Pro-Rata Bonus(3)	$542,500	$542,500	$542,500	$—
COBRA Premiums(4)	$32,621	$32,621	$32,621	$—
Change in Control Severance Multiple Amount(5)	$2,000,000	$2,000,000	$2,000,000	$—
Accelerated Equity Vesting(6)	$27,835,878	$27,835,878	$27,835,878	$—
Total(7)	$30,410,999	$30,410,999	$30,410,999	$—
Shannon B. Kinney
Severance Multiple Amount(2)	$—	$684,000		$—
Pro-Rata Bonus(3)	$214,455	$214,455	$214,455	$—
COBRA Premiums(4)	$24,760	$24,760	$24,760	$—
Change in Control Severance Multiple Amount(5)			$1,368,000	$—
Accelerated Equity Vesting(6)	$3,304,985	$3,304,985	$3,304,985	$—
Total(7)	$3,544,200	$4,228,200	$4,912,200	$—
(1)Pursuant to the 2022 Merger Agreement, the "Change in Control Severance Multiple Amount" also applies to termination by Death or Disability following a change in control as of December 31, 2023.
(2)Based on annualized base salary and target bonus percentage in effect for each Named Executive Officer as of December 31, 2023. As of December 31, 2023, pursuant to the Employment Agreements, Messrs. Brown and Lou were in the 18-month change in control protection period following the Merger, such that the amounts reported under the columns entitled “Termination Due to Death or Disability” and “Termination Without Cause or for Good Reason” set forth the enhanced benefits, in the form of the "Change in Control Severance Multiple" that Messrs. Brown and Lou would have been entitled to receive upon such terminations of employment on December 31, 2023.
(3)For purposes of calculating the pro-rata bonus, the dollar value of the bonus awards actually awarded to each Named Executive Officer for 2023 service was used, without pro-ration, since December 31, 2023 was the last day of the calendar year to which such bonus related.
(4)Reflects 18 months’ worth of COBRA premiums at $1,812.30 per month for Messrs. Brown and Lou and 12 months' worth of COBRA premiums at $2,063.33 per month for Ms. Kinney.
(5)It has been assumed that the termination without “cause” or for “good reason” occurs on or within 18 months following a change in control for Messrs. Brown and Lou and 12 months for Ms. Kinney.
(6)The value of accelerated RSU, PSU and LSU awards is based on the closing price of our common stock on December 29, 2023, the last trading day preceding December 31, 2023, which was $166.23, multiplied by the number of outstanding shares that would vest upon the occurrence of the event indicated. The values reported in the table above only take into account awards that were outstanding on December 31, 2023 and do not include the value of

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accrued dividends. As of December 31, 2023, pursuant to the award notices with respect to the 2021 awards of PSUs, LSUs, and RSUs, Messrs. Brown and Lou were in the 18-month change in control protection period following the Merger, such that the amounts reported under the columns entitled “Termination Due to Death or Disability” and “Termination Without Cause or for Good Reason” set forth the enhanced vesting benefits that Messrs. Brown and Lou would have been entitled to receive upon such terminations of employment on December 31, 2023. Pursuant to the award notices of PSUs and LSUs, Messrs. Brown and Lou would have received accelerated vesting upon a termination due to death, but not disability.
(7)The aggregate total amount of compensation payable in connection with the triggering events has not been reduced to reflect any cut back in benefits or payments that would be made in connection with a change in control pursuant to the terms of the Employment Agreements. The Employment Agreements provide that golden parachute payments will be paid in full or reduced to fall within the 280G safe harbor amount, whichever will provide a better net after-tax position for a Named Executive Officer. For purposes of this disclosure, we have reflected the maximum amount potentially payable to each Named Executive Officer under each given scenario even though such maximum amounts could be reduced pursuant to the cutback language included in the Employment Agreements.
Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our principal executive officer.
For 2023, our last completed fiscal year:
•The median of the annual total compensation of all employees of the Company (other than the CEO) was $143,742; and
•The annual total compensation of our CEO, calculated as discussed above, was $2,985,651.
•Based on this information, for 2023 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was reasonably estimated to be 20.8 to 1.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:
•We determined that, as of December 31, 2023, our employee population consisted of approximately 506 individuals with all of these individuals located in the United States. This population consisted of our full-time, part-time and temporary employees.
•We used a consistently applied compensation measure to identify our median employee of comparing the amount of salary reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2023.
•We identified our median employee by consistently applying this compensation measure to all of our employees included in our analysis. Since all of our employees are located in the United States, we did not make any cost of living adjustments in identifying the median employee.
•After we identified our median employee, we combined all of the elements of such employee’s compensation for the 2023 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $143,742.

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Pay versus Performance
In accordance with Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last four completed fiscal years. In determining the “compensation actually paid” (“CAP”) to our Named Executive Officers ("NEOs"), we are required to make various adjustments to the amounts that are reported above in the Summary Compensation Table (“SCT”) and in prior years, as the SEC’s valuation methods for this Pay Versus Performance section differ from those required in the SCT. The table below (the “PVP Table”) reflects both the SCT totals and the adjusted values of the SCT totals as required by the SEC for the 2020, 2021, 2022 and 2023 fiscal years. For this purpose, the principal executive officer (“PEO”) is our CEO (or, as applicable, any individuals who previously served in that role in a given fiscal year). Note that for our NEOs other than our PEO (the “non-PEO NEOs”), compensation is reported as an average.
The financial performance metrics that we are required to include in the PVP Table, as reflected below, are: (i) the Company’s cumulative “TSR”, (ii) the peer group cumulative TSR, (iii) the Company’s net income for each fiscal year, and (iv) a Company-Selected Metric (the “CSM”), which is described in more detail below. While the measurement period for the preceding financial performance metrics typically would begin at the close of market on the last trading day before the earliest fiscal year presented, our measurement period has been modified to take into account the Company’s 2020 bankruptcy proceedings. Therefore, our measurement period begins on November 20, 2020, upon our emergence from restructuring.
We selected relative TSR as our CSM because we believe it represents the most important financial performance measure used by us to link CAP to financial performance, other than absolute TSR, which is already required to be disclosed in the PVP Table. Our CSM compares Company TSR to the TSR of the companies included in the Russell 2000 Index and results in a percentile level above which the Company is performing. In connection with the 2022 Merger, we used this measure to determine the number of shares earned under half of our outstanding relative TSR PSU awards (the "Russell 2000 PSUs"), and the Russell 2000 PSUs were earned at the maximum performance level, which was 150% of target. This relative TSR measure was closely linked to 2023 CAP because these earned Russell 2000 PSUs appreciated in value in 2023 due to our stock price performance and, thus, contributed to the increase in 2023 CAP. (Half of the Russell 2000 PSUs vested in 2023, and half will vest in 2024.) Our relative TSR performance was also a driver of our stock price performance, which impacted CAP due to our Executive Officers' significant equity holdings.

Year	SCT Total for PEO Brown	CAP to PEO Brown(1)	SCT Total for PEO Brooks(2)	CAP to PEO Brooks(1)(2)	SCT Total for PEO Nusz	CAP to PEO Nusz(1)	Average SCT Total for Non-PEO NEOs	Average CAP to Non-PEO NEOs(1)	Value of Initial Fixed $100 Investment Based On:(3)		Net Income (000s)(3)	CSM: Relative TSR (Percentile vs. Russell 2000 Companies)(3)
									TSR	Peer Group TSR(4)
2023	$2,985,651	$15,015,511	$—	$—	$—	$—	$3,373,758	$5,631,393	$758	$323	$1,023,779	99.5%
2022	$1,862,495	$25,170,022	$—	$—	$—	$—	$1,517,316	$10,637,482	$576	$323	$1,858,470	99.4%
2021	$15,109,345	$32,865,277	$160,000	$1,835,601	$—	$—	$4,383,544	$16,958,129	$431	$204	$355,298	98.9%
2020	$—	$—	$622,148	$617,653	$12,305,823	$3,102,795	$2,370,324	$(658,431)	$120	$109	$(45,962)	79.7%
(1)Amounts represent compensation actually paid to our PEO(s) and the average CAP to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO
2023	Daniel E. Brown	Michael H. Lou, Charles J. Rimer, Shannon B. Kinney
2022	Daniel E. Brown	Michael H. Lou, Charles J. Rimer, Taylor L. Reid, Nickolas J. Lorentzatos
2021	Daniel E. Brown, Douglas E. Brooks	Michael H. Lou, Taylor L. Reid, Nickolas J. Lorentzatos
2020	Douglas E. Brooks, Thomas B. Nusz	Michael H. Lou, Taylor L. Reid, Nickolas J. Lorentzatos

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(2)Mr. Brooks was appointed the Company's Board Chair upon the Company's emergence from restructuring in November 2020. He served as our CEO between December 22, 2020, the date of Mr. Nusz's retirement, and April 13, 2021, when Mr. Brown was appointed the Company's CEO. Mr. Brooks did not receive compensation in addition to his regular director compensation during the time that he served in the CEO role. Therefore, Mr. Brooks' compensation set forth in this table reflects only the regular payment he received as a director of the Company and does not reflect any additional payment for service as the Company's CEO.
(3)Amounts for 2020 reflect the period from November 20, 2020, the date the Company emerged from restructuring, through December 31, 2020.
(4)The peer group utilized to determine peer group TSR is the Standard and Poor’s 500 Oil & Gas Exploration & Production Index, which is the same index used by the Company for purposes of Item 229.201(e)(1)(ii) of Regulation S-K as set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2023.
The table below details the adjustments to the SCT total compensation that were made to arrive at the CAP for the PEO and the average CAP for the Non-PEO NEOs, as required pursuant to SEC rules. We do not sponsor or maintain any defined benefit pension plans, and therefore, no deduction was made related to pension value:

	2023		2022		2021			2020
	PEO Brown	Average for Non-PEO NEOs	PEO Brown	Average for Non-PEO NEOs	PEO Brown	PEO Brooks	Average for Non-PEO NEOs	PEO Brooks	PEO Nusz	Average for Non-PEO NEOs
Summary Compensation Table Total	$2,985,651	$3,373,758	$1,862,495	$1,517,316	$15,109,345	$160,000	$4,383,544	$622,148	$12,305,823	$2,370,324
Add (Subtract)
Deduct amounts reported under the “Stock Awards” column in the SCT	$(1,005,143)	$(1,780,428)	$—	$—	$(14,225,450)	$—	$(4,947,826)	$(578,925)	$(3,054,822)	$(1,314,059)
Add the year-end fair value of unvested awards granted in the applicable fiscal year(a)	$216,149	$94,341	$—	$2,591,592	$31,128,052	$—	$16,991,577	$574,430	$—	$—
Add/deduct the change in fair value of unvested awards granted in prior fiscal years, determined based on the change in fair value from the prior fiscal year-end to the applicable fiscal year end(b)	$8,109,123	$1,606,146	$13,560,100	$1,940,398	$—	$919,003	$53,994	$—	$—	$(43,092)
Add/deduct the change in fair value of awards granted in prior years that vested during the applicable fiscal year, determined based on the change in fair value from the prior fiscal year-end to the vesting date(c)	$940,029	$1,127,402	$286,368	$1,089,724	$—	$669,410	$(20,335)	$—	$(6,148,206)	$(2,461,712)
Add the fair value of awards granted and vested in applicable fiscal year(d)	$—	$122,485
Deduct the fair value of awards granted in prior fiscal years that failed to vest in the applicable fiscal year	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Add Dividends or other earnings accrued or paid on equity awards during the year(e)	$3,769,702	$1,087,689	$9,461,059	$3,498,452	$853,330	$87,188	$497,175	$—	$—	$—
Total Equity Award Related Adjustments	$12,029,860	$2,257,635	$23,307,527	$9,120,166	$17,755,932	$1,675,601	$12,574,585	$(4,495)	$(9,203,028)	$(3,818,863)
COMPENSATION ACTUALLY PAID TOTALS	$15,015,511	$5,631,393	$25,170,022	$10,637,482	$32,865,277	$1,835,601	$16,958,129	$617,653	$3,102,795	$(1,448,539)
(a)Value at Fiscal Year End of Awards Granted During the Same Fiscal Year. For awards granted in a particular fiscal year, we are required to add or subtract from the PEO’s and non-PEO NEO’s SCT totals the change in fair value of the awards from the date of grant to the applicable fiscal year-end. The following tables disclose related valuation assumptions for the respective awards.
For the fiscal year ended December 31, 2023, the amount included represents the market value of the RSUs based on the closing price per share of our common stock as of December 29, 2023, the last trading day of 2023.

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Award Granted	Grant Date	Close Price Per Share 12/31/23
RSU	January 2023	$166.23
RSU	August 2023	$166.23
For the fiscal year ended December 31, 2022, the amount included represents the market value as of December 31, 2022 of outstanding RSU awards, converted from Whiting Petroleum awards in connection with the 2022 Merger on July 1, 2022 (the "Converted Whiting Awards").

Award Granted	Grant Date	Close Price Per Share 12/31/22
Converted Whiting Awards	July 2022	$136.81
For the fiscal year ended December 31, 2021, the amount included represents (1) for RSUs, the market value of the RSUs based on the closing price per share of our common stock as of December 31, 2021, (2) for PSUs, the fair value of the PSUs determined in accordance with ASC 718 as of December 31, 2021, and (3) for OMP Common Units (received as consideration for OMP GP LLC Class B Units in midstream simplification transaction), the market price of OMP units as of December 31, 2021.

Award Granted	Grant Date	Close Price per Share 12/31/21	PSU Fair Market Value 12/31/21
RSU	January 2021	$125.99
Peer PSU	January 2021		$178.81
Index PSU	January 2021		$192.86
Absolute PSU	January 2021		$238.15
RSU	April 2021	$125.99
Peer PSU	April 2021		$178.81
Index PSU	April 2021		$192.86
Absolute PSU	April 2021		$233.49
OMP Common Units	March 2021	$23.91
For the fiscal year ended December 31, 2020, the amount included represents the market value of RSAs granted to Mr. Brooks on December 29, 2020, in his capacity as a director of the Company, based on the closing price per share of our common stock as of December 31, 2020.

Award Granted	Grant Date	Close Price Per Share 12/31/20
RSA	December 2020	$37.06

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(b)Year-Over-Year Change in Value of Awards Granted in Prior Fiscal Years that Remain Outstanding and Unvested as of the Applicable Year End. For awards granted in prior fiscal years that remain outstanding and unvested as of the applicable fiscal year-end, we are required to add or subtract from the PEO’s and non-PEO NEO’s SCT totals the change in fair value of the awards year-over-year, measured as of the last trading day of each fiscal year. The following tables disclose related valuation assumptions for the respective awards.
For the fiscal year ended December 31, 2023, the amounts included represent the change in value of unvested awards based on the closing price per share of our common stock on December 29, 2023, the last trading day of 2023. The performance period for awards originally granted, and identified below, as PSUs ended immediately prior to the closing of the 2022 Merger on July 1, 2022, and shares earned were established at that time, based on performance, in accordance with the terms of the awards. Half of the Peer PSU and Index PSU awards vested as of December 31, 2023 (see footnote (c) below). The remaining awards remained unvested as of December 31, 2023.

Award Granted	Grant Date	Close Price per Share
RSU	January 2021	$166.23
Peer PSU	January 2021	$166.23
Index PSU	January 2021	$166.23
Absolute PSU	January 2021	$166.23
RSU	April 2021	$166.23
Peer PSU	April 2021	$166.23
Index PSU	April 2021	$166.23
Absolute PSU	April 2021	$166.23
For the fiscal year ended December 31, 2022, the amounts included represent the change in value of unvested awards based on the closing price per share of our common stock on December 31, 2022. The performance period for awards originally granted, and identified below, as PSUs ended immediately prior to the closing of the 2022 Merger on July 1, 2022, and shares earned were established at that time, based on performance, in accordance with the terms of the awards. These shares remained unvested (for Messrs. Brown and Lou) as of December 31, 2022.

Award Granted	Grant Date	Close Price per Share
RSU	January 2021	$136.81
Peer PSU	January 2021	$136.81
Index PSU	January 2021	$136.81
Absolute PSU	January 2021	$136.81
RSU	April 2021	$136.81
Peer PSU	April 2021	$136.81
Index PSU	April 2021	$136.81
Absolute PSU	April 2021	$136.81
For the fiscal year ended December 31, 2021, the amounts included represent the change in market value of unvested phantom units of OMP, granted in January 2019, based on the closing price per unit of OMP's common units at fiscal year-end.

As of FY Ending December 31,	Award Granted	Grant Date	Close Price Per Share
2021	OMP Phantom Unit	January 2019	$23.91
2020	OMP Phantom Unit	January 2019	$11.73
For the fiscal year ended December 31, 2020, the amounts included represent the change in market value of unvested phantom units of OMP, granted in January 2019, based on the closing price per unit of OMP's common units at fiscal year-end.

As of FY Ending December 31,	Award Granted	Grant Date	Close Price Per Share
2020	OMP Phantom Unit	January 2019	$11.73
2019	OMP Phantom Unit	January 2019	$16.59

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Executive Compensation Matters
(c)Change in Value of Awards Granted in Previous Fiscal Years that Vested During the Applicable Fiscal Year. For awards that vested during a particular fiscal year, we are required to add or subtract from the PEO’s and non-PEO NEO’s SCT totals the change in fair value of the awards as of the vesting date measured against the last trading day of the prior fiscal year. The following tables disclose related valuation assumptions for the respective awards.
For the fiscal year ended December 31, 2023, this represents the change in market value of prior year awards from December 31, 2022, based solely on the close price per share on the vesting date, as accrued distribution equivalent rights and dividends are not included. For more information on accrued distribution equivalent rights and dividends, please see footnote "(e)" below. "Vest 1" represents regular vesting dates; "Vest 2" represents, with respect to Converted Whiting Awards, vesting in connection with Mr. Rimer's retirement pursuant to the terms of his employment agreement. In connection with the vesting of Mr. Rimer's awards, Mr. Rimer also received $6.25 per share of Whiting stock originally subject to such converted awards pursuant to the terms of the 2022 Merger Agreement.

As of Fiscal Year Ending December 31,	Award Granted	Grant Date	Closing Price per Share 12/31/22	Closing Price per Share (Vest 1)	Closing Price per Share (Vest 2)
2022	RSU	January 2021	$136.81
	Peer PSU	January 2021	$136.81
	Index PSU	January 2021	$136.81
	RSU	April 2021	$136.81
	Converted Whiting Awards (ALL)	July 2022	$136.81
2023	RSU	January 2021		$136.04
	Peer PSU	January 2021		$166.23
	Index PSU	January 2021		$166.23
	RSU	April 2021		$142.32
	Converted Whiting Award - RSU	July 2022		$128.37
	Converted Whiting Award - RSU	July 2022		$143.33	$166.23
	Converted Whiting Awards - PSU	July 2022			$166.23
For the fiscal year ended December 31, 2022, this represents the change in market value of prior year awards from December 31, 2021, based on the close price per share on the vesting date, except that the "close price" related to the OMP Restricted Unit vesting is based on the merger exchange ratio, and the value of Crestwood common units that such OMP phantom units would have otherwise been converted into as a result of the merger; accrued distribution equivalent rights and dividends are not included. For more information on accrued distribution equivalent rights and dividends, please see footnote “(e)” below. "Vest 1" represents regular vesting dates; "Vest 2" represents (1) with respect to OMP units, vestings in connection with the closing of the sale of OMP, and (2) with respect to RSU and PSU awards, vestings (for Messrs. Reid and Lorentzatos) in connection with the 2022 Merger in July 2022, which constituted a "change in control" under the terms of the awards.

As of Fiscal Year Ending December 31,	Award Granted	Grant Date	Closing Price/FMV 12/31/21	Closing Price per Share (Vest 1)	Closing Price per Share (Vest 2)	Performance Unit Payout
2021	RSU	January 2021	$125.99
	Peer PSU	January 2021	$178.81
	Index PSU	January 2021	$192.86
	Absolute PSU	January 2021	$238.15
	Absolute PSU	April 2021	$233.49
	OMP Phantom Units	January 2019	$23.91
	OMP Restricted Units	March 2021	$23.91
2022	RSU	January 2021		$135.50	$108.90
	Peer PSU	January 2021			$108.90	122%
	Index PSU	January 2021			$108.90	150%
	Absolute PSU	January 2021			$108.90	300%
	RSU	April 2021		$152.04
	OMP Phantom Units	January 2019			$23.86
	OMP Restricted Units	March 2021			$27.95

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Executive Compensation Matters
For the fiscal year ended December 31, 2021, this represents change in market value of prior year awards from December 31, 2020, based on the closing price per share on the vesting date, but not including the value of accrued distribution equivalent rights.

As of Fiscal Year Ending December 31,	Award Granted	Grant Date	Close Price Per Share
2021	OMP Phantom Unit	January 2019	$19.33
2020	OMP Phantom Unit	January 2019	$11.73
For the fiscal year ended December 31, 2020, this represents the change in market value of prior year awards from December 31, 2019, based on the closing price per share on the vesting date. "Vest 1" represents regular vesting dates; "Vest 2" represents vestings in connection with the Company's emergence from restructuring in November 2020, which constituted a "change in control" under the terms of the awards.

As of Fiscal Year Ending December 31,	Award Granted	Grant Date	Closing Price 12/31/19	Closing Price per Share (Vest 1)	Performance Unit Payout	Closing Price per Share (Vest 2)	Performance Unit Payout
2019	RSU	February 2012	$3.26
		January 2017	$3.26
		January 2018	$3.26
		January 2019	$3.26
	PSU	January 2016	$3.71
		January 2017	$3.16
		January 2018	$3.37
		January 2019	$3.16
	OMP Phantom Unit	January 2019	$16.59
2020	RSU	February 2012		─		$0.12
		January 2017		$3.24		─
		January 2018		$2.40		$0.12
		January 2019		$2.97		$0.12
	PSU	January 2016		$1.32	109%	─	—%
		January 2017		$1.32	77%	$0.12	20%
		January 2018		$1.32	80%	$0.12	20%
		January 2019		─	─	$0.12	—%
	OMP Phantom Unit	January 2019		$12.00		─
(d)Change in Value of Awards Granted and Vested During the Applicable Fiscal Year. For awards that were granted and vested during a particular fiscal year, we are required to add or subtract from the PEO’s and non-PEO NEO’s SCT totals the change in fair value of the awards as of the vesting date measured against the fair value of the awards on the grant date. The following table discloses related valuation assumptions for the applicable award.
For the fiscal year ended December 31, 2023, this represents the change in market value of awards from the grant date fair value, based on the close price per share on the vesting date. Accrued distribution equivalent rights and dividends are not included. For more information on accrued distribution equivalent rights and dividends, please see footnote “(e)” below.

As of Fiscal Year Ending December 31,	Award Granted	Grant Date	Grant Date Fair Value Per Share	Vesting Date	Vesting Date Fair Value Per Share
2023	RSU	January 1, 2023	$136.81	December 31, 2023	$166.23
(e)Dividends or other earnings accrued or paid on the equity awards during the year. In accordance with applicable SEC guidance, we are required to add, to the PEO’s and non-PEO NEO’s SCT totals, the value of any distribution equivalent rights or dividends accrued or paid on the equity awards during the year. Dividends that have been accrued over time and paid on vesting are included in the year they were first accrued. In addition, the CAP reported for the PEO and non-PEO NEO’s in 2021 and 2022 has been revised to include adjustments for distribution equivalent rights and dividends accrued or paid on equity awards during the applicable year in accordance with SEC guidance.

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Executive Compensation Matters
Narrative to Pay Versus Performance Table
For the fiscal year ending December 31, 2023, the following table identifies the most important financial performance measures we used to link the CAP to our NEOs to our performance. Our goal in setting the total target compensation of our NEOs is the consideration of both short- and long-term performance goals, which aligns the compensation of our NEOs with our shareholders’ interests. The majority of our NEO’s target compensation is weighted toward long-term equity performance, and the financial performance metric for LTIP awards was either absolute or relative TSR. Free Cash Flow generation was the financial performance metric for our 2023 short-term incentive program.

Important Financial Performance Measures
Absolute TSR
Relative TSR
Free Cash Flow
EBITDA
The graphs below show, for the past four years, the relationship of our TSR relative to our Peer Group as well as the relationship between the PEO(s) and non-PEO NEO CAP and our TSR, net income, and our CSM.
CAP vs. Company TSR and Peer Group TSR
The following graph compares the CAP to our PEO(s), the average of the CAP to our non-PEO NEOs and the absolute TSR performance of our common stock with the TSR performance of the S&P Oil & Gas Exploration & Production Index. The TSR amounts in the graph assume that $100 was invested beginning on November 20, 2020 (the date the Company emerged from restructuring) and that all dividends were reinvested.
CAP vs. TSR

■	CAP PEO Nusz	■	CAP PEO Brooks	■	CAP PEO Brown
■	CAP Avg Non-PEO NEO		Company TSR		Peer Group TSR

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CAP vs. Net Income
The following graph compares the CAP to our PEO(s) and the average of the CAP to our non-PEO NEOs with our net income.
CAP vs. Net Income

■	CAP PEO Nusz	■	CAP PEO Brooks	■	CAP PEO Brown
■	CAP Avg Non-PEO NEO		Net Income (in thousands)
CAP vs. Relative TSR (Russell 2000 Percentile Rank)
The following graph compares the CAP to our PEO(s) and the average of the CAP to our non-PEO NEOs with the Company's relative TSR performance versus the Russell 2000 Index. The Company performed better than 79.70%, 98.90%, 99.40% and 99.5% of the Russell 2000 Index companies for fiscal years 2020, 2021, 2022, and 2023, respectively.
CAP vs. Relative TSR (Percentile)

■	CAP PEO Nusz	■	CAP PEO Brooks	■	CAP PEO Brown
■	CAP Avg Non-PEO NEO		rTSR Percentile v. Russell 2000

94	2024 Proxy Statement

Audit Matters

PROPOSAL 3

Ratification of Appointment of the Independent Registered Public Accounting Firm

The Audit and Reserves Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for 2024. PricewaterhouseCoopers LLP has audited the consolidated financial statements of the Company since its formation on July 1, 2022, and of Oasis, the Company's predecessor, since its inception on February 26, 2007.
The Board of Directors is submitting the appointment of PricewaterhouseCoopers LLP for ratification at the Annual Meeting. Although the submission of this matter for approval by shareholders is not required, we value the opinions of our shareholders and believe that shareholder ratification of the appointment is a good corporate governance practice. If the shareholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit and Reserves Committee may reconsider the appointment of that firm as the Company’s independent registered public accounting firm.
The Audit and Reserves Committee is directly responsible for the appointment, compensation, retention, evaluation, replacement, and oversight of the work of the Company’s independent registered public accounting firm. The shareholders’ ratification of the appointment of PricewaterhouseCoopers LLP does not limit the authority of the Audit and Reserves Committee to change the Company’s independent registered public accounting firm at any time.
The Company expects that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

The Board of Directors unanimously recommends that shareholders vote "FOR” the ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for 2024.

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Audit Matters
Audit and All Other Fees
The table below sets forth the aggregate fees billed by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, for services performed during each of the last two years (in thousands):

	2023	2022
Audit Fees(1)	$1,694	$2,309
Audit-Related Fees(2)	$140	$355
Tax Fees(3)	$524	$228
All Other Fees(4)	$2	$1
Total	$2,360	$2,893
(1)Audit fees represent fees for professional services provided in connection with: (a) the annual audits of the Company’s consolidated financial statements and effectiveness of internal control over financial reporting and (b) the review of the Company’s quarterly consolidated financial statements for the years ended December 31, 2023 and 2022.
(2)Audit-related fees represent fees for assurance and related services that are reasonably related to the performance of the audit or review of the consolidated financial statements in connection with reviews of the Company’s other filings with the SEC, including review and preparation of registration statements, comfort letters, consents and research necessary to comply with generally accepted auditing standards for the years ended December 31, 2023 and 2022.
(3)Tax fees represent tax return preparation and consultation on tax matters.
(4)All other fees include any fees billed that are not audit, audit-related, or tax fees. In 2023 and 2022, these fees related to accounting research software.
Pre-Approval Policies and Procedures
The Audit and Reserves Committee's policy is to review and pre-approve the plan and scope of PricewaterhouseCoopers LLP’s audit, tax and other services. For the year ended December 31, 2023, the Audit and Reserves Committee pre-approved each of the services described above.

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Audit Matters
Audit and Reserves Committee Report
The information contained in this Audit and Reserves Committee Report and references in this proxy statement to the independence of the Audit and Reserves Committee members shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into any future filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.
As of March 19, 2024, the date of this report, the Audit and Reserves Committee consists of three directors who are independent, as defined by the standards of the Nasdaq and the rules of the U.S. Securities and Exchange Commission (the "SEC"). Under the charter approved by the Board of Directors, the Audit and Reserves Committee assists the Board of Directors in overseeing matters relating to the accounting and financial reporting processes of the Company, the adequacy of its internal controls and the integrity of its consolidated financial statements and is responsible for appointing, compensating, retaining and overseeing the independent registered public accounting firm.
Management is primarily responsible for the Company’s financial reporting process, including the Company’s system of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those consolidated financial statements with accounting principles generally accepted in the United States ("US GAAP"). The Audit and Reserves Committee does not itself prepare financial statements or perform audits, and its members are not employees of the Company, auditors or certifiers of the Company’s consolidated financial statements. Therefore, the Audit and Reserves Committee has relied, without independent verification, on management’s representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with US GAAP and on the representations of the independent registered public accounting firm included in its report on the Company’s consolidated financial statements.
The Audit and Reserves Committee meets regularly with management and the independent registered public accounting firm, including private discussions with the independent registered public accounting firm, and receives the communications described below. The Audit and Reserves Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters, and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide the Audit and Reserves Committee with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit and Reserves Committee's considerations and discussions with management and the independent registered public accounting firm do not ensure that the Company’s consolidated financial statements are presented in accordance with US GAAP or that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards. For a description of the Audit and Reserves Committee’s responsibilities with respect to the reserve report, please see the “How We Govern and are Governed” section above.
In this context, the Audit and Reserves Committee hereby reports as follows:
1.The Audit and Reserves Committee reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2023 with management and the independent registered public accounting firm.
2.The Audit and Reserves Committee reviewed and discussed with the independent registered public accounting firm all matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”), including those described in PCAOB AS 1301 (Communications with Audit Committees).

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3.The Audit and Reserves Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit and Reserves Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.
4.Based on such review and discussions referred to in paragraphs (1) through (3) above, the Audit and Reserves Committee recommended to the Board of Directors, and the Board of Directors approved, that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2023, that has been filed with the SEC.
Audit and Reserves Committee of the Board of Directors
Cynthia L. Walker, Chair
Samantha F. Holroyd, Member
Paul J. Korus, Member

98	2024 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of common stock as of March 7, 2024 by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of common stock, (ii) each named executive officer of the Company, (iii) each director of the Company and (iv) all directors and executive officers as a group.
Unless otherwise noted, the mailing address of each person or entity named below is 1001 Fannin Street, Suite 1500, Houston, Texas 77002.

Name of Person or Identity of Group	Number of CHRD Shares	Percent of Class(1)	Number of OAS Warrants	Percent of Class(2)
BlackRock, Inc.(3)	5,376,624	12.94%
The Vanguard Group, inc.(4)	4,343,891	10.46%
Fidelity Management & Research Company LLC(5)	3,646,278	8.78%
Wellington Management Group LLP(6)	2,511,603	6.05%
Douglas E. Brooks(7)	24,110	*	3	*
Daniel E. Brown(7)	150,079	*
Susan M. Cunningham(7)	10,225	*
Samantha F. Holroyd(7)	12,875	*
Paul J. Korus(7)	11,573	*
Kevin S. McCarthy(7)	15,702	*
Anne Taylor(7)	8,485	*
Cynthia L. Walker(7)	16,885	*
Marguerite N. Woung-Chapman(7)	6,041	*
Darrin J. Henke(7)	—	*
Shannon B. Kinney(7)	—	*
Michael H. Lou(7)	33,255	*	557	*
Richard N. Robuck(7)	—		12
All directors and executive officers as a group (13 persons)(7)	289,230	*	572	*
*    Less than 1%.
(1)Based upon an aggregate of 41,543,461 shares outstanding as of March 7, 2024.
(2)Based upon an aggregate of 498,814 warrants outstanding as of March 7, 2024.
(3)According to a Schedule 13G/A, dated January 23, 2024, filed with the SEC by BlackRock, Inc., it has sole voting power over 5,294,137 shares and sole dispositive power over 5,376,624 of these shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(4)According to a Schedule 13G/A, dated February 13, 2024, filed with the SEC by Vanguard Group Inc, it has sole dispositive power over 4,268,361 of these shares, shared voting power over 36,090 of these shares and shared dispositive power over 75,530 of these shares. The address of Vanguard Group Inc is 100 Vanguard Blvd., Malvern, PA 19355.

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Security Ownership of Certain Beneficial Owners and Management
(5)According to a Schedule 13G/A, dated February 9, 2024, filed with the SEC by FMR LLC, it has sole voting power over 3,643,318 shares and sole dispositive power over 3,646,278 shares. The address of FMR LLC is 245 Summer Street, Boston MA 02210.
(6)According to a Schedule 13G/A, dated February 8, 2024, filed with the SEC by Wellington Management Group LLP, it has shared voting power over 2,190,844 of these shares and shared dispositive power over 2,511,603 of these shares. The address of Wellington Management Group LLC is 280 Congress Street, Boston MA 02210.
(7)Executive officer or director of the Company.

100	2024 Proxy Statement

Users’ Guide

The Board of Directors of the Company requests your proxy for the Annual Meeting of Shareholders that will be held on Wednesday, May 1, 2024, at 9:00 a.m. Central Time, at the offices of the Company, 1001 Fannin Street, Suite 1500, Houston, Texas 77002. By granting the proxy, you authorize the persons named on the proxy to represent you and vote your shares at the Annual Meeting in accordance with your instructions. You may revoke your proxy at any time before the vote is taken by following the instructions in this proxy statement.
Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders to be held on May 1, 2024:
the proxy statement and annual report for 2023 are available at www.proxyvote.com

The Company is making its proxy materials available, including the proxy statement and the Company's Annual Report on Form 10-K for the year ended December 31, 2023, to its shareholders of record as of the close of business on March 7, 2024, beginning on March 19, 2024.
When and where is the Annual Meeting?
The Annual Meeting will be held at the offices of the Company, 1001 Fannin Street, Suite 1500, Houston, Texas 77002, on Wednesday, May 1, 2024, at 9:00 a.m. Central Time.
Who may vote?
You may vote if you were a holder of record of the Company's common stock as of the close of business on March 7, 2024, the record date for the Annual Meeting. Each share of the Company's common stock is entitled to one vote at the Annual Meeting. On the record date, there were 41,543,461 shares of common stock outstanding and entitled to vote at the Annual Meeting. There are no cumulative voting rights associated with the Company's common stock.
May I attend the Annual Meeting?
Yes, if you were a shareholder of record as of the close of business on March 7, 2024. You must present valid, government‑issued picture identification, such as a driver’s license, before being admitted to the Annual Meeting. If your shares are held in the name of your broker, bank, or other nominee, you must bring to the Annual Meeting an account statement or letter from the nominee indicating that you beneficially owned the shares on March 7, 2024. Cameras, recording devices, cell phones and other electronic devices may not be used during the Annual Meeting.
How can I access the proxy materials over the Internet?
Your Notice of Internet Availability or proxy card, if you received one, will contain instructions on how to view our proxy materials for the Annual Meeting on the Internet. Our proxy materials are also available at http://www.proxyvote.com.
What am I voting on and how does the Board recommend that I vote?

Proposal	Board Vote Recommendation
Proposal 1 — Election of Directors	FOR all nominees
Proposal 2 — Advisory vote to approve the Company's Named Executive Officer compensation	FOR
Proposal 3 — Ratification of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2024	FOR

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Users’ Guide
A proxy that is properly completed and submitted, unless revoked as described below, will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and submit a proxy, but do not indicate any specific voting instructions, your shares will be voted in accordance with the Board of Director’s recommendations on all matters presented in this proxy statement. If any other business properly comes before the shareholders for a vote at the meeting, your shares will be voted in accordance with the discretion of the holders of the proxy. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.
What is the effect of an “advisory” vote?
An advisory vote is not binding on our Board of Directors or the Compensation and Human Resources Committee and will not overrule any decisions made by our Board of Directors or the Compensation and Human Resources Committee or require them to take any specific action. Although the vote is non-binding, our Board of Directors and the Compensation and Human Resources Committee value the opinions of our shareholders, and will carefully consider the outcome of the vote when making future compensation decisions for our Named Executive Officers. To the extent there is any significant vote against our Named Executive Officers’ compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns, and the Compensation and Human Resources Committee will evaluate whether any actions are necessary to address those concerns.
Why should I vote?
Your vote is very important regardless of the amount of stock you hold. The Board of Directors strongly encourages you to exercise your right to vote as a shareholder of the Company.
How do I vote?
You may vote by any of the four methods listed below. If your stock is held in street name (in the name of a bank, broker, or other holder of record), please see “How do beneficial owners vote?” below.

Internet. Vote on the Internet at http://www.proxyvote.com. This website also allows electronic proxy voting using smartphones, tablets and other web-connected mobile devices (additional charges may apply pursuant to your service provider plan). Simply follow the instructions on the Notice of Internet Availability to access the proxy materials, or on the proxy card, if you received one by mail. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on Tuesday, April 30, 2024.

Telephone. Vote by telephone by following the instructions on the Notice of Internet Availability to access the proxy materials, or on the proxy card, if you received one by mail. Easy-to-follow voice prompts allow you to vote your stock and confirm that your vote has been properly recorded. Telephone voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on Tuesday, April 30, 2024.

Mail. If you received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board of Directors. If mailed, your completed and signed proxy card must be received by Tuesday, April 30, 2024.

Meeting. You may attend and vote at the Annual Meeting.
The Board of Directors recommends that you vote using one of the first three methods discussed above, as it is not practical for most shareholders to attend and vote at the Annual Meeting. Using one of the first three methods discussed above to vote will not limit your right to vote at the Annual Meeting if you later decide to attend in person.

If I vote by telephone or Internet and received a proxy card in the mail, do I need to return my proxy card?
No.

102	2024 Proxy Statement

Users’ Guide
If I vote by mail, telephone or Internet, may I still attend the Annual Meeting?
Yes.
How do beneficial owners vote?
If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy materials will be forwarded to you by your broker or nominee. The broker or nominee is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker how to vote. Beneficial owners that receive the proxy materials by mail from the shareholder of record should follow the instructions included in those materials (usually a voting instruction card) to transmit voting instructions.
Can I revoke my proxy?
Yes. You may revoke your proxy before the voting polls are closed at the Annual Meeting by the following methods:
•voting at a later time by Internet or telephone until 11:59 p.m. (Eastern Time) on Tuesday, April 30, 2024;
•voting in person at the Annual Meeting;
•delivering to the Company's Corporate Secretary a proxy with a later date or a written revocation of your most recent proxy; or
•giving notice to the inspector of elections at the Annual Meeting.
If you are a street name shareholder (for example, if your shares are held in the name of a bank, broker, or other holder of record) and you vote by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity’s procedures.
How many votes must be present to hold the Annual Meeting?
Your stock is counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to hold our Annual Meeting, holders of a majority of the voting power of the outstanding shares of the Company entitled to vote at the meeting must be present in person or by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum.
If a quorum is not present, the person presiding over the Annual Meeting in accordance with our Bylaws or, in the absence of such person, the holders of a majority of the voting power of shares of stock who are present in person or by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than as required by applicable law. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.
What is a broker non-vote?
The Nasdaq permits brokers to vote their customers’ stock held in street name on routine matters (“Discretionary Items”) when the brokers have not received voting instructions from their customers. The Nasdaq does not, however, allow brokers to vote their customers’ stock held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares for which the broker is unable to vote are called broker non-votes.
What Discretionary Items will be voted on at the Annual Meeting?
Proposal 3, the ratification of the independent registered public accounting firm is the only Discretionary Item on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions.

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What non-routine matters will be voted on at the Annual Meeting?
Proposal 1, the election of directors, and Proposal 2, the advisory vote to approve our Named Executive Officer compensation, are non-routine matters on which brokers are not allowed to vote unless they have received voting instructions from their customers.
How many votes are needed to approve each of the proposals or, with respect to the advisory vote, to be considered the recommendation of the shareholders?
The Board of Directors recommends a vote FOR each of the following three Proposals:

Proposal	Vote Required	Page Number
Proposal 1 — Election of Directors	Majority of votes cast Director Resignation Policy - Directors required to submit resignation to the Board of Directors if more “against” votes than “for” votes are received Effect of Abstentions - None Effect of Broker Non-vote - None	18
Proposal 2 — Advisory vote to approve the Company's Named Executive Officer compensation	Majority voting power of shares present and entitled to vote thereon Effect of Abstentions - Vote against Effect of Broker Non-vote - None	52
Proposal 3 — Ratification of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2024	Majority voting power of shares present and entitled to vote thereon Effect of Abstentions - Vote against No Broker Non-votes - Discretionary Item	95
Each of Proposals 2 and 3 will be approved if it receives the affirmative vote of a majority of the voting power of the shares entitled to vote on the proposals and present in person or by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted in determining that a quorum is present for the meeting.
Could other matters be decided at the Annual Meeting?
We are not aware of any matters that will be considered at the Annual Meeting other than those set forth in this proxy statement. However, if any other matters arise at the Annual Meeting, the persons named in your proxy will vote in accordance with their best judgment.
What is the Director Resignation Policy?
The Company’s Bylaws provide for the election of directors by a majority of votes cast and require a director nominee in an uncontested election who receives more votes “against” than votes “for” his or her election to tender his or her resignation to the Board of Directors for its consideration. In such event, the Nominating and Governance Committee would determine whether to accept such director’s resignation, subject to the Board of Directors’ final approval. The Board of Directors will promptly disclose its decision within 90 days after the date of the certification of the election results. The Company believes that this majority vote standard provides for accountability while preserving the ability of the Board of Directors to exercise its judgment in the best interest of all shareholders. Abstentions will not be taken into account in director elections.
Where can I find the voting results of the Annual Meeting?
We will announce the preliminary voting results at the Annual Meeting and disclose the final voting results in a current report on Form 8-K filed with the SEC within four business days of the date of the Annual Meeting unless only preliminary voting results are available at that time. To the extent necessary, we will

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file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known. You may access or obtain a copy of these and other reports free of charge on the Company’s website at www.chordenergy.com. Also, the referenced Form 8-K, any amendments thereto and other reports filed with or furnished to the SEC by the Company are available to you over the Internet at the SEC’s website at www.sec.gov.
How can I view the shareholder list?
In accordance with Delaware General Corporation Law, a complete list of shareholders of record entitled to vote at the Annual Meeting will be available for viewing, for purposes germane to the Annual Meeting, during ordinary business hours for a period of ten days before the Annual Meeting at our offices at 1001 Fannin Street, Suite 1500, Houston, Texas 77002.
Who pays for the proxy solicitation related to the Annual Meeting?
The Company will bear all costs of solicitation. Solicitation of proxies may be made via the Internet, by mail, personal interview or telephone by officers, directors and regular employees of the Company. None of our officers or employees will receive any extra compensation for soliciting you. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. In addition, the Company has retained Broadridge Financial Solutions, Inc., an independent third party (“Broadridge”), to tabulate votes for a fee estimated not to exceed $10,000.
Who will tabulate and certify the vote?
Broadridge will tabulate and certify the vote, and will have a representative to act as the independent inspector of elections for the Annual Meeting.
If I want to submit a shareholder proposal or director nomination for the 2025 Annual Meeting, when is that proposal or nomination due?
If you are an eligible shareholder and want to submit a proposal for possible inclusion in the proxy materials relating to the 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”), your proposal must be delivered to the attention of our Corporate Secretary and must be received at our principal executive office, 1001 Fannin Street, Suite 1500, Houston, Texas 77002, no later than November 19, 2024, unless the Company notifies the shareholders otherwise. We will only consider proposals that are timely and meet the requirements of SEC Rule 14a-8 as well as the procedures set forth in our Bylaws.
If you are an eligible shareholder and want to submit a director nominee for possible inclusion in the proxy materials relating to the 2025 Annual Meeting under the proxy access provisions of Section 3.14 of our Bylaws, your proposal must be delivered to the attention of our Corporate Secretary and must be received at our principal executive office no later than November 19, 2024.
If you intend to solicit proxies in support of a director nominee other than the Company's nominees, to comply with Rule 14a-19 (the SEC's universal proxy rule), you must provide proper written notice in accordance with the procedures set forth in Section 3.13 of our Bylaws that sets forth all the information required by Rule 14a-19 and deliver such notice to our principal executive offices no earlier than the close of business on the 120th day (January 1, 2025), and no later than the close of business on the 90th day (January 31, 2025), prior to the first anniversary date of the Annual Meeting. Provided, however, that in the event that the date of the 2025 Annual Meeting is more than 30 days before or more than 60 days after the first anniversary date of the Annual Meeting, such notice must be received not earlier than the close of business on the 120th day prior to the date of the 2025 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2025 Annual Meeting and the 10th day following the Company's first public announcement of the date of the 2025 Annual Meeting. Finally, in the event that the date of the 2025 Annual Meeting is more than 30 days, but not more than 60 days, after the first anniversary date of the Annual Meeting, such notice must be received by the later of 60 days prior to the 2025 Annual Meeting and 10 days following the Company's first public announcement of the date of the 2025 Annual Meeting, unless our Bylaws provide for an earlier date.

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Any shareholder of the Company who desires to submit a proposal or director nomination at the 2025 Annual Meeting not included in the Company’s proxy materials must submit such proposal or director nomination to the Company at its principal executive offices so that it is received no earlier than the close of business on the 120th day (January 1, 2025), and no later than the close of business on the 90th day (January 31, 2025), prior to the first anniversary date of the Annual Meeting; provided, however, that the date of the 2025 Annual Meeting is more than 30 days before or more than 60 days after the first anniversary date of the Annual Meeting, such notice must be received not earlier than the close of business on the 120th day prior to the date of the 2025 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2025 Annual Meeting and the 10th day following the Company's first public announcement of the date of the 2025 Annual Meeting. In addition to being proper for shareholder action and in compliance with applicable law, such director nomination must be submitted in accordance with, and include the information and materials required by, the Bylaws and, to the extent applicable, the Charter.
What is the effect of the pending Arrangement with Enerplus?
As previously announced, and as discussed elsewhere in this proxy statement, we entered into an Arrangement Agreement (the “Arrangement Agreement”) with Spark Acquisition ULC, an unlimited liability company organized and existing under the laws of the Province of Alberta, Canada and a wholly owned subsidiary of Chord (“Canadian Sub”), and Enerplus Corporation, a corporation existing under the laws of the Province of Alberta, Canada ("Enerplus”). Closing is expected to occur by mid-year 2024 and in connection therewith, the Company will continue in existence and Enerplus' former shareholders will become shareholders of the Company. Because the Company is surviving the transactions contemplated by the Arrangement Agreement (the “Arrangement”), our shareholders will be able to submit shareholder proposals and nominate directors for our 2025 Annual Meeting as described above in this Users' Guide. Please see "Recent Developments" for more information.
How can I obtain a copy of the Annual Report on Form 10-K?
Shareholders may request a free copy of our Annual Report on Form 10-K by submitting such request to Investor Relations, Chord Energy Corporation, 1001 Fannin Street, Suite 1500, Houston, Texas, 77002, or by calling (281) 404-9500. Alternatively, shareholders can access our Annual Report on Form 10-K on the Company’s website at www.chordenergy.com and at www.proxyvote.com. Also, our Annual Report on Form 10-K and other reports filed by the Company with the SEC are available to you over the Internet at the SEC’s website at www.sec.gov.
Will I get more than one copy of the proxy statement and annual report if there are multiple shareholders at my address?
One copy of this proxy statement and our Annual Report on Form 10-K (the “Proxy Materials”) will be sent to shareholders who share an address, unless they have notified the Company that they want to continue receiving multiple packages. A copy of the Proxy Materials will also be promptly sent upon written or oral request to any shareholder of a shared address to which a single copy of the Proxy Materials was delivered. If two or more shareholders with a shared address are currently receiving only one copy of the Proxy Materials, then the shareholders may request to receive multiple packages in the future, or if a shareholder is currently receiving multiple packages of the Proxy Materials, then the shareholder may request to receive a single copy in the future. Such requests may be made by writing to Investor Relations, Chord Energy Corporation, 1001 Fannin Street, Suite 1500, Houston, Texas 77002 or by calling (281) 404-9500.
*****
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE BY INTERNET, BY PHONE OR IF YOU HAVE RECEIVED PAPER COPIES OF THE PROXY MATERIAL, BY COMPLETING, SIGNING AND RETURNING THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED

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Other Information

RECENT DEVELOPMENTS
As previously announced, we have entered into the Arrangement Agreement with Canadian Sub and Enerplus. Pursuant to the Arrangement Agreement, Chord has agreed to acquire Enerplus in a stock-and-cash transaction, subject to the satisfaction of certain closing conditions. The transaction will be effected by way of a plan of arrangement under the Business Corporations Act (Alberta). The "Arrangement is expected to close by mid-year 2024. The full text of the Arrangement Agreement is included in a Current Report on Form 8-K filed with the SEC on February 26, 2024.
Shareholders will not be voting on the Arrangement at the Annual Meeting. Instead, a special meeting (the "Special Meeting") will be scheduled to seek shareholder approval on the issuance of our shares of common stock in connection with the Arrangement. We intend to file a proxy statement (the "Special Meeting Proxy Statement") relating to the Special Meeting with the SEC. After the Special Meeting Proxy Statement is cleared by the SEC, we intend to mail a definitive Special Meeting Proxy Statement to our shareholders.
CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this proxy statement that address activities, events or developments that Chord expects, believes or anticipates will or may occur in the future, including any statements regarding the benefits and synergies of the Arrangement between Chord and Enerplus, the expected timetable for completing the Arrangement, the results, effects, benefits and synergies of the Arrangement, future opportunities for Chord, future financial performance and condition, guidance and statements regarding Chord’s or Enerplus' future expectations, beliefs, plans, objectives, assumptions or future events or performance are forward-looking statements. The words “anticipate,” "believe," "goal," "target," “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “likely,” “plan,” “positioned,” “strategy” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, the possibility that shareholders of Enerplus may not approve the Arrangement or shareholders of Chord may not approve the issuance of shares of Chord common stock in connection with the Arrangement, the risk that any other condition to closing may not be satisfied, that either party may terminate the Arrangement Agreement, or that the closing might be delayed or not occur at all, the risk that the Arrangement Agreement is terminated and either Chord or Enerplus is required to pay a termination fee to the other party, potential adverse reactions or changes to business or employee relationships of Chord or Enerplus, including those resulting from the announcement or completion of the Arrangement; the diversion of management time on transaction-related issues, the ultimate results of integrating the operations of Chord and Enerplus, statements regarding Chord's or Enerplus' plans and expectations with respect to the Arrangement and the anticipated impact of the Arrangement on Chord, including Chord’s future financial condition, results of operations, strategy and plans, the ability of Chord to realize the anticipated benefits or synergies of the Arrangement in the timeframe expected or at all, litigation relating to the Arrangement, changes in crude oil, natural gas liquids, and natural gas prices, war and political instability in Ukraine and Israel and the effect on commodity prices due to the ongoing

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Other Information
conflict in Ukraine and Israel, inflation rates and the impact of associated monetary policy responses, including increased interest rates, developments in the global economy, the impact of pandemics such as COVID-19, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as Chord’s ability to access them, the proximity to and capacity of transportation facilities, the availability of midstream service providers, uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting Chord’s business, as well as those factors discussed under “Item 1A. Risk Factors,” “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in our Annual Report on Form 10-K filed with the SEC on February 26, 2024. All forward-looking statements speak only as of the date of this proxy statement. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this proxy statement are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved, and we disclaim any obligation to update or revise these statements unless required by securities law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf, and you should not place undue reliance on these forward-looking statements.
NOTE REGARDING CERTAIN VOLUNTARY DISCLOSURES
We have included in this proxy statement certain voluntary disclosures regarding our environmental, health and safety efforts, community involvement and related matters because we believe these matters are of interest to some of our investors; however, we do not believe these disclosures are “material” as that concept is defined by or construed in accordance with the securities laws or any other laws of the U.S. or any other jurisdiction (collectively, “Applicable Law”), or as that concept is used in the context of financial statements and financial reporting, and nothing in these voluntary disclosures or other sustainability reports or statements we may issue from time to time should be construed to indicate otherwise. In addition, although our voluntary disclosures or other sustainability reports or statements may describe potential future events that may be significant, the significance of those potential events should not be read as equating to materiality as the concept is defined by or construed in accordance with Applicable Law, or as the concept is used in the context of financial statements and financial reporting. Moreover, while we may use the terms “material,” “materiality” and similar terms in our voluntary disclosures or other sustainability reports or statements, we are using such terms to refer to the topics that may reflect significant environmental or social impacts or to topics that substantively influence assessments by certain third parties promulgating various environmental or social ratings or scores, and are not using “material,” “materiality” and similar terms in these contexts as those concepts are defined by or construed in accordance with Applicable Law, or as those concepts are used in the context of financial statements and financial reporting.

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Chord Energy

1001 Fannin Street, Suite 1500
Houston, Texas 77002

chordenergy.com

CHORD ENERGY CORPORATION
1001 FANNIN STREET, SUITE 1500
HOUSTON, TX 77002

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 PM. Eastern Time on April 30, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 PM. Eastern Time on April 30, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V34270-P04618

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHORD ENERGY CORPORATION

The Board of Directors recommends you vote FOR the following:

1. To elect nine directors to serve until the 2025 Annual Meeting:

Nominees:	**For**	**Against**	**Abstain**
1a. Douglas E. Brooks	☐	☐	☐
1b. Daniel E. Brown	☐	☐	☐
1c. Susan M. Cunningham	☐	☐	☐
1d. Samantha F. Holroyd	☐	☐	☐
1e. Paul J. Korus	☐	☐	☐
1f. Kevin S. McCarthy	☐	☐	☐
1g. Anne Taylor	☐	☐	☐
1h. Cynthia L. Walker	☐	☐	☐
1i. Marguerite N. Woung-Chapman	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V34271-P04618

CHORD ENERGY CORPORATION
Annual Meeting of Stockholders
May 1, 2024 9:00 AM Central Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Richard N. Robuck and Shannon B. Kinney, and each of them, as attorneys in fact and proxies with full power of substitution and revocation as to each of them, to represent the undersigned and to vote all the shares of common stock of Chord Energy Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Offices of Chord Energy Corporation, 1001 Fannin Street, Suite 1500, Houston, Texas 77002, on Wednesday, May 1, 2024, at 9:00 AM. Central Time (the "Annual Meeting"), and any adjournment or postponement thereof, upon the matters set forth on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, THE NAMED PROXIES WILL VOTE "FOR" THE ELECTION OF THE DIRECTOR NOMINEES AND "FOR" ITEMS 2 AND 3. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. TO BE VALID, THIS PROXY MUST BE SIGNED.

Continued and to be signed on reverse side